Exhibit 99.5

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

WESTMORELAND COAL COMPANY

and

WESTMORELAND CANADA HOLDINGS INC.

and

ALTIUS MINERALS CORPORATION

and

ALTIUS PRAIRIE ROYALTIES CORP.

and

SHERRITT INTERNATIONAL CORPORATION

and

1683740 ALBERTA LTD.

and

1836774 ONTARIO LIMITED

and

PRAIRIE MINES & ROYALTY LTD. and COAL VALLEY RESOURCES INC.

ARRANGEMENT AGREEMENT

December 24, 2013

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

SCHEDULES

Schedule 1.1(a)	—	Plan of Arrangement
Schedule 1.1(b)	—	Pre-closing Reorganization Schedule
Schedule 1.1(c)	—	Cooperation Agreement
Schedule 2.5(a)	—	Target Working Capital and Coal Inventory; Target Indebtedness
Schedule 2.11	—	Royalty Interest Transfer Agreement
Schedule 2.12	—	Purchase Price Allocation
Schedule 2.13	—	Royalty Free Cash Flows
Schedule 3	—	Representations and Warranties of Sherritt to Coal Acquiror and Coal Parent
Schedule 4	—	Representations and Warranties of Sherritt to Royalty Acquiror and Royalty Parent
Schedule 5	—	Representations and Warranties of Sherritt and the Vendor to Coal Acquiror and Coal Parent as to the Coal Entities
Schedule 6	—	Representations and Warranties of Sherritt and the Vendor to Royalty Acquiror and Royalty Parent as to the Royalty Assets and CDP Interest
Schedule 6(a)	—	Royalty Contracts

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 6(b)	—	Royalty Leases
Schedule 7	—	Representations and Warranties of Sherritt to Coal Parent
Schedule 8	—	Representations and Warranties of Coal Acquiror and Coal Parent
Schedule 9	—	Representations and Warranties of Royalty Acquiror and Royalty Parent
Schedule 10.1	—	Covenants of Sherritt and the Vendor to Coal Acquiror re Conduct of Coal Business
Schedule 10.2	—	Covenants of the Vendor to Royalty Acquiror
Schedule 10.6	—	Preparation of Coal Financials
Schedule 12.4(b)	—	Coal Closing Date Authorizations and Consents
Schedule 13.4(b)	—	Royalty Closing Date Authorizations and Consents
Schedule 14.6(a)(ii)	—	Coal Resigning Directors and Officers
Schedule 14.6(b)(ii)	—	Royalty Resigning Directors and Officers

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated as of this 24th day of December, 2013 by and among (i) Westmoreland Coal Company, a corporation organized and existing under the laws of the state of Delaware (“Coal Parent”) (ii) Westmoreland Canada Holdings Inc., a wholly-owned Canadian subsidiary of Coal Parent, organized and existing under the laws of the Province of Alberta (“Coal Acquiror”), (iii) Altius Minerals Corporation, a corporation organized and existing under the laws of the Province of Alberta, (“Royalty Parent”) (iv) Altius Prairie Royalties Corp., a wholly-owned Canadian subsidiary of Royalty Parent organized and existing under the laws of Alberta (“Royalty Acquiror”), (v) Sherritt International Corporation, a corporation organized and existing under the laws of the Province of Ontario (“Sherritt”), (vi) 1836774 Ontario Limited, a wholly-owned subsidiary of Sherritt, organized and existing under the laws of the Province of Ontario (“1836774”), (vii) 1683740 Alberta Ltd., a wholly-owned subsidiary of Sherritt, organized and existing under the laws of the Province of Alberta (“Vendor”), (viii) Prairie Mines & Royalty Ltd., an indirect and wholly-owned subsidiary of Sherritt, organized and existing under the laws of the Province of Alberta (“PMRL”), and (ix) Coal Valley Resources Inc., a corporation organized and existing under the laws of the Province of Alberta (“CVRI” and together with PMRL, the “Coal Entities”). Coal Acquiror, Royalty Acquiror, Coal Parent, Royalty Parent, Sherritt, the Vendor, 1836774 and the Coal Entities are sometimes referred to in this Agreement, individually, as a “party” and, collectively, as the “parties”. Sherritt, the Vendor, 1836774 and the Coal Entities are sometimes referred to collectively in this Agreement as the “Sherritt Parties”.

R E C I T A L S:

WHEREAS, as the date hereof, the Vendor owns all of the issued and outstanding common and special shares of PMRL; and 1836774 owns all of the issued and outstanding common shares of CVRI, is the indirect owner of all of the issued and outstanding preferred shares of PMRL and holds a fifty percent partnership interest (the “CDP Interest”) in Carbon Development Partnership, a general partnership formed and existing under the laws of the Province of Ontario (“CDP”);

AND WHEREAS, the Sherritt Parties will effect the Pre-Closing Reorganization, as more fully described herein and with effect prior to the Effective Time;

AND WHEREAS, following the completion of the Pre-Closing Reorganization, at the Effective Time, and in accordance with the Plan, Coal Acquiror desires to acquire all of the issued and outstanding securities of PMRL and CVRI (the “Purchased Coal Shares”) (the “Coal Transaction”);

AND WHEREAS at the Effective Time, and in accordance with the Plan, Royalty Acquiror desires to acquire (i) the Purchased Royalty Assets (through the acquisition of the Royalty Subcos); and (ii) the CDP Interest (through the acquisition of CDP Holdco) (the “Royalty Transaction”);

AND WHEREAS, the parties intend to carry out the Transactions contemplated by this Agreement by way of a statutory plan of arrangement in respect of PMRL, CVRI and the Vendor, among others, under the provisions of the Business Corporations Act (Alberta);

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as hereinafter set forth:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

As used in this Agreement, the following terms have the meanings ascribed thereto below.

“1836774” has the meaning set forth in the Preamble;

“43-101 Reports” means the (i) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Bienfait Mine, Saskatchewan, dated May 19, 2006” in respect of the Bienfait mine; (ii) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Boundary Dam Mine, Saskatchewan, dated May 19, 2006” in respect of the Boundary Dam mine; (iii) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Genesee Mine, Alberta, dated May 19, 2006” in respect of the Genesee mine; (iv) technical report prepared for Sherritt in accordance with NI 43-101 titled “Technical Report Paintearth Mine, Alberta, dated March 30, 2005” in respect of the Paintearth mine; (v) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Poplar River Mine, Saskatchewan, dated May 19, 2006” in respect of the Poplar River mine; (vi) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Sheerness Mine, Alberta, dated May 19, 2006” in respect of the Sheerness mine; (vii) technical report prepared for Coal Valley Resources Inc. in accordance with NI 43-101 titled “Technical Report, Yellowhead Tower Coal Property, Alberta dated February 12, 2013” in respect of the Coal Valley mine; (viii) technical report prepared in accordance with NI 43-101 titled “Technical Report, Obed-Marsh Coal Property, dated February 29, 2009” in the respect of the Obed Mountain mine; (viii) technical report prepared for Carbon Development Partnership in accordance with NI 43-101 titled “Carbon Development Partnership, Dodds Round Hill Coal Property, Alberta, dated January 30, 2007” in respect of the Dodds Round Hill mine; (ix) technical report prepared for Sherritt in accordance with NI 43-101 titled “Technical Report, Alberta and Saskatchewan, Coal Resource Areas of Surface Mining Interest, dated July 9, 2012” in respect of Sherritt’s surface mineable coal resource holdings located in southern Alberta and Saskatchewan; (x) technical report prepared for Sherritt in accordance with NI 43-101 titled “Technical Report, Bow City Project Area, Alberta, dated August 24, 2005” in respect of the Bow City mine; and (xi) technical report prepared for Royal Utilities Income Fund in accordance with NI 43-101 titled “Technical Report, Potash Freehold Mineral Rights, Reserves and Resources, Saskatchewan, dated May 23, 2006” in respect of Royal Utilities Income Fund’s potash freehold reserves and resources located in Saskatchewan. Copies of each of the reports above, with the exception of item (x), have been filed on www.sedar.com;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“ABCA” means the Business Corporations Act (Alberta) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Activated Carbon Projects” means those carbon related projects being contemplated, explored, developed or operated by the joint venture between Cabot Norit Canada Inc. and PMRL in respect of the activated carbon project located adjacent to the Bienfait mine, which is subject to and governed by the Bienfait Activated Carbon Joint Venture Agreement dated as of July 11, 2008;

“Acquireco ULC” means Amalgamating Alberta ULC;

“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to subsection 102(1) of the Competition Act in respect of the Transactions;

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person;

“Agreement” means this arrangement agreement, the Coal Disclosure Letter, the Royalty Disclosure Letter, and all other Schedules and Exhibits attached to this Agreement and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and unless otherwise indicated, references to Sections, Articles or Exhibits are sections, articles or exhibits, as applicable, in this Agreement;

“Arrangement” means an arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in the Plan.

“Articles of Arrangement” means the articles of arrangement to be filed with the Registrar pursuant to subsection 193(10) of the ABCA in order for the Arrangement to be effected;

“Assigned Contracts” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Assigned CSA M&M Interests” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Assigned Fording Royalty Payable” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Assigned Freehold Interests” means, collectively, the Fording Land Interests, the Genesee Land Interests and the CSA M&M Interests;

“Assigned Leases” means, collectively, the Assigned Lessee Leases and the Assigned Lessor Leases;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Assigned Lessee Leases” means those lease contracts listed in Appendix “C” of the Royalty Interest Transfer Agreement where PMRL is the lessee;

“Assigned Lessor Leases” means those lease contracts listed in Appendix “C” of the Royalty Interest Transfer Agreement where PMRL is the lessor;

“Assigned Payables” means, collectively, the Assigned Fording Royalty Payable and Assigned Petryk Royalty Payable;

“Assigned Petryk Royalty Payable” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Assigned Royalty Interests” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Assigned Unitization Agreements” means those unitization agreements listed in Appendix “C” of the Royalty Interest Transfer Agreement;

“Assignment Documents” means, collectively, the documents set out in Schedules to the Royalty Interest Transfer Agreement (each an “Assignment Document”);

“Assumed Capital Equipment” means equipment that is in the possession of, or in the process of being delivered, and that is leased or otherwise held (but not owned) pursuant to an Assumed Capital Lease;

“Assumed Capital Leases” means, collectively, the capital lease Contracts or other equipment financing arrangements pursuant to which any Coal Entity or its Subsidiary is in the possession of, or in the process of being delivered, equipment that is leased or otherwise held (but not owned) by such Coal Entity or Subsidiary;

“Assumed Capital Lease Credit” means the amount by which $153 million exceeds amounts owing under the Assumed Capital Leases as of the Effective Time;

“Benefit Plans” means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered, to which any of the Coal Entities, their Subsidiaries or their respective Affiliates is a party to or bound by or under which any of the Coal Entities, their Subsidiaries or their respective Affiliates has, or will have, any liability or contingent liability, relating to: pension plans, insurance plans (whether insured or self-insured) or compensation plans with respect to any Employees or former Employees (or any spouses, dependents, survivors or beneficiaries of any such Employees or former Employees) employed in connection with the Coal Business, directors or officers, individuals working on contract with any of the Coal Entities or their Subsidiaries or other individuals providing services to it of a kind normally provided by Employees or eligible dependents of such Person, in each case, in connection with the Coal Business including without limitation the plans and policies listed in Section 7(h) of Schedule 5 of the Coal Disclosure Letter;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Buildings and Fixtures” means all plants, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Coal Properties;

“Business Day” means a day other than a Saturday, a Sunday or a day on which chartered banks are not open for business in Toronto, Ontario and New York, New York or on which trading does not occur on the TSX, the New York Stock Exchange and the NASDAQ Stock Market;

“CDP” has the meaning set forth in the Recitals;

“CDP Administration Agreement” means the amended and restated administration agreement between Sherritt and CDP dated September 10, 2010;

“CDP Budget” means the operating and capital budgets of CDP and its Subsidiaries for the fiscal year 2013 and 2014, as approved by CDP, together with all expenditures which have been approved by CDP or by senior management of CDP prior to the date of this Agreement;

“CDP Business” means the business currently carried on by CDP;

“CDP Books and Records” means all books, records, files, instruments, papers or data of CDP and its Subsidiaries, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Authorizations, customer lists, computer files and programs, operating data and plans and environmental studies and plans;

“CDP Financial Statements” means the unaudited balance sheet, statement of operations and deficit and statement of cash flows of CDP as at and for the twelve month period ended December 31, 2011, the audited balance sheet, statement of operations and deficit and statement of cash flows of CDP as at and for the twelve month period ended December 31, 2012 and the unaudited balance sheet, statement of operations and deficit and statement of cash flows of CDP as at and for the nine month period ended September 30, 2013;

“CDP Fundamental Reps” has the meaning set forth in Section 15.1;

“CDP Holdco” means a wholly-owned subsidiary of PMRL to be formed immediately prior to the implementation of the Plan to hold the CDP Interest;

“CDP Interest” has the meaning set forth in the Recitals;

“CDP Mineral Rights” has the meaning set forth in Section 41 of Schedule 6;

“CDP Offer” means the offer of Royalty Acquiror to acquire the CDP Interest for the CDP Purchase Price in accordance with this Agreement and the Plan;

“CDP Partner” means OTPPB SCP Inc.;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“CDP Partnership Agreement” means the amended and restated partnership agreement between OTPPB SCP Inc. and 1836774 dated September 28, 2010;

“CDP Permitted Liens” means (i) title and operating documents relating to the CDP Business, including any preferential purchase rights, (ii) Liens for Taxes and other obligations owing to Governmental Authorities and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iii) Liens granted or arising in the ordinary course for the CDP Business to any public utility; (iv) Liens imposed in the ordinary course of business by Law or Governmental Authorities (whether inchoate, undetermined or otherwise) not yet due or delinquent; (v) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, so long as such Liens are not yet due or are being contested in good faith by appropriate proceedings; (vi) all encumbrances, liens, charges and interests of record, the implied conditions, reservations, limitations and exceptions pursuant to the Land Titles Act (Alberta), The Land Title Act, 2002 (Saskatchewan), the Personal Property Security Act (Alberta) and the Personal Property Security Act (Saskatchewan) and all reservations, exceptions and conditions included in any grants or transfers from the Crown; (vii) the provisions of governing building and zoning by-laws, Laws, ordinances and regulations given in the ordinary course of business that do not materially detract from the value of or materially impair the use of the property affected; (viii) Liens and prior claims in the ordinary course of business reserved in or exercisable under any lease securing the payment of rent and for compliance with the terms of such lease not yet due or delinquent; (ix) obligations relating to current operations or obligations under any lease entered into in the ordinary course of business or any guarantee of such obligation given in the ordinary course of business; (x) easements, zoning restrictions, rights of way, servitudes or other similar rights or interests in land that will not materially detract from the value of or materially impair the use of the property affected; (xi) any defects or deficiencies in title to the assets of the CDP Business that will not materially impair the use of the assets affected, and that are waived or deemed to be waived on Closing; (xii) a claim of right, title, use or jurisdiction which may be made or established by any First Nations, Métis, tribal or native authorities or communities by virtue of their status as aboriginal peoples to or over any lands, waters, plants, animals or products harvested or mined from any of the assets of the CDP Business; (xiii) Liens disclosed in Schedule 1.1 to the Royalty Disclosure Letter; (xiv) any purchase-money security interests incurred or assumed in connection with the assets of the CDP Business in the ordinary course of business; (xv) other Liens or imperfections on the property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections; and (xvi) any Lien consented to in writing by Royalty Acquiror;

“CDP Properties” has the meaning set forth in Section 41 of Schedule 6;

“CDP Purchase Price” has the meaning set forth in Section 2.4(b);

“CDP Reclamation Bonds” means the letters of credit pertaining to obligations for reclamation of certain the CDP Properties, a list of which is set forth in Schedule 11.12 to the Royalty Disclosure Letter;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“CDP Representations” has the meaning set forth in Section 15.3(d);

“CDP ROFR” means the right of first refusal of the CDP Partner pursuant to section 6.5 of the CDP Partnership Agreement;

“CDP ROFR Notice” has the meaning set forth in Section 2.7(a);

“CDP Tag” means the “tag-along” right of OTPPB SCP Inc. pursuant to section 6.8 of the CDP Partnership Agreement;

“CDP Working Capital” means, at any time, CDP’s trade accounts receivable minus CDP’s trade accounts payable and accruals, calculated on a basis consistent with Sherritt’s past practice as reflected in the CDP Financial Statements;

“Char Development Projects” means those char related projects being contemplated, explored, developed or operated by the Coal Entities or their Subsidiaries or by any Coal Entities or their Subsidiaries in conjunction with one or more third parties;

“Closing” means the completion of the transactions contemplated by this Agreement, including the Plan and the Royalty Interest Transfer Agreement;

“Closing Date” means the day which is three (3) Business Days after the day on which the conditions set forth in Article 12, Article 13 and Article 14 have been satisfied or, where not prohibited, waived by the applicable party or parties in whose favour the condition is (other than conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or, where not prohibited, the waiver of such conditions) or such other date as may be agreed to in writing by Sherritt, the Coal Acquiror and the Royalty Acquiror, each acting reasonably, but in any event not later than the Outside Date;

“Closing Date Indebtedness” means (i) the aggregate amount of Indebtedness of the Coal Entities and their Subsidiaries, plus (ii) the Assumed Capital Lease Credit; provided however that the amount in (i) above shall exclude amounts of Indebtedness pursuant to Assumed Capital Leases for up to $153 million;

“Closing Date Statement “ has the meaning set forth in Section 2.5(a);

“Closing Date Statement Dispute” has the meaning set forth in Section 2.5(d);

“Closing Date Working Capital and Coal Inventory” has the meaning set forth in Section 2.5(a);

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or any other time on the Closing Date that is agreed to by Sherritt, the Coal Acquiror and the Royalty Acquiror;

“Coal” means bituminous, sub-bituminous, lignite and any one or more other forms of coal and, which for greater certainty, includes char and carbon, but does not include coal bed methane;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Coal Accounts Receivable” means all accounts receivable, notes receivable, loans receivable and other debts due or accruing due to the Coal Entities or arising from or related to the Coal Business, but does not include accounts receivable, notes receivable, loans receivable and other debts due or accruing due solely relating to the Royalty Assets;

“Coal Acquiror” has the meaning set forth in the Preamble;

“Coal Acquiror Disclosure Letter” means the disclosure letter of Coal Acquiror delivered concurrently with this Agreement including all schedules and exhibits thereto;

“Coal Acquiror Indemnified Parties” has the meaning set forth in Section 15.2(a);

“Coal Ancillary Agreements” means the Coal Side Letter and the Cooperation Agreement;

“Coal Assets” means all property, real and personal, and assets of the Coal Entities and their Subsidiaries of every nature and kind and wheresoever situate, excluding the Royalty Assets but otherwise including, without limitation: (i) all machinery, equipment, technology and communications hardware and infrastructure, furniture, accessories and supplies of all kinds; (ii) all trucks, cars and other vehicles; (iii) all inventories; (iv) all Coal Accounts Receivable and the full benefit of all security for Coal Accounts Receivable; (v) all prepaid expenses; (vi) all right, title and interest of the Coal Entities in and to the intellectual property owned by, licensed to or used by the Coal Entities or their Subsidiaries; (vii) the full benefit of all Contracts to which the Coal Entities and/or any of their Subsidiaries is a party; (viii) the Coal Company Books and Records; (ix) the Coal Properties (including, as applicable, the Buildings and Fixtures thereon); and (x) the Assumed Capital Equipment;

“Coal Budget” means the operating and capital budgets of the Coal Entities and their Subsidiaries (on a combined basis) for each of fiscal year 2013 and fiscal year 2014, as approved by the Sherritt Board, together with all expenditures which have been approved by the Sherritt Board or by senior management prior to the date of this Agreement, copies of which have been provided;

“Coal Business” means the business carried on, directly or indirectly, by the Coal Entities and their Subsidiaries immediately prior to and following the Closing Time, excluding the Royalty Business and the CDP Business;

“Coal Cap” has the meaning set forth in Section 15.5(d);

“Coal Closing Date Authorizations and Consents” means the Governmental Authorizations and consents set out in Schedule 12.4(b);

“Coal Company Books and Records” means all books, records, files, instruments, papers or data of the Coal Entities and their Subsidiaries, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Authorizations, customer lists,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

computer files and programs, operating data and plans and environmental studies and plans, but for greater certainty does not include books, records, files, instruments, papers or data of the Coal Entities and their Subsidiaries, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Authorizations, customer lists, computer files and programs, operating data and plans and environmental studies and plans relating solely to the Royalty Assets;

“Coal Confidentiality Agreement” means the confidentiality agreement between Coal Acquiror and Sherritt dated as of March 6, 2013;

“Coal Deductible” has the meaning set forth in Section 15.5(c);

“Coal De Minimis Loss” has the meaning set forth in Section 15.5(b);

“Coal Disclosure Letter” means the disclosure letter of Sherritt and the Vendor delivered to Coal Acquiror concurrently with this Agreement including all schedules and exhibits thereto;

“Coal Entities” has the meaning set forth in the Preamble;

“Coal Filing Parties” has the meaning set forth in Section 11.2(b);

“Coal Financing Sources Related Parties” has the meaning set forth in Section 11.4(f);

“Coal Financial Statements” means collectively, (i) the audited balance sheet, statement of operations and deficit and statement of cash flows of each of PMRL and CVRI and their respective consolidated Subsidiaries as at and for the twelve month periods ending December 31, 2012 and 2011 including the related notes thereto and auditor’s report thereon, and (ii) the unaudited balance sheet, statement of operations and deficit and statement of cash flows of each of PMRL and CVRI and their respective consolidated Subsidiaries as at and for the nine month period ending September 30, 2013;

“Coal Financing Commitment Letters” means one or more binding, executed commitment letters from a lender or group of lenders or any equity co-investors, as required with respect to the provision of the requisite third party debt or equity financing needed by Coal Acquiror to consummate the transactions contemplated herein and delivered by Coal Parent to Sherritt concurrently with the execution of this Agreement;

“Coal Fundamental Reps” has the meaning set forth in Section 15.1;

“Coal Inventory” means mined or otherwise extracted Coal, including “in-pit” Coal, whether processed and unprocessed, owned at Closing by either Coal Entity or any of its Subsidiaries, regardless of where located or whether in transit;

“Coal JV Agreements” means all material joint venture or similar agreements to which any Sherritt Party and/or a Subsidiary of a Sherritt Party is bound and that is related in any manner whatsoever to the Coal Business, a list of which is set forth in the Coal Disclosure Letter;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Coal Material Adverse Effect” means any change, effect, occurrence, event, circumstance or condition either individually, or in the aggregate, that is or could reasonably be expected to be material and adverse to the business, assets, properties, results of operations, condition (financial or otherwise) of the Coal Entities taken as a whole (but excluding for the purposes of any such determination any Royalty Assets), except that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Coal Material Adverse Effect”: (A) any change, after the date hereof, in Law or IFRS; (B) any change in global, national or regional political, social, economic or financial or credit market conditions in Canada, the United States or elsewhere in the world; (C) any change or disruption in financial, securities or commodity markets (including any increase or decrease in the price of raw materials); (D) any change generally affecting the Coal mining industry in the geographic regions where the Coal Entities operate; (E) the negotiation, execution, announcement or performance of this Agreement or consummation of the Transactions, including the impact thereof; (F) the failure of the Coal Entities to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood that the facts and circumstances that caused such failure that are not otherwise excluded from the definition of Coal Material Adverse Effect may constitute or contribute to a Coal Material Adverse Effect); (G) any action (or the effects of any action) taken (or omitted to be taken) upon the written request or written instruction of, or with the written consent of, the Coal Acquiror or actions expressly contemplated to be taken (or omitted to be taken) pursuant to this Agreement that are necessary to consummate the Transactions; (H) any action (or the effects of any action) taken (or omitted to be taken) by the Vendor or the Coal Entities as required pursuant to this Agreement; or (I) any change, effect, event, circumstance or condition relating to or arising from the Obed Mine Release or Coal Valley Exceedances; provided, however, that with respect to clauses (A) through to and including (D), such matter does not have a materially disproportionate effect on the business, assets, properties, results of operations or prospects, capitalization, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Coal Entities taken as a whole (but excluding for the purposes of any such determination any Royalty Assets), relative to other comparable companies and entities operating in the same industry as the Coal Entities;

“Coal Mines” means the following Coal operations wholly or, if indicated, partially owned, directly or indirectly, by the Coal Entities: (i) Bienfait; (ii) Boundary Dam; (iii) Genesee (50% owned by PMRL with the other 50% of the equipment, facilities and reserves owned by Capital Power Corporation and other third parties); (iv) Paintearth; (v) Poplar River; (vi) Sheerness; (vii) Coal Valley; (viii) Gregg River; (ix) Coleman Properties; (x) Obed Mountain; (xi) Chinook; (xii) the Activated Carbon Projects; and (xiii) the Char Development Projects;

“Coal Owned Real Property” means the owned real property interests of the Coal Entities in respect of the Coal Business (excluding Mineral Rights) as listed in Section 17 of Schedule 5 to the Coal Disclosure Letter;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Coal Parent” has the meaning set forth in the Preamble;

“Coal Properties” means the Coal Owned Real Property and the premises under the Coal Real Property Leases;

“Coal Purchase Price” has the meaning set forth in Section 2.4;

“Coal Real Property Leases” means the leases, licenses and similar real property interests of the Coal Entities in respect of the Coal Business listed in Section 17 of Schedule 5 to the Coal Disclosure Letter;

“Coal Resigning Directors and Officers” has the meaning set forth in Section 14.6(a)(ii);

“Coal Royalty Partnership” means the limited partnership to be formed under the laws of Alberta that will acquire Purchased Royalty Assets in respect of the Coal Assets pursuant to the Royalty Interest Transfer Agreement (other than Purchased Royalty Assets acquired by Genesee Royalty Partnership);

“Coal Side Letter” means the side letter dated the date of this Agreement between the Sherritt Parties and Coal Acquiror and delivered concurrently with the execution of this Agreement;

“Coal Supply Agreements” means all material agreements to which any Sherritt Party and/or a Subsidiary of a Sherritt Party is bound that provides for the purchase and sale of, or for an agency relationship in connection with the purchase and sale of, Coal, a list of which is set forth in the Coal Disclosure Letter;

“Coal Terminal Agreements” means all material agreements to which any Sherritt Party and/or a Subsidiary of a Sherritt Party is bound that provides for or facilitates the shipment of Coal, a list of which is set forth in the Coal Disclosure Letter;

“Coal Transaction” has the meaning set forth in the Recitals;

“Coal Transportation Agreements” means all material agreements to which any Sherritt Party and/or a Subsidiary of a Sherritt Party is bound that provides for transportation of Coal, a list of which is set forth in the Coal Disclosure Letter;

“Coal Valley Exceedances” has the meaning set forth in Section 6(a)(iii) of Schedule 5 to the Coal Disclosure Letter;

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor statute thereto;

“Collective Agreement” means any collective agreement, letter of understanding, letter of intent or other written agreement with any labour union or employee association that governs the terms and conditions of employment of any Employees;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any Person designated by the Commissioner to act on his or her behalf;

“Competition Act” means the Competition Act (Canada), as amended, and includes the regulations promulgated thereunder;

“Competition Act Clearance - Coal Transaction” means that, in connection with the Coal Transaction, either: (i) both of (A) the applicable waiting periods under subsection 123(1) of the Competition Act shall have expired or have been waived in accordance with subsection 123(2) of the Competition Act or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act, and (B) Coal Acquiror shall have received a letter from the Commissioner indicating that he does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act in respect of the Coal Transaction; or (ii) the Commissioner shall have issued an Advance Ruling Certificate to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act with respect to the Coal Transaction;

“Competition Act Clearance - Royalty Transaction” means that, in connection with the Royalty Transaction, either: (i) both of (A) the applicable waiting periods under subsection 123(1) of the Competition Act shall have expired or have been waived in accordance with subsection 123(2) of the Competition Act or the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act shall have been waived in accordance with paragraph 113(c) of the Competition Act, and (B) Royalty Acquiror shall have received a letter from the Commissioner indicating that he does not, as of the date of the letter, intend to make an application under Section 92 of the Competition Act in respect of the Royalty Transaction; or (ii) the Commissioner shall have issued an Advance Ruling Certificate to the effect that he is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act with respect to the Royalty Transaction;

“Confidential Information” means any information relating to the businesses, operations, assets, liabilities, plans, prospects or affairs in any form, whether written or oral, which is marked or otherwise indicated as being or is, or ought reasonably to be, known to be confidential and which is disclosed by one party hereto (the “Disclosing Party”) to another party hereto (the “Receiving Party”) or otherwise comes to the Receiving Party’s attention during such party’s involvement in the Transactions, provided that “Confidential Information” does not include information that (a) at the time of disclosure is, or subsequently through no fault of the Receiving Party or its Representatives becomes, generally available to the public, (b) becomes rightfully known to the Receiving Party through a third party with no obligation of confidentiality known to the Receiving Party, or (c) the Receiving Party can prove was independently developed without use of, or reference to, the Disclosing Party’s Confidential Information;

“Contract” means any written or oral agreement, lease, license, mortgage, indenture, note, debenture, credit agreement, security agreement or other contract;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Contractual Royalty Agreements” has the meaning set forth in the Royalty Interest Transfer Agreement;

“control”, “controlled by” and “under common control with” means possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities or other partnership or ownership interests, as trustee, personal representative or executive or by contract, credit agreement or otherwise) provided that in any event, any Person which owns directly, indirectly or beneficially 50% or more of the securities having voting power for the election of directors or other governing body of a corporation or 50% or more of the partnership interests or other ownership interests of any other Person will be deemed to control such Person;

“Cooperation Agreement” means the form attached as Schedule 1.1(c);

“Court” means the Court of Queen’s Bench of Alberta;

“Credit Agreement” means the credit agreement dated as of June 26, 2012 among the Coal Entities, as borrowers, and National Bank of Canada, the Toronto-Dominion Bank and the Bank of Nova Scotia as lenders;

“Cuban Companies” has the meaning set forth in Section 1(a) of Schedule 7;

“Cuban Operations” has the meaning set forth in Section 1(a) of Schedule 7;

“Current Representation” has the meaning set forth in Section 17.18;

“CVRI” has the meaning set forth in the Preamble;

“Deficiency” has the meaning set forth in Section 2.6(a)(ii);

“Director of Investments” means the director of investments appointed under section 6 of the Investment Canada Act;

“Disclosing Party” has the meaning set forth above (in the definition for “Confidential Information”);

“Draft Closing Date Statement” has the meaning set forth in Section 2.5(a);

“Draft Free Cash Flow Statement” has the meaning set forth in Section 2.13(a);

“Effective Time” means the moment in time on the Closing Date at which the Plan becomes effective as set forth in the Plan;

“Employee” means an individual who is currently employed by any of the Coal Entities, whether on a full-time or part-time basis;

“Environmental Claim” means any Legal Proceeding pursuant to Environmental Laws;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Environmental Laws” means any federal, provincial, state, municipal or local Law which relates to the environment, pollution, health, safety, noise control, reclamation or to the generation, production, installation, use, storage, treatment, transaction of any Substances or Release or threatened Release of Substances, exposure to which is prohibited, limited or regulated by any Governmental Authority, or otherwise imposes liability concerning Releases of Substances into the natural environment, including civil liability, and all Governmental Authorizations issued pursuant to such Laws, agreements or other statutory requirements;

“Final Court Order” means the final order of the Court pursuant to section 193 of the ABCA, in a form acceptable to the Sherritt Parties, Coal Acquiror and Royalty Acquiror, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of the Sherritt Parties, Coal Acquiror and Royalty Acquiror, each acting reasonably) at any time prior to the Closing or, if appealed, then unless such appeal is withdrawn or denied as affirmed or as amended (provided that any such amendment is acceptable to both the Sherritt Parties, Coal Acquiror and the Royalty Acquiror, each acting reasonably) on appeal;

“Financial Statements” means the CDP Financial Statements, the Coal Financial Statements and the Royalty Financial Statements;

“Financing Commitment Letters” means one or more binding, executed commitment letters from a lender or group of lenders or any co-investors, as required, with respect to the provision of the requisite third party debt or equity financing needed by either Coal Acquiror or Royalty Acquiror to consummate their respective Transactions and delivered to the Vendor, including any amendment, modification, restatement or replacement to such letters;

“Fording Land Interests” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Fording PSA” means the Prairie Operations Sale and Purchase Agreement between 4123212 Canada Ltd. and Sherritt Coal Acquisition Inc., dated February 28, 2003;

“Free Cash Flow Statement” has the meaning set forth in Section 2.13(a);

“Free Cash Flow Statement Dispute” has the meaning set forth in Section 2.13(e);

“Genesee Agreement” means the Dedication and Unitization Agreement, dated August 7, 1980 between the City of Edmonton and Fording Coal Limited, a predecessor to PMRL;

“Genesee Land Interests” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Genesee Offer” means the offer to acquire the Genesee ROFR Assets for a purchase price equal to the Genesee ROFR Allocation;

“Genesee Partner” has the meaning set forth in Section 2.8;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Genesee Royalty Agreement” has the meaning set forth in the Royalty Interest Transfer Agreement;

“Genesee Royalty Partnership” means the limited partnership to be formed under the laws of Alberta that will acquire a royalty interest and certain other rights granted pursuant to the Genesee Royalty Agreement pursuant to the Royalty Interest Transfer Agreement;

“Genesee ROFR” means the right of first refusal of Capital Power Corporation under sections 13.05 and 13.06 of the Genesee Agreement;

“Genesee ROFR Allocation” means $251,000,000, which is equal to the portion of the Royalty Purchase Price allocated to the Genesee ROFR Assets;

“Genesee ROFR Assets” means the shares of the Geneseecos;

“Genesee ROFR Notice” has the meaning set forth in Section 2.8;

“Geneseecos” means the four Royalty Subcos that will be the limited partners of the Genesee Royalty Partnership;

“Governmental Authority” means any (i) international, multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, minister, central bank, court, tribunal, arbitral body, arbitrator, board, bureau, commissioner, governor-in-council, cabinet, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (iv) any stock exchange, securities exchange system or self-regulatory authority;

“Governmental Authorizations” means any authorization, order, permit, approval, grant, licence, certificates of authority, variances, registration, qualification, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, waiver, bylaw, rule or regulation, whether or not having the force of Law, or other similar authorizations granted or issued by any Governmental Authority;

“IFRS” has the meaning set forth in Section 1.3;

“Indebtedness” means with respect to any Person, without duplication, and without duplication to any amounts included in the Closing Date Working Capital and Coal Inventory, (i) all amounts owing (including the principal amount and the amount of accrued and unpaid interest thereon) of such Person for borrowed money, secured or unsecured, including, in the case of the Coal Entities and their Subsidiaries amounts owing under the Credit Agreement, (ii) all amounts owing of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all amounts owing of such Person under purchase money mortgages, conditional sale agreements or other similar instruments relating to purchased property or assets, (iv) every capitalized lease

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

obligation of such Person that is required to be so classified under IFRS, including, in the case of the Coal Entities and their Subsidiaries, Assumed Capital Leases, (v) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender’s consent, (vi) all intercompany indebtedness of the Coal Entities or any of their Subsidiaries, whether interest bearing or otherwise, owed to the Vendor or any Affiliate of the Vendor other than the Coal Entities or a Subsidiary of the Coal Entities, (vii) all obligations to pay success bonuses, settlement of options, change of control, retention or other payments, or other similar forms of compensation to directors, officers, employees, consultants or agents accrued or payable as a result of the transactions contemplated by this Agreement which are paid or become payable as at the Closing Date, together with the employer portion of any applicable deductions at source or withholdings payable in respect of the foregoing, (viii) amounts owing for the deferred purchase price of property or services, including non-current trade payables, and (ix) every obligation of the type referred to above of any other Person, the payment of which such Person has guaranteed, endorsed or approved or for which such Person is otherwise responsible or liable;

“Indebtedness Deficiency” has the meaning set forth in Section 2.6(a)(iii);

“Indebtedness Surplus” has the meaning set forth in Section 2.6(a)(iv);

“Indemnified Party” has the meaning set forth in Section 15.11(a);

“Indemnified Taxes” has the meaning set forth in Section 15.4(a);

“Indemnifying Party” has the meaning set forth in Section 15.11(a);

“Independent Accountant” means one of KPMG LLP or BDO Dunwoody LLP;

“Interim Court Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to section 193 of the ABCA, in a form acceptable to the Sherritt Parties, Coal Acquiror and Royalty Acquiror, each acting reasonably, establishing the mechanics for final court approval of the Arrangement, reflecting the terms of this Agreement and the requirements of the ABCA, as such order may be amended by the Court (with the consent of the Sherritt Parties, Coal Acquiror and Royalty Acquiror, each acting reasonably);

“Investment Canada Act” means the Investment Canada Act (Canada), as amended, and includes the regulations promulgated thereunder;

“Investment Canada Act Approval” means the responsible Minister under the Investment Canada Act shall have sent a notice to Coal Acquiror that he is satisfied, or the Minister shall be deemed to be satisfied, that the Coal Transaction is likely to be of a net benefit to Canada pursuant to the Investment Canada Act;

“knowledge of Sherritt” has the meaning set forth in Section 1.2;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“knowledge of the Vendor” has the meaning set forth in Section 1.2;

“Landco” means an Alberta limited liability corporation which is a wholly-owned subsidiary of PMRL that will acquire certain land interests relating to the Genesee mine pursuant to the Plan;

“Laws” means, with respect to any Person, all applicable laws, statutes, rules, regulations, ordinances, constitutions, treaties, conventions, ordinances, codes, regulations, orders, injunctions, judgments, decrees, rulings and other pronouncements having the effect of law of Canada, any foreign country or any domestic or foreign province, state, county, city or other political subdivision or of any Governmental Authority that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, polices, notices and protocols of any Governmental Authority, as amended unless expressly specified otherwise;

“Legal Proceeding” means any judicial, administrative, regulatory or arbitral action, suit, proceeding (public or private), claim, lien, notice of non-compliance or violation or other proceeding by or before a Governmental Authority;

“Lenders” has the meaning ascribed thereto in the Credit Agreement;

“Liberty” has the meaning set forth in Section 11.2(f);

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), easement, charge, title retention agreement or arrangement, conditional sale, deemed or statutory trust claim, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Limitations Date” has the meaning set forth in Section 15.1;

“Listed Employees” has the meaning set forth in Section 7(d) of Schedule 5;

“Loss” has the meaning set forth in Section 15.2;

“Material Contracts” means (i) the Coal JV Agreements; (ii) the Coal Transportation Agreements; (iii) the Coal Supply Agreements; (iv) the Coal Terminal Agreements; (v) the Assumed Capital Leases; (vi) the Coal Real Property Leases; and (vii) any other Contract to which a Coal Entity or a Subsidiary is bound which, if terminated, would reasonably be expected to have a Coal Material Adverse Effect;

“Mineral Rights” means the mining claims (whether patented or unpatented), concessions, licenses, leases, applications, rights and instruments of title or other instruments conferring mineral rights to explore for, exploit, develop, mine or produce Coal, other minerals and other substances, whether liquid, solid or gaseous, which the Coal Entities or their Subsidiaries own, have an interest in, or have a right or option to acquire or use, including, without limitation, the Coal Mines;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Net Working Capital and Coal Inventory” means (i) the current assets of the Coal Entities (on a combined basis) (being accounts receivable, prepaid expenses, and inventory but excluding deferred Tax assets) less (ii) the current liabilities of the Coal Entities (on a combined basis) (being accounts payable and accrued liabilities, advance billings and payments, but excluding deferred Tax liabilities), all as determined in accordance with IFRS applied on a basis consistent with and using the principles, practices, methodologies, procedures and policies, with consistent classifications, judgments and estimation methodologies, including those regarding general and specific reserves, used by the Vendor in the preparation of the Coal Financial Statements, consistent with the sample calculation set forth in Schedule 2.5(a) and which excludes any amounts attributable to the Royalty Assets;

“New PMRL” means the unlimited liability company to be formed on amalgamation of PMRL and Acquireco ULC under the ABCA pursuant to the Plan;

“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators;

“NI 45-106” means the National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

“Notice” has the meaning set forth in Section 15.11(a);

“Notice Period” has the meaning set forth in Section 15.11(b);

“Obed Mine Release” has the meaning set forth in Section 6(a)(ii) of Schedule 5 to the Coal Disclosure Letter;

“OHSA” has the meaning set forth in Section 7(g) of Schedule 5;

“Order” means any writ, judgment, injunction, decree, determination, award or similar order of any Governmental Authority (whether preliminary or final);

“ordinary course of business”, “ordinary course of business consistent with past practice”, or any similar reference, means, with respect to an action taken by a Person, that such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“Outside Date” means June 30, 2013 or such later date as may be agreed to in writing by the parties, provided that if the Closing Date is not expected to occur by June 30, 2013 as a result of the failure to obtain Investment Canada Act Approval, then either Coal Acquiror or Sherritt may elect, by notice in writing delivered to the other parties by no later than 5:00 p.m. (Toronto time) on the date that is not less than five (5) days prior to such date or, in the case of any subsequent extensions, the date that is not less than five days prior to the Outside Date, as previously extended, to extend the Outside Date from time to time by a specified period of not less than 15 days, provided that in aggregate such extensions shall not exceed forty five (45) Business Days from June 30, 2013 and provided that the parties consent to any extension beyond the Outside Date, acting reasonably; provided that the inability to extend financing beyond the Outside Date will be deemed a reasonable basis to refuse consent;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“party” or “parties” has the meaning set forth in the Preamble;

“Payoff Letter” means a payoff letter in connection with the Credit Agreement and in a form reasonably acceptable to Coal Acquiror and Royalty Acquiror, addressed to such Persons, which shall: (a) include the payoff amount for the Lenders; and (b) provide for the release of all Liens in connection with the Credit Agreement;

“Permitted Liens” means (i) the terms and conditions of the Royalty Contracts, the Royalty Leases, Assigned Petryk Royalty Payable, Assigned Fording Royalty Payable and any other title and operating documents relating to the Coal Business, including any preferential purchase rights, (ii) Liens for Taxes and other obligations owing to Governmental Authorities and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iii) Liens granted or arising in the ordinary course for the Coal Business and the Royalty Business to any public utility; (iv) Liens imposed in the ordinary course of business by Law or Governmental Authorities (whether inchoate, undetermined or otherwise) not yet due or delinquent; (v) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, so long as such Liens are not yet due or are being contested in good faith by appropriate proceedings; (vi) all encumbrances, liens, charges and interests of record, the implied conditions, reservations, limitations and exceptions pursuant to the Land Titles Act (Alberta), The Land Title Act, 2002 (Saskatchewan), the Personal Property Security Act (Alberta) and the Personal Property Security Act (Saskatchewan) and all reservations, exceptions and conditions included in any grants or transfers from the Crown; (vii) the provisions of governing building and zoning by-laws, Laws, ordinances and regulations given in the ordinary course of business that do not materially detract from the value of or materially impair the use of the property affected; (viii) Liens and prior claims in the ordinary course of business reserved in or exercisable under any lease securing the payment of rent and for compliance with the terms of such lease not yet due or delinquent; (ix) obligations relating to current operations or obligations under any lease entered into in the ordinary course of business or any guarantee of such obligation given in the ordinary course of business; (x) Liens securing indebtedness reflected in the Coal Financial Statements that will be discharged pursuant to the Payoff Letter or which form part of the Assumed Capital Leases or assets included in the Target Working Capital; (xi) easements, zoning restrictions, rights of way, servitudes or other similar rights or interests in land that will not materially detract from the value of or materially impair the use of the property affected; (xii) any defects or deficiencies in title to the assets of the Coal Business or the Royalty Assets disclosed in this Agreement and any other defects or deficiencies in title to the assets of the Coal Business or the Royalty Assets that will not materially impair the use of the assets affected, and that are waived or deemed to be waived on Closing; (xiii) a claim of right, title, use or jurisdiction which may be made or established by any First Nations, Métis, tribal or native authorities or communities by virtue of their status as aboriginal peoples to or over any lands, waters, plants, animals or products harvested or mined from any of the Coal Assets and any and all lands relating to the Coal Assets; (xiv) Liens disclosed in Schedule 1.1 to the Coal Disclosure Letter; (xv) any purchase-money security interests incurred or assumed in

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

connection with the assets of the Coal Business or the Royalty Assets in the ordinary course of business; (xvi) other Liens or imperfections on the property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections; and (xvii) any Lien consented to in writing by Coal Acquiror and Royalty Acquiror;

“Person” means any individual, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Petryk PSA” means the purchase and sale agreement between Mike Petryk and Fording Coal Limited, dated September 6, 1988;

“Plan” means the plan of arrangement of PMRL and the Vendor (among others), substantially in the form of Schedule 1.1(a) hereto, and any amendments or variations thereto made in accordance with this Agreement, the direction of the Court in the Interim Court Order and the Final Court Order with the prior written consent of Sherritt, Coal Acquiror and Royalty Acquiror, each acting reasonably;

“PMRL” has the meaning set forth in the Preamble;

“PMRL Books and Records” means all books, records, files, instruments, papers or data of PMRL and its Subsidiaries relating to the Royalty Business and Royalty Entities, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Governmental Authorizations, customer lists, computer files and programs, operating data and plans and environmental studies and plans;

“PMRL Pension Plans” means the pension plan for salaried employees of Prairie Mines & Royalties Ltd. and associated companies, the pension plan for the hourly employees at the Boundary Dam and Bienfait Mines, the pension plan for non-union employees of Prairie Mines & Royalties Ltd. (Non-Highvale), the supplemental pension plan for David “Al” Brown and the post-employment plan for staff employees;

“Post-Closing Representation” has the meaning set forth in Section 17.18;

“Potash Royalty Partnership” means the limited partnership to be formed under the laws of Alberta that will acquire certain of the Purchased Royalty Assets relating to assets other than Coal Assets and the Genesee Royalty Agreement pursuant to the Royalty Interest Transfer Agreement;

“Pre-Closing Reorganization” has the meaning set forth in Section 2.10(a);

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Pre-Closing Reorganization Schedule” means Schedule 1.1(b), which sets out the steps in the Pre-Closing Reorganization and is delivered concurrently with the execution of this Agreement, including all exhibits thereto;

“Purchased Coal Shares” has the meaning set forth in the Recitals;

“Purchased Royalty Assets” means, either, (i) if the Genesee ROFR is not exercised in accordance with Section 2.8, Assigned Contracts, Assigned Royalty Interests, Contractual Royalty Agreements, Assigned CSA M&M Interests, Fording Land Interests, Petryk PSA, and the Genesee Royalty Agreement, or (ii) if the Genesee ROFR is exercised in accordance with Section 2.8, all of the Purchased Royalty Assets set forth in (i) above, other than the Genesee Royalty Agreement.

“Purchased Royalty Shares” means all of the issued and outstanding shares of the Royalty Subcos and Royalty GPs;

“Receiving Party” has the meaning set forth above (in the definition for “Confidential Information”);

“Reclamation Bonds” mean deposits, letters of credit, trust funds, bid bonds, performance bonds, reclamation bonds and surety bonds (and similar such undertakings), in each case pertaining to obligations for reclamation, remediation or abandonment of the Coal Entities, a list of which is set forth in Section 19(c) of Schedule 5 to the Coal Disclosure Letter;

“Refund” has the meaning set forth in Section 11.9(g);

“Registrar” means the Registrar of Corporations appointed pursuant to section 263 of the ABCA to administer the provisions of the ABCA;

“Release” means any discharge, including any emission, release, deposit, issuance, spray, escape, spill, migration, vibration or leak;

“Remaining Purchaser” has the meaning set forth in Section 16.2;

“Representatives” includes, with respect to any particular Person, such Person’s directors, officers, employees, accountants, auditors, legal and financial advisors, consultants, agents and other representatives and the directors, officers, employees, accountants, auditors, legal and financial advisors, consultants, agents and other representatives of each subsidiary of such Person;

“[***] Arbitration” [***] means the arbitration proceedings between CVRI and [***] relating to the improper conversion of CVRI coal by [***] that were commenced pursuant to [***];

“Royalty Acquiror” has the meaning set forth in the Preamble;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Royalty Acquiror Disclosure Letter” means the disclosure letter of Royalty Acquiror delivered to Sherritt and the Vendor concurrently with this Agreement, including all schedules and exhibits thereto;

“Royalty Acquiror Fundamental Reps” has the meaning set forth in Section 15.1;

“Royalty Acquiror Indemnified Parties” has the meaning set forth in Section 15.3;

“Royalty Ancillary Agreements” means the Royalty Side Letter;

“Royalty Assets” means the royalty assets currently held by PMRL and reflected in the Royalty Financial Statements, including, without limitation, the Assigned Contracts, Royalty Leases, Contractual Royalty Agreements, Genesee Land Interests, Fording Land Interests, Assigned CSA M&M Interests, and Petryk PSA;

“Royalty Authorizations” has the meaning set forth in Section 4(a) of Schedule 6;

“Royalty Business” means the portion of the business of PMRL pertaining to the Royalty Assets as currently conducted by PMRL;

“Royalty Cap” has the meaning set forth in Section 15.6(d);

“Royalty Closing Date Authorizations and Consents” means the Governmental Authorizations and consents set out in Schedule 13.4(b);

“Royalty Confidentiality Agreement” means the confidentiality agreement between Royalty Acquiror and Sherritt dated as of June 5, 2013;

“Royalty Contracts” means, collectively, each contract set forth in Schedule 6(a) to this agreement (each a “Royalty Contract”);

“Royalty De Minimis Loss” has the meaning set forth in Section 15.6(b);

“Royalty Deductible” has the meaning set forth in Section 15.6(c);

“Royalty Disclosure Letter” means the disclosure letter of Sherritt and the Vendor delivered to Royalty Parent and Royalty Acquiror concurrently with this Agreement including all schedules and exhibits thereto;

“Royalty Entities” means, collectively, the Royalty Partnerships, the Royalty GPs and the Royalty Subcos;

“Royalty Filing Parties” has the meaning set forth in Section 11.3(b);

“Royalty Financial Statements” means the unaudited balance sheet, statement of operations and deficit and statement of cash flows of the Royalty Business as at and for the twelve month period ended December 31, 2011, the audited balance sheet, statement of operations and deficit and statement of cash flows of the Royalty Business as at and for the twelve month period ended December 31, 2012 and the unaudited balance sheet, statement of operations and deficit and statement of cash flows of the Royalty Business as at and for the nine month period ended September 30, 2013, which are attached as Section 16(a) of Schedule 6 to the Royalty Disclosure Letter;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Royalty Financing Sources Related Parties” has the meaning set forth in Section 11.5(e);

“Royalty Free Cash Flows” means the monthly “Cash Flow from Operations Before Change in Working Capital” (or its equivalent), as reflected on the unaudited statements for Royalties (Co 75) entitled “Statement of Cash Generation” as presently prepared by PMRL on a monthly basis substantially in the form of Schedule 2.13;

“Royalty Fundamental Reps” has the meaning set forth in Section 15.1;

“Royalty GPs” means the newly formed indirect wholly owned subsidiaries of PMRL who will be the general partners of the Royalty Partnerships immediately prior to the Effective Time;

“Royalty Interest Transfer Agreement” means the Royalty Interest Transfer Agreement in the form attached as Schedule 2.11 to this Agreement, including all schedules and exhibits thereto;

“Royalty Leases” means, collectively, the leases set out in Schedule 6(b) to this Agreement (each a “Royalty Lease”);

“Royalty Material Adverse Effect” means any change, effect, event or condition either individually, or in the aggregate with other such changes, effects, events, or conditions, that has a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) of the Royalty Business and the CDP Business, taken as whole, except that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Royalty Material Adverse Effect”: (a) any change after the date hereof, in Law or IFRS or any interpretation thereof by any Governmental Authority; (b) any change in global, national or regional political, social, economic or financial conditions in Canada, the United States or elsewhere in the world; (c) any change or disruption in financial, securities or commodity markets (including any increase or decrease in the price of raw materials); (d) any change generally affecting the industries or market sectors in the geographic regions where the Royalty Assets are located; (e) the negotiation, execution, announcement or performance of this Agreement or consummation of the Transactions, including the impact thereof; (f) the failure of any of the Royalty Business to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings (it being understood that the facts and circumstances that caused such failure that are not otherwise excluded from the definition of Royalty Material Adverse Effect may constitute or contribute to a Royalty Material Adverse Effect); (g) any action (or the effects of any action) taken (or omitted to be taken) upon the written request or written instruction of, or with the written consent of, the Royalty Acquiror or actions expressly contemplated to be taken (or omitted to be taken) pursuant to this Agreement that are necessary to consummate the Transactions; provided that in the case of (a), (b), (c), (d) and (e) above, such matter does not have, and

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

is not reasonably expected to have, (i) with respect to the coal assets forming part of the Royalty Business or the CDP Business, a disproportionate effect on such coal assets relative to other similar businesses in the coal industry, or (ii) with respect to the potash assets forming part of the Royalty Business, a disproportionate effect on such potash assets relative to other comparable businesses in the potash industry;

“Royalty Parent” has the meaning set forth in the preamble;

“Royalty Parties” means, collectively, the Royalty Subcos, Royalty GPs, CDP Holdco, the Geneseecos and the Royalty Partnerships;

“Royalty Partnerships” means the Genesee Royalty Partnership, the Coal Royalty Partnership and the Potash Royalty Partnership that will acquire the Purchased Royalty Assets and Assigned Payables pursuant to the Royalty Interest Transfer Agreement, in accordance with the Plan;

“Royalty Permitted Liens” means (i) the terms and conditions of the Royalty Contracts, Royalty Leases, Assigned Petryk Royalty Payable, Assigned Fording Royalty Payable and any other title and operating documents relating to the Coal Business, including any preferential purchase rights; (ii) Liens for Taxes and other obligations owing to Governmental Authorities and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iii) Liens granted or arising in the ordinary course for the Coal Business and the Royalty Business to any public utility; (iv) Liens imposed in the ordinary course of business by Law or Governmental Authorities (whether inchoate, undetermined or otherwise); (v) all encumbrances, liens, charges and interests of record, the implied conditions, reservations, limitations and exceptions pursuant to the Land Titles Act (Alberta), the Land Title Act 2002 (Saskatchewan), the Personal Property Security Act (Alberta) and the Personal Property Security Act (Saskatchewan) and all reservations, exceptions and conditions included in any grants or transfers from the Crown; (vi) the provisions of governing Laws, ordinances and regulations given in the ordinary course of business that do not materially detract from the value of or materially impair the use of the Royalty Assets affected; (vii) Liens and prior claims in the ordinary course of business reserved in or exercisable under any Royalty Lease; (viii) Liens securing indebtedness reflected in the Coal Financial Statements that will be discharged pursuant to the Payoff Letter; (ix) easements, rights of way, servitudes or other similar rights or interests in land that will not materially detract from the value of or materially impair the use of the property affected; (x) any defects or deficiencies in title to the assets of the Coal Business or the Royalty Assets that will not materially impair the use of the assets affected; (xi) a claim of rights, title, use or jurisdiction which may be made or established by any First Nations, Métis, tribal or native authorities or communities by virtue of their status as aboriginal peoples to or over any lands, waters, plants, animals or products harvested or mined from any of the Royalty Assets and any and all lands relating to the Royalty Assets; (xii) Liens disclosed in Schedule 1.1 to the Royalty Disclosure Letter; (xiii) other Liens or imperfections on the property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfections; and (xiv) any Lien consented to in writing by Royalty Acquiror;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Royalty Purchase Price” has the meaning set forth in Section 2.4(b);

“Royalty Purchase Price Adjustment” means the aggregate Royalty Free Cash Flows for each full or part month commencing on January 1, 2014 and ending on the Closing Date, divided by 2; where the Royalty Free Cash Flows for any part month will be calculated by multiplying the Royalty Free Cash Flows for such whole month by the number of days in the month up to and including the Closing Date divided by the total days in the month of Closing;

“Royalty Resigning Directors and Officers” has the meaning set forth in Section 14.6(b)(ii);

“Royalty Sale” means the sale of all of the shares of the Royalty Subcos and Royalty GPs, to Royalty Acquiror pursuant to the Plan;

“Royalty Side Letter” means the side letter dated the date of this Agreement between the Sherritt Partner and Royalty Acquiror and delivered concurrently with the execution of this Agreement;

“Royalty Subcos” means the wholly-owned subsidiaries of PMRL to be formed who will become the limited partners of the Royalty Partnerships;

“Royalty Transaction” has the meaning set forth in the Recitals;

“Schedules” means the schedules to this Agreement;

“Securities Law” means the Securities Act (Ontario);

“Sherritt” has the meaning set forth in the Preamble;

“Sherritt AIF” means Sherritt’s annual information form prepared in accordance with the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure for the year ended December 31, 2012, dated as of March 26, 2013;

“Sherritt Board” means the board of directors of Sherritt;

“Sherritt Coal Fundamental Reps” has the meaning set forth in Section 15.1;

“Sherritt Parties” has the meaning set forth in the Preamble;

“Sherritt Royalty Fundamental Reps” has the meaning set forth in Section 15.1;

“Software” means computer software and programs (both source code and object code form), all proprietary rights in such computer software and programs and all documentation and other materials related to such computer software and programs, whether owned or licensed and whether internally hosted or a web-based application;

“Straddle Period” means any period that includes, but does not end on or before, the Closing Date;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Subsidiary” or “Subsidiaries” has the meaning ascribed thereto in the Securities Act (Ontario), but, in the case of the Coal Entities, shall also include any partnership to which any Coal Entity or any Subsidiary of any Coal Entity is a partner but shall exclude CDP, and, in the case of the Vendor, 1836774 and the Royalty Partnerships, shall include CDP;

“Substance” means any substance or material which under any Environmental Laws is defined to be “hazardous”, “toxic”, “deleterious”, “caustic”, “dangerous”, a “contaminant”, a “pollutant”, a “dangerous good”, a “waste”, a “special waste”, a “source of contamination” or a “source of pollutant”;

“Surplus” has the meaning set forth in Section 2.6(a)(i);

“Target Indebtedness” means the target indebtedness set out in, and determined in accordance with the sample calculations set out in Schedule 2.5(a);

“Target Working Capital and Coal Inventory” means the target Net Working Capital and Coal Inventory set out in, and determined in accordance with the sample calculations set out in Schedule 2.5(a);

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Tax Assessment Notice” has the meaning set forth in Section 15.4(f);

“Tax Contest” has the meaning set forth in Section 15.4(e);

“Tax Indemnification Event” has the meaning set forth in Section 15.4(a);

“Tax Limitation Period” has the meaning set forth in Section 15.4(a);

“Tax Notice” has the meaning set forth in Section 15.4(d);

“Tax Returns” means any returns, declarations, reports, elections, designations or information returns relating to Taxes required by Law, and, for greater certainty, includes returns required by the Excise Tax Act (Canada) and regulations thereunder;

“Taxes” or “Tax” means any federal (including under the Laws of Canada or the United States), national, foreign, state, provincial or local income, gross receipts, license, payroll, employment, excise, harmonized sales, occupation, windfall profits, withholding, social security, unemployment, real property, personal property, sale, use, goods and services, transfer, stamp, registration, value added, alternative or add-on minimum, estimated, or other tax or fiscal charges of any kind whatsoever imposed by any Governmental Authority and any interest, fines and penalties, in all cases imposed by any Governmental Authority in respect thereof and whether disputed or not;

“Third Party Claim” has the meaning set forth in Section 15.11(a);

“Transactions” means the transactions contemplated under the Transactions Documents;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

“Transaction Documents” means this Agreement, the Coal Ancillary Agreements, the Royalty Ancillary Agreements, the Royalty Interest Transfer Agreement and all other agreements and instruments required to be executed by any Person, including each of Coal Acquiror, Royalty Acquiror, the Coal Entities, Sherritt, 1836774, and/or the Vendor at or prior to the Closing pursuant to this Agreement;

“Transfer Taxes” means all transfer, documentary, sales, use, value added, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated hereunder or under the other Transaction Documents;

“TSX” means the Toronto Stock Exchange;

“Unreviewed Documents” has the meaning set forth in Section 2 of Schedule 7.

“US$” has the meaning set forth in Section 1.4;

“US GAAP” has the meaning set forth in Section 1.3;

“Vendor” has the meaning set forth in the Preamble;

“Vendor Directed Transactions” means, (i) the formation or transfer of property to the Royalty Partnerships, Royalty Subcos or Landco, (ii) the amalgamation of PMRL into Coal Acquiror, and (iii) the sale of the shares of the Royalty Subcos to Royalty Acquiror by New PMRL, as contemplated by the Plan;

“Vendor Employee Letter” has the meaning set forth in Section 7(d) of Schedule 5;

“Vendor Group” has the meaning set forth in Section 17.18;

“Vendor Indemnified Parties” has the meaning set forth in Section 15.7;

“Vendor’s Tax Period” means and includes any and all periods ending before the Closing Date and, in addition, the portion of any Straddle Period that consists of a partial period deemed to end immediately before the Closing Date; provided, that in the case of any Straddle Period, for purposes hereof, the CDP Books and Records and the Coal Company Books and Records shall be deemed to have been closed at and as of the beginning of the Closing Date;

“Waiving Parties” has the meaning set forth in Section 17.18.

Section 1.2 Knowledge of Sherritt and the Vendor.

Where any representation or warranty contained in this Agreement is qualified by reference to the knowledge of PMRL, the Vendor or Sherritt it refers to the best of the knowledge, information and belief of (i) in the case of PMRL and the Vendor, [***] and [***], in each case after reasonable inquiry and without personal liability and (ii) in the case of Sherritt, [***] and [***], in each case after reasonable inquiry and without personal liability.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 1.3 Generally Accepted Accounting Principles.

In this Agreement, except to the extent otherwise expressly provided, references to: (a) “IFRS” means International Financial Reporting Standards; and (b) “US GAAP” means United States generally accepted accounting principles at the relevant time applied on a consistent basis.

Section 1.4 Currency.

Unless otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian dollars. “US$” means the lawful currency of the United States.

Section 1.5 Interpretation.

Unless otherwise expressly provided, the following rules of interpretation shall apply:

(a) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof;

(b) Unless otherwise indicated, all references herein to sections, articles, exhibits or schedules, shall be deemed to refer to Sections, Articles, Exhibits or Schedules of or to this Agreement, as applicable;

(c) The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require;

(d) Any reference to the singular in this Agreement shall also include the plural and vice versa, as the context may require;

(e) When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires;

(f) Unless specified otherwise, reference in this Agreement to a statute or statutory provision refers to that statute or statutory provision as it may be amended, or to any restated or successor statute or statutory provision of comparable effect. A reference to a statute includes any statutory instruments, rules and regulations made under such statute;

(g) All capitalized terms used in any Schedule, in the Coal Disclosure Letter or in the Royalty Disclosure Letter have the meanings ascribed to them in this Agreement;

(h) References to any Law shall be construed as a reference to the same as in effect on the date thereof, unless the context otherwise requires;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i) A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. (Toronto time) on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day;

(j) Any reference to a number of days shall refer to calendar days unless Business Days are specified; and

(k) The words “include”, “includes” and “including” mean “include”, “includes” and “including”, in each case, “without limitation”.

ARTICLE 2

THE ARRANGEMENT AND REORGANIZATION

Section 2.1 Arrangement.

The parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement, the Plan and the Royalty Interest Transfer Agreement.

Section 2.2 Implementation Steps.

(a) As soon as reasonably practicable after the date of this Agreement, the Sherritt Parties shall diligently pursue and take all steps necessary or desirable to have the interim hearing before the Court of the application for the Interim Court Order pursuant to section 193 of the ABCA held and make any additional filings required under the ABCA in a manner reasonably acceptable to Coal Acquiror and Royalty Acquiror.

(b) Upon obtaining the Interim Court Order, the Sherritt Parties shall diligently pursue and take all steps necessary or desirable to have the final hearing before the Court of the application for the Final Court Order pursuant to section 193 of the ABCA held as promptly as reasonably practicable thereafter and make any additional filings required under the ABCA in a manner reasonably acceptable to each of Coal Acquiror and Royalty Acquiror.

(c) The Plan may be amended by Sherritt Parties from time to time with the consent of the Coal Acquiror and the Royalty Acquiror, such consent not to be unreasonably withheld; provided, however, that no such amendment is inconsistent with the Interim Court Order or the Final Court Order.

(d) On the Closing Date, the Sherritt Parties shall send to the Registrar for endorsement and filing by the Registrar the Articles of Arrangement and such other documents as may be required in connection therewith under the ABCA to give effect to the Transactions and shall diligently pursue such endorsement and filing, in a manner reasonably acceptable to each of the Coal Acquiror and the Royalty Acquiror.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(e) The Vendor will provide each of the Coal Acquiror and the Royalty Acquiror and their respective legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will provide, on a timely basis, a description of any information required to be supplied by such party for inclusion in such material, prior to the service and filing of such material, and will accept the reasonable comments of each of the Coal Acquiror and the Royalty Acquiror and their respective legal counsel with respect to any such information required to be supplied by such party and any other matters contained therein. The Sherritt Parties will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with this Agreement and the Plan. In addition, the Sherritt Parties will not object to legal counsel to the Coal Acquiror and/or the Royalty Acquiror making such submissions on the application for the Interim Court Order and the Final Court Order as such counsel considers appropriate. The Sherritt Parties will also provide to the legal counsel of each of the Coal Acquiror and the Royalty Acquiror, on a timely basis, copies of any notice and evidence served on any Sherritt Party or its legal counsel in respect of the applications for the Interim Court Order or the Final Court Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Court Order or Final Court Order. Subject to Laws, the Sherritt Parties will not file any material with, or make any submissions to, the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated herein or with each of the Coal Acquiror’s and the Royalty Acquiror’s prior written consent, such consent not to be unreasonably withheld or delayed; provided that nothing herein shall require the Coal Acquiror or the Royalty Acquiror to agree or consent to any increase to the Coal Purchase Price, Royalty Purchase Price or CDP Purchase Price, as the case may be, or other consideration or other modification or amendment to such filed or served materials that expands or increases such party’s obligations or liabilities, or diminishes or limits such party’s rights, in each case in any manner whatsoever, set forth in any such filed or served materials or under this Agreement.

Section 2.3 Purchase of the Purchased Coal Shares, Purchased Royalty Shares, and CDP Interest.

(a) Subject to the terms of this Agreement (in accordance with the Plan and the Royalty Interest Transfer Agreement), on the Closing Date, Coal Acquiror shall, and Coal Parent shall cause Coal Acquiror to, purchase, acquire and accept the Purchased Coal Shares from the Vendor.

(b) Subject to the terms of this Agreement (in accordance with the Plan and the Royalty Interest Transfer Agreement), on the Closing Date, Royalty Acquiror shall, and Royalty Parent shall cause Royalty Acquiror to, purchase, acquire and accept through one or more controlled subsidiaries, the Purchased Royalty Shares and all of the outstanding shares of CDP Holdco from New PMRL.

Section 2.4 Purchase Price.

(a) In accordance with the Plan, the aggregate purchase price payable by Coal Acquiror for the Purchased Coal Shares shall be equal to $793,000,000, subject to adjustment in accordance with Section 2.6 (the “Coal Purchase Price”).

(b) In accordance with the Plan, the aggregate purchase price payable by Royalty Acquiror for the Purchased Royalty Shares shall be equal to the sum of (i) $460,000,000 (the “Royalty Purchase Price”), subject to adjustment in accordance with Section 2.8, and (ii) $21,000,000 (the “CDP Purchase Price”), subject to adjustment in accordance with Section 2.7.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 2.5 Post-Closing Adjustment.

(a) Not later than forty-five (45) days after the Closing Date (or such other date as is mutually agreed to by the Vendor and Coal Acquiror in writing), Coal Acquiror shall, using commercially reasonable efforts, cause a statement (the “Draft Closing Date Statement” and, as finally determined pursuant to the provisions of this Section 2.5, (the “Closing Date Statement”)) of:

(i) Net Working Capital and Coal Inventory; and

(ii) the Closing Date Indebtedness,

each determined as of 12:01 a.m. (Calgary time) on the Closing Date, to be prepared and delivered to the Vendor, which Draft Closing Date Statement (and, ultimately, the Closing Date Statement) shall be prepared on a basis consistent with the definitions of Net Working Capital and Coal Inventory and Indebtedness and with the Target Working Capital and Coal Inventory and Target Indebtedness set out in Schedule 2.5(a) (such Net Working Capital and Coal Inventory, as finally determined in the Closing Date Statement, referred to as the “Closing Date Working Capital and Coal Inventory”). Sherritt and the Vendor shall reasonably cooperate with Coal Acquiror and its accountants to the extent required to prepare the Draft Closing Date Statement.

(b) During the period from the date the Draft Closing Date Statement is delivered by Coal Acquiror to the Vendor through the date such statement is finally determined, Coal Acquiror shall, and shall cause its Representatives to, reasonably cooperate with the Vendor and the Vendor’s Representatives and to provide the Vendor’s Representatives reasonable access to the work papers of the Coal Entities and their Representatives and other such financial and operating data and other information with respect to the Coal Entities as the Vendor, the Vendor’s auditor and the Vendor’s Representatives from time to time reasonably request in connection with the Vendor’s review of the Draft Closing Date Statement, and Coal Acquiror shall make reasonably available to the Vendor’s Representatives individuals responsible for the preparation of the Draft Closing Date Statement in order to respond to inquiries of the Vendor’s Representatives related thereto.

(c) If the Vendor notifies Coal Acquiror that it agrees with the Draft Closing Date Statement within forty-five (45) days after receipt thereof or fails to deliver notice to Coal Acquiror of its disagreement therewith within such forty-five (45) day period, the Draft Closing Date Statement and the Closing Date Working Capital and Coal Inventory and Closing Date Indebtedness as reflected therein, shall be conclusive and binding on Sherritt, the Vendor and Coal Acquiror and the parties shall be deemed to have agreed thereto, in the first case, on the date Coal Acquiror receives the notice and, in the second case, on such forty-fifth (45th) day. If the Vendor disagrees with the Draft Closing Date Statement or the calculation of Closing Date Working Capital and Coal Inventory or Closing Date Indebtedness as set forth therein, then the Vendor shall notify Coal Acquiror in writing of its disagreement within such forty-five (45) day

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

period, together with reasonable particulars of the basis of such dispute, including the Vendor’s position on the amounts in dispute (and the Vendor’s resulting position on the Closing Date Working Capital and Coal Inventory and/or Closing Date Indebtedness). In such event, the Vendor and Coal Acquiror shall attempt, in good faith, to resolve their differences with respect thereto within forty-five (45) days after the receipt by Coal Acquiror of the Vendor’s notice of disagreement.

(d) If the Vendor timely delivers a dispute notice pursuant to Section 2.5(c), any disagreement set forth therein over the Draft Closing Date Statement or the calculation of Closing Date Working Capital and Coal Inventory or Closing Date Indebtedness as set forth therein (each a “Closing Date Statement Dispute”) on the basis referred to in Section 2.5(c) not resolved by Coal Acquiror and the Vendor within such forty-five (45) day period shall be submitted to the Independent Accountant to determine such dispute, and such determination shall be final and binding on the parties. The Independent Accountant shall allow Coal Acquiror and the Vendor to present their respective positions regarding the dispute and each of Coal Acquiror and the Vendor shall have the right to present additional documents, materials and other information, and make an oral presentation to the Independent Accountant, regarding such dispute and the Independent Accountant shall consider such additional documents, materials and other information and such oral presentation. Any such other documents, materials or other information shall be copied to each of Coal Acquiror and the Vendor and each of the Vendor and Coal Acquiror shall be entitled to attend any such oral presentation. The Vendor and Coal Acquiror shall use commercially reasonable efforts to cause the Independent Accountant to complete its work and render its determination within thirty (30) calendar days of engagement.

(e) Coal Acquiror and the Vendor will each bear its own fees and expenses, including the fees and expenses of their respective auditors or advisors, in preparing or reviewing, as the case may be, the Draft Closing Date Statement/Closing Date Statement. In the case of a Closing Date Statement Dispute and the retention of the Independent Accountant, the costs and expenses of such firm of chartered accountants will be borne by the Vendor and Coal Acquiror in inverse proportion as they may prevail (based on the final amounts as compared to the amounts proposed by the Vendor and Coal Acquiror, respectively). However, Coal Acquiror and the Vendor will each bear its own costs in presenting their respective cases to the Independent Accountant.

(f) Coal Acquiror and the Vendor agree that the procedure set forth in this Section 2.5 for resolving disputes with respect to a Closing Date Statement Dispute is the sole and exclusive method of resolving such disputes, absent manifest error. This Section 2.5 will not prohibit Coal Acquiror or the Vendor from instigating litigation to compel specific performance of this Section 2.5 or to enforce the determination of the Independent Accountant.

Section 2.6 Coal Purchase Price Adjustment.

(a) On the later of the second Business Day following (i) the date on which the Vendor and Coal Acquiror agree to the Closing Date Statement (or are deemed to have agreed to the Closing Date Statement), and (ii) the date on which a determination in respect of a Closing Date Statement Dispute is made by the Independent Accountant pursuant to Section 2.5(d):

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i)	if the Closing Date Working Capital and Coal Inventory is greater than the Target Working Capital and Coal Inventory (such difference, the “Surplus”), Coal Acquiror shall pay the Surplus to the Vendor;

(ii)	if the Closing Date Working Capital and Coal Inventory is less than the Target Working Capital and Coal Inventory (such difference, the “Deficiency”), the Vendor shall pay the Deficiency to Coal Acquiror; and

(iii)	if the Closing Date Indebtedness is greater than the Target Indebtedness (such difference, the “Indebtedness Deficiency”), the Vendor shall pay the Indebtedness Deficiency to Coal Acquiror.

(iv)	if the Closing Date Indebtedness is less than the Target Indebtedness (such difference, the “Indebtedness Surplus”), Coal Acquiror shall pay the Indebtedness Surplus to the Vendor.

Amounts owing by Coal Acquiror to the Vendor above may be set-off against any amounts owing by the Vendor to Coal Acquiror above. Amounts owing by the Vendor to Coal Acquiror above may be set-off against amounts owing by Coal Acquiror to the Vendor above.

(b) The Parties agree that if the aggregate funding deficiency of the PMRL Pension Plans, to be determined based on the actuarial report for the PMRL Pension Plans following completion of the next actuarial report, is greater than $3,000,000, then the Vendor shall pay to Coal Acquiror the amount of the funding deficiency that exceeds $3,000,000 and that is not subject to recovery by Coal Acquiror through the Coal Supply Agreements in accordance with their terms.

(c) Notwithstanding the foregoing purchase price adjustments, or any other provision in this Agreement, any amounts received by CVRI in respect of any award or settlement amounts relating to the [***] Arbitration will, (A) if the amounts are received prior to Closing, be distributed, dividended or otherwise paid as directed by Sherritt; or (B) if the amounts are received after Closing, paid to Sherritt by CVRI. Notwithstanding any Closing of the Transaction, Sherritt will have the right to conduct and control any proceedings with respect to the [***] Arbitration and in connection therewith, Coal Acquiror will provide reasonable assistance of its personnel and reasonable access to the Coal Company Books and Records. Sherritt shall pay all costs relating to the conduct and control of such proceedings.

Section 2.7 CDP Partnership Interest.

(a) Royalty Acquiror acknowledges that the sale of the CDP Interest by the Vendor (who will acquire the CDP Interest pursuant to the Pre-Closing Reorganization) is subject to and conditional upon the rights of the CDP Partner under sections 6.5 and 6.8 of the CDP Partnership Agreement. 1836774 will deliver a notice (the “CDP ROFR Notice”) to the CDP Partner advising the CDP Partner that 1836774 has received the CDP Offer and shall otherwise comply in all other respects with the provisions of the CDP Partnership Agreement. 1836774 will ensure that Royalty Acquiror has a reasonable opportunity to review and comment upon the draft CDP ROFR Notice and any other documentation that 1836774 or any of the Sherritt Parties proposes to deliver to the CDP Partner in respect of the CDP ROFR and CDP Tag and that the reasonable comments of Royalty Acquiror and its legal counsel are included in the CDP ROFR Notice and any other documentation delivered to the CDP Partner, as applicable.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(b) Royalty Acquiror agrees to comply with the obligations as Third Party within the meaning of section 6.8 of the CDP Partnership Agreement and if CDP Partner exercises the CDP Tag, to complete the acquisition of the CDP Partner’s Partnership Interest (as defined in the CDP Partnership Agreement) in accordance with the terms set out in the CDP Partnership Agreement and related purchase agreement.

(c) 1836774 or the Vendor shall notify and deliver any written confirmation in respect thereof, to Royalty Acquiror and Coal Acquiror forthwith upon the CDP Partner exercising or waiving its CDP ROFR and/or the CDP Tag.

(d) Notwithstanding any exercise of the CDP ROFR by the CDP Partner in accordance with the terms of the CDP Partnership Agreement, but subject to this Agreement, Royalty Acquiror shall purchase the Purchased Royalty Shares pursuant to the Plan; and, in such event, the CDP Interest shall not be conveyed pursuant to this Agreement and this Agreement and the Schedules hereto (including the Plan) will be deemed to be amended accordingly. For greater certainty, the CDP Purchase Price will not be payable by Royalty Acquiror to the Vendor at Closing if the CDP ROFR is exercised by the CDP Partner, and the Coal Purchase Price will be adjusted accordingly.

(e) Subject to this Section 2.7 and any amendments that are deemed or required to be made under the Transaction Documents under this Section 2.7, the exercise or waiver of the CDP ROFR and/or CDP Tag shall not in any manner whatsoever reduce, limit or otherwise vary the obligations of Sherritt, the Vendor or the Royalty Acquiror hereunder to complete, as applicable, the Transactions.

Section 2.8 Genesee Right of First Refusal

(a) Royalty Acquiror acknowledges that the sale of the Genesee ROFR Assets is being completed subject to the Genesee ROFR. The Vendor hereby confirms that it will deliver a notice (the “Genesee ROFR Notice”), in accordance with the terms of the Genesee Agreement, to Capital Power Corporation (the “Genesee Partner”) and that, subject to exercise of the Genesee ROFR in accordance with the terms thereof, the Vendor agrees to sell the Genesee ROFR Assets to the Royalty Partnerships pursuant to the terms of the Royalty Interest Transfer Agreement and in accordance with the Plan. The Vendor will provide Royalty Acquiror with a reasonable opportunity to review and comment upon the Genesee ROFR Notice and any other documentation that the Vendor proposes to deliver to the Genesee Partner in connection with the Genesee ROFR and will ensure that the reasonable comments of Royalty Acquiror and its legal counsel are included in any other documentation delivered to the Genesee Partner in connection with the Genesee ROFR, as applicable.

(b) The Vendor shall notify Coal Acquiror and Royalty Acquiror forthwith upon the Genesee Partner exercising or waiving the Genesee ROFR.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(c) If the Genesee ROFR is exercised by the Genesee Partner, the Genesee ROFR Assets shall not be conveyed to the Royalty Partnerships and this Agreement, the Schedules hereto and the Royalty Interest Transfer Agreement will be deemed to be amended accordingly; the Royalty Purchase Price shall be reduced by an amount equal to the Genesee ROFR Allocation; and the Genesee ROFR Assets will be conveyed to Genesee Partner by New PMRL concurrently with the completion of the Transaction.

(d) Subject to this Section 2.8 and, including any reduction in the Royalty Purchase Price that is deemed or any other amendments that are required to be made under the Transaction Documents under this Section 2.8, the exercise or waiver of the Genesee ROFR shall not in any manner whatsoever reduce, limit or otherwise vary the obligations of Sherritt, the Vendor, Coal Acquiror or the Royalty Acquiror hereunder to complete, as applicable, the Transactions.

Section 2.9 Location of Closing.

The Closing shall be held at the offices of Torys LLP, Suite 3000, 79 Wellington Street West, TD Centre, Toronto, Ontario M5K 1N2 at 10:00 a.m. (Toronto time) on the Closing Date or such other place or such other time as may be agreed in writing by Sherritt, Coal Acquiror and Royalty Acquiror.

Section 2.10 Pre-Closing Reorganization.

(a) Subject to the terms and conditions of this Agreement, Sherritt and the Vendor agree to effect the transactions set out in the Pre-Closing Reorganization Schedule (the “Pre-Closing Reorganization”) on or before the Closing Date and prior to the Effective Time, which such schedule may be amended by Sherritt at any time and from time to time after the date hereof with the prior written consent of Coal Acquiror and Royalty Acquiror, such consent not to be unreasonably withheld.

Section 2.11 Royalty Interest Transfer Agreement.

Certain transactions in the Plan relating to the transfer of the Purchased Royalty Assets to the Royalty Partnerships will be effected pursuant to the Royalty Interest Transfer Agreement.

Section 2.12 Purchase Price Allocation.

Sherritt, the Vendor, Coal Acquiror and Royalty Acquiror agree to: (i) allocate the Coal Purchase Price, the Royalty Purchase Price and the CDP Purchase Price among the Purchased Coal Shares, the Purchased Royalty Shares and all of the outstanding shares of CDP Holdco in accordance with Schedule 2.12; (ii) report the sale and purchase of the Purchased Coal Shares and the subsequent sale of the Royalty Subcos, Royalty GPs and all of the outstanding shares of CDP Holdco by New PMRL to Royalty Acquiror, for all federal, state and provincial Tax purposes in a manner consistent with such allocation; and (iii) not dispute such allocation in connection with any audit or other proceeding.

Section 2.13 Post-Closing Royalty Payment Adjustment.

(a) Not later than thirty (30) days after the Closing Date (or such other date as is mutually agreed to by the Vendor and Royalty Acquiror in writing), Royalty Acquiror shall cause a statement (the “Draft Free Cash Flow Statement” and, as finally determined pursuant to the provisions of this Section 2.13, (the “Free Cash Flow Statement”)) setting out the draft Royalty Purchase Price Adjustment together with detailed supporting documentation.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(b) During the period from the Closing Date to the date the Draft Free Cash Flow Statement is delivered by Royalty Acquiror to the Vendor through the date such statement is finally determined, New PMRL shall, and shall cause its Representatives to, reasonably cooperate with Royalty Acquiror and Royalty Acquiror’s Representatives and to provide the Royalty Acquiror’s Representatives reasonable access to the work papers of the Coal Entities and their Representatives and such other financial and operating data and other information with respect to the Coal Entities as Royalty Acquiror, Royalty Acquiror’s auditor and Royalty Acquiror’s Representatives from time to time reasonably request in connection with Royalty Acquiror’s preparation of the Draft Free Cash Flow Statement. Royalty Acquiror shall pay any actual costs incurred by New PMRL with its auditors in providing such access and cooperation.

(c) During the period from the date the Draft Free Cash Flow Statement is delivered by Royalty Acquiror to the Vendor through the date such statement is finally determined, Royalty Acquiror shall, and shall cause its Representatives to, reasonably cooperate with the Vendor and the Vendor’s Representatives and to provide the Vendor’s Representatives reasonable access to the work papers of the Royalty Entities and their Representatives and other such financial and operating data and other information with respect to the Royalty Entities as the Vendor, the Vendor’s auditor and the Vendor’s Representatives from time to time reasonably request in connection with the Vendor’s review of the Draft Free Cash Flow Statement, and Royalty Acquiror shall make reasonably available to the Vendor’s Representatives those individuals responsible for the preparation of the Draft Free Cash Flow Statement in order to respond to inquiries of the Vendor’s Representatives related thereto.

(d) If the Vendor notifies Royalty Acquiror that it agrees with the Draft Free Cash Flow Statement within thirty (30) days after receipt thereof or fails to deliver notice to Royalty Acquiror of its disagreement therewith within such thirty (30) day period, the Draft Free Cash Flow Statement and the Royalty Purchase Price Adjustment, shall be conclusive and binding on Sherritt, the Vendor and Royalty Acquiror and the parties shall be deemed to have agreed thereto, in the first case, on the date Royalty Acquiror receives the notice and, in the second case, on such thirtieth (30th) day. If the Vendor disagrees with the Draft Free Cash Flow Statement or the calculation of the Royalty Purchase Price Adjustment as set forth therein, then the Vendor shall notify Royalty Acquiror in writing of its disagreement within such thirty (30) day period, together with reasonable particulars of the basis of such dispute, including the Vendor’s position on the amounts in dispute. In such event, the Vendor and Royalty Acquiror shall attempt, in good faith, to resolve their differences with respect thereto within thirty (30) days after the receipt by Royalty Acquiror of the Vendor’s notice of disagreement.

(e) If the Vendor timely delivers a dispute notice pursuant to Section 2.13(d), any disagreement set forth therein over the Draft Free Cash Flow Statement or the calculation of the Royalty Purchase Price Adjustment as set forth therein (each a “Free Cash Flow Statement Dispute”) on the basis referred to in Section 2.13(d) not resolved by Royalty Acquiror and the Vendor within such thirty (30) day period shall be submitted to the Independent Accountant to determine such dispute, and such determination shall be final and binding on the parties. The Independent Accountant shall allow Royalty Acquiror and the Vendor to present their respective positions regarding the dispute and each of Royalty Acquiror and the Vendor shall have the right

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

to present additional documents, materials and other information, and make an oral presentation to the Independent Accountant, regarding such dispute and the Independent Accountant shall consider such additional documents, materials and other information and such oral presentation. Any such other documents, materials or other information shall be copied to each of Royalty Acquiror and the Vendor and each of the Vendor and Royalty Acquiror shall be entitled to attend any such oral presentation. The Vendor and Royalty Acquiror shall use commercially reasonable efforts to cause the Independent Accountant to complete its work and render its determination within thirty (30) calendar days of engagement.

(f) Royalty Acquiror and the Vendor will each bear its own fees and expenses, including the fees and expenses of their respective auditors or advisors, in preparing or reviewing, as the case may be, the Draft Free Cash Flow Statement/Free Cash Flow Statement. In the case of a Free Cash Flow Statement Dispute and the retention of the Independent Accountant, the costs and expenses of such firm of chartered accountants will be borne by the Vendor and Royalty Acquiror in inverse proportion as they may prevail (based on the final amounts as compared to the amounts proposed by the Vendor and Royalty Acquiror, respectively). However, Royalty Acquiror and the Vendor will each bear its own costs in presenting their respective cases to the Independent Accountant.

(g) Royalty Acquiror and the Vendor agree that the procedure set forth in this Section 2.13 for resolving disputes with respect to a Closing Date Statement Dispute is the sole and exclusive method of resolving such disputes, absent manifest error. This Section 2.13 will not prohibit Royalty Acquiror or the Vendor from instigating litigation to compel specific performance of this Section 2.13 or to enforce the determination of the Independent Accountant.

Section 2.14 Royalty Payment Adjustment.

(a) On the later of the second Business Day following (i) the date on which the Vendor and Royalty Acquiror agree to the Free Cash Flow Statement (or are deemed to have agreed to the Free Cash Flow Statement), and (ii) the date on which a determination in respect of a Free Cash Flow Statement Dispute is made by the Independent Accountant pursuant to Section 2.13(e), Sherritt shall pay the amount of the Royalty Purchase Price Adjustment.

Amounts owing by the Vendor to Royalty Acquiror above may be set-off against any amounts owing by the Royalty Acquiror to the Vendor above. Amounts owing by the Vendor to Coal Acquiror above may be set-off against amounts owing by Coal Acquiror to the Vendor above.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SHERRITT TO COAL ACQUIROR

AND COAL PARENT

Except as disclosed in the Coal Disclosure Letter but subject to Section 17.5(d), Sherritt represents and warrants to Coal Parent and Coal Acquiror the representations and warranties as set out in Schedule 3 to this Agreement, and acknowledges and agrees that Coal Acquiror and Coal Parent are relying upon such representations and warranties in connection with the entering into of this Agreement, the Coal Ancillary Agreements and in completing the Transactions.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SHERRITT TO ROYALTY

ACQUIROR AND ROYALTY PARENT

Except as disclosed in the Royalty Disclosure Letter but subject to Section 17.5(d), Sherritt represents and warrants to Royalty Acquiror and Royalty Parent the representations and warranties as set out in Schedule 4 to this Agreement, and acknowledges and agrees that Royalty Acquiror and Royalty Parent are relying upon such representations and warranties in connection with the entering into of this Agreement and completing the Transactions.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SHERRITT AND THE VENDOR TO

COAL ACQUIROR AND COAL PARENT AS TO THE COAL ENTITIES

Except as disclosed in the Coal Disclosure Letter but subject to Section 17.5(d), Sherritt and the Vendor jointly and severally represent and warrant to Coal Acquiror and Coal Parent the representations and warranties as set out in Schedule 5 to this Agreement, and acknowledge and agree that Coal Parent and Coal Acquiror are relying upon such representations and warranties in connection with the entering into of this Agreement, the Coal Ancillary Agreements and in completing the Transactions.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SHERRITT AND THE VENDOR TO

ROYALTY ACQUIROR AND ROYALTY PARENT AS TO THE ROYALTY ASSETS

AND THE CDP INTEREST

Except as disclosed in the Royalty Disclosure Letter but subject to Section 17.5(d), Sherritt and the Vendor jointly and severally represent and warrant to Royalty Acquiror and Royalty Parent the representations and warranties as set out in Schedule 6 to this Agreement, and acknowledge that Royalty Acquiror and Royalty Parent are relying upon such representations and warranties in connection with the entering into of this Agreement and in completing the Transactions.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SHERRITT TO COAL PARENT

Except as disclosed in the Coal Disclosure Letter but subject to Section 17.5(d), Sherritt represents and warrants to Coal Parent the representations and warranties as set out in Schedule 7 to this Agreement, and acknowledges and agrees that Coal Parent is relying upon such representations and warranties in connection with the entering into of this Agreement, the Coal Ancillary Agreements and in completing the Transactions.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF COAL ACQUIROR

Coal Acquiror and Coal Parent jointly and severally represent and warrant to Sherritt and the Vendor the representations and warranties as set out in Schedule 8 to this Agreement, and acknowledge and agree that Sherritt and the Vendor are relying upon such representations and warranties in connection with the entering into of this Agreement, the Coal Ancillary Agreements and in completing the Transactions.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES OF ROYALTY ACQUIROR

Royalty Acquiror and Royalty Parent jointly and severally represent and warrant to Sherritt and the Vendor the representations and warranties as set out in Schedule 9 to this Agreement, and acknowledge that Sherritt and the Vendor are relying upon such representations and warranties in connection with the entering into of this Agreement and in completing the Transactions.

ARTICLE 10

COVENANTS OF SHERRITT AND THE VENDOR

Section 10.1 Covenants of Sherritt and the Vendor to Coal Acquiror Regarding the Conduct of Coal Business.

Sherritt and the Vendor jointly and severally covenant and agree that prior to the earlier of the Closing Date or such time as this Agreement is terminated in accordance with its terms, except: (i) as otherwise expressly contemplated or permitted by this Agreement which includes those changes provided for in the Pre-Closing Reorganization, the Plan and the Royalty Interest Transfer Agreement; or (ii) as otherwise required by applicable Law or any Governmental Authority, each will comply with the covenants set forth in Schedule 10.1 to this Agreement.

Section 10.2 Covenants of Sherritt and the Vendor to Royalty Acquiror Regarding the Royalty Assets.

Sherritt and the Vendor jointly and severally covenant and agree that prior to the earlier of the Closing Date or such time as this Agreement is terminated in accordance with its terms, except: (i) as otherwise expressly contemplated or permitted by this Agreement which includes those changes provided for in the Pre-Closing Reorganization and the Royalty Interest Transfer Agreement; or (ii) as otherwise required by applicable Law or any Governmental Authority, each will perform and comply with the covenants set forth in Schedule 10.2 to this Agreement.

Section 10.3 Access.

(a) Subject to applicable Laws, the Sherritt Parties shall, and shall cause their respective Subsidiaries to, from the date hereof until the Closing Date, upon reasonable notice and at the sole cost and expense of Coal Acquiror,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i)	permit Coal Acquiror and its Representatives, lenders and/or equity investors, in connection with the financing of the Coal Purchase Price, to have reasonable access to (A) the premises of the Coal Entities and their Subsidiaries, (B) the Coal Assets, including all Coal Company Books and Records and Contracts and other documents relating to the Coal Entities and their respective Subsidiaries and in the possession or control of the Coal Entities, and (C) the senior personnel of the Coal Entities and their Subsidiaries, provided that the foregoing shall take place during regular business hours and the same does not unduly disrupt the ordinary course of business of the Coal Business, including for the purpose of facilitating integration business planning, and as may be reasonably requested for the preparation of a registration statement, prospectus, offering memorandum or private placement memorandum by Coal Acquiror;

(ii)	furnish to Coal Acquiror and its Representatives, lenders and/or equity investors, in connection with the financing of the Coal Purchase Price, such financial and operating data and other information with respect to the Coal Assets, the Coal Business and the Coal Entities and their Subsidiaries as Coal Acquiror from time to time reasonably requests; and

(iii)	facilitate discussions as Coal Acquiror from time to time reasonably requests, regarding the Transaction and the post-Closing operation of the Coal Business between Coal Acquiror and third parties with which the Coal Entities and the Coal Business have commercial relationships, including utility customers, joint venture partners, major customers or suppliers, third party sales agents, and export terminals or railroads, which are material to the Coal Business;

provided, however, that (A) any investigations pursuant to this Section 10.3(a) shall not jeopardize any attorney client or other legal privilege and shall be subject to existing confidentiality and non-disclosure obligations of Coal Acquiror and its Affiliates (including the Coal Confidentiality Agreement) and (B) other than in connection with a registration statement, prospectus, offering memorandum or private placement memorandum, in connection with the financing of the Coal Purchase Price, Coal Acquiror and any of its Representatives, lenders and/or equity investors provided with access pursuant to Section 10.3(a)(i) shall observe the terms of Section 11.1 (Confidentiality).

With respect to information withheld from Coal Acquiror by any of the Sherritt Parties because it is deemed to be privileged information, the Sherritt Parties shall provide Coal Acquiror (i) notice that it has withheld information deemed privileged and (ii) a brief description of the nature of the information withheld in a manner that, without revealing information itself privileged, will enable the Coal Acquiror to assess the claim of privilege.

(b) Subject to applicable Laws, the Sherritt Parties shall, and shall cause their respective Subsidiaries to, from the date hereof until the Closing Date, upon reasonable notice and at the sole cost and expense of Royalty Acquiror,

(i)

permit Royalty Acquiror and its Representatives, lenders and/or equity investors, in connection with the financing of the Royalty Purchase Price to have reasonable access to (A) the premises of the Coal Entities and their Subsidiaries, (B) the Royalty Assets, including all Coal Company Books and Records and Royalty Contracts as they relate to the Royalty Business and other documents relating to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

the Royalty Business and in the possession or control of the Coal Entities, and (C) the senior personnel of the Coal Entities and their Subsidiaries, provided that the foregoing shall take place during regular business hours and the same does not unduly disrupt the ordinary course of business;

(ii)	furnish to Royalty Acquiror and its Representatives, lenders and/or equity investors, in connection with the financing of the Royalty Purchase Price, such financial and operating data and other information with respect to the Royalty Assets, Royalty Business, the Coal Entities and their Subsidiaries as Royalty Acquiror from time to time reasonably requests;

provided, however, that (A) any investigations pursuant to this Section 10.3(b) shall not jeopardize any attorney client or other legal privilege and shall be subject to existing confidentiality and non-disclosure obligations of Royalty Acquiror and its Affiliates (including the Royalty Confidentiality Agreement) and (B) other than in connection with a prospectus, offering memorandum or private placement memorandum, in connection with the financing of the Royalty Purchase Price, Royalty Acquiror and any of its Representatives, lenders and/or equity investors provided with access pursuant to Section 10.3(b)(i) shall observe the terms of Section 11.1 (Confidentiality).

With respect to information withheld from Royalty Acquiror by any of the Sherritt Parties because it is deemed to be privileged information, the Sherritt Parties shall provide Royalty Acquiror (i) notice that it has withheld information deemed privileged and (ii) a brief description of the nature of the information withheld in a manner that, without revealing information itself privileged, will enable the Royalty Acquiror to assess the claim of privilege.

Section 10.4 Notice and Cure.

(a) Sherritt and the Vendor shall promptly notify Coal Acquiror and Coal Acquiror shall promptly notify Sherritt, the Vendor and Royalty Acquiror, regarding the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would or would be reasonably likely to:

(i)	cause any representation or warranty made by the notifying party contained in this Agreement or any Coal Ancillary Agreement or the Royalty Interest Transfer Agreement to become untrue, inaccurate or incomplete after the date hereof and any time prior to the Closing Time; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the notifying party under this Agreement or any Coal Ancillary Agreement or the Royalty Interest Transfer Agreement,

including the particulars thereof and details of any actions being taken by Sherritt, the Vendor or Coal Acquiror, as the case may be, to rectify such state of affairs.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(b) Sherritt and the Vendor shall promptly notify Royalty Acquiror, and Royalty Acquiror shall promptly notify Sherritt, the Vendor and Coal Acquiror, regarding the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(i)	cause any representation or warranty made by the notifying party contained in this Agreement or any Royalty Ancillary Agreement or the Royalty Interest Transfer Agreement to become untrue, inaccurate or incomplete after the date hereof and any time prior to the Closing Time; or

(ii)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the notifying party under this Agreement or any Royalty Ancillary Agreement or the Royalty Interest Transfer Agreement,

including the particulars thereof and details of any actions being taken by Sherritt, the Vendor or Royalty Acquiror, as the case may be, to rectify such state of affairs.

Section 10.5 Fulfillment of Conditions.

Each of the Sherritt Parties shall:

(a)	where within its power to control, take or cause a Subsidiary to take; and

(b)	where not within its power or control, use its commercially reasonable efforts to take, or cause to be taken,

all actions, to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of each condition to the obligations of each of Coal Acquiror and Royalty Acquiror contained in Article 12 and Article 13.

Section 10.6 Coal Financial Statements; Collateral

At the sole cost and expense of Coal Acquiror, the Coal Entities shall prepare the financial statements set forth on Schedule 10.6 for each applicable item. The Sherritt Parties shall, and shall cause the Subsidiaries to, provide reasonable assistance to the Coal Acquiror (a) to facilitate the preparation by the auditors of PMRL and the Subsidiaries (at the expense of Coal Acquiror) of one or more customary comfort letters relating to the financial statements referenced on Schedule 10.6 included in any of the documents referred to in Section 10.3(a)(i) above and the furnishing by legal counsels to Coal Parent and its financing sources (at its or their expense) of customary 10-b5 “negative assurance” letters in connection with any offering by Coal Parent of Securities and (b) to facilitate the granting of security interests concurrently with the Closing in collateral to be provided by the Coal Entities in connection with the financing by the Coal Parent of the Coal Purchase Price, provided that, for greater certainty, the provision of such comfort letter, negative assurance letter or the granting of such security shall not be a condition of Closing.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

ARTICLE 11

OTHER COVENANTS

Section 11.1 Confidentiality.

(a) Each party agrees to keep confidential any Disclosing Party’s Confidential Information in their possession or under their control and agrees not to use the Disclosing Party’s Confidential Information in any manner except as required to perform the obligations set out in this Agreement and under the Transaction Documents. Each party agrees to take such precautions with respect to the Disclosing Party’s Confidential Information as it normally takes with its own Confidential Information.

(b) Notwithstanding anything to the contrary herein, the Receiving Party maintains the right to disclose the Confidential Information of the Disclosing Party if required to do so by applicable Law or requirement of a Governmental Authority, provided however, that prior to making any disclosure of such Confidential Information pursuant to applicable law or requirement of a Governmental Authority, the parties shall

(i)	give the Disclosing Party immediate notice of the requirement and the proposed content of any disclosure;

(ii)	at the Disclosing Party’s request and expense, co-operate with the Disclosing Party in limiting the extent of the disclosure and in obtaining an appropriate protective order or pursuing such legal action, remedy or assurance as the Disclosing Party deems necessary to preserve the confidentiality of the Confidential Information; and

(iii)	if a protective order or other remedy is not obtained or the Disclosing Party fails to waive compliance with the provisions of this Section 10.1, disclose only that portion of the Confidential Information that it is, on the reasonable advice of its counsel, required to disclose and exercise reasonable best efforts to obtain reliable assurance that confidential treatment is given to the Confidential Information disclosed.

(c) The Receiving Party may disclose Confidential Information to its Representatives, lenders and/or equity investors in connection with the financing of the Coal Purchase Price or the Royalty Purchase Price, as applicable, but only to the extent that such Representatives, lenders and/or equity investors need to know the Confidential Information for the purposes of evaluating the Transactions, have been informed of the confidential nature of the Confidential Information, are directed by the Receiving Party to hold the Confidential Information in the strictest confidence, and agree to act in accordance with the terms and conditions of this Section 11.1. Each party shall cause its Representatives to observe the terms of this Section 11.1 and is responsible for any breach by its Representatives of any of the provisions of this Section 11.1.

(d) At the Disclosing Party’s request, the Receiving Party will destroy or return all of the Disclosing Party’s Confidential Information obtained from the Disclosing Party and not previously made public. The Receiving Party may retain one copy of all such Confidential Information with its legal counsel, which shall not be referred to except in circumstances where this Agreement or the transactions contemplated herein is the subject of litigation.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(e) For the avoidance of doubt, if this Agreement is, for any reason, terminated prior to the Closing, this Section 11.1 shall nonetheless continue in full force and effect.

(f) Subject to the provisions of the Royalty Interest Transfer Agreement, for greater certainty, the parties acknowledge and agree that after the Closing, all Confidential Information related in any manner whatsoever to (A) the Coal Assets, the Coal Entities (including their Subsidiaries) or the Coal Business shall be Confidential Information of Coal Acquiror, except for such information that relates solely to the Purchased Royalty Assets and (B) the Purchased Royalty Assets or Royalty Parties (including their Subsidiaries) shall be Confidential Information of Royalty Acquiror.

(g) The provisions set forth in this Section 11.1 shall supersede each of the Coal Confidentiality Agreement and the Royalty Confidentiality Agreement.

(h) Notwithstanding anything else to the contrary herein, this Section 11.1 will not merge upon and will survive the Closing (and will not be subject to Section 15.1).

Section 11.2 Coal Regulatory and Third Party Approvals.

(a) As between each of the Sherritt Parties, on one hand, and Coal Acquiror and Coal Parent, on the other hand, each of such parties covenants and agrees that, except as contemplated in this Agreement, it shall, or shall cause its Subsidiaries, to:

(i)	use commercially reasonable efforts to give all notices to, and make all filings and applications with, any Governmental Authorities that are required to be given or made by them to consummate the Transactions, and provide such other information and documents to such Governmental Authorities as may be required to be provided to such Governmental Authorities or as may be reasonably requested by them;

(ii)	use commercially reasonable efforts to obtain all consents and approvals of and take any action in respect of any Person that is reasonably required to consummate the Transactions;

(iii)	provide such necessary information and reasonable cooperation to one another, their Subsidiaries and their outside counsel as may be reasonably requested in connection with the performance of their respective obligations under clause (i) and (ii), provided that information which an applicable party considers highly confidential and sensitive shall only be provided on an “outside counsel only” basis to outside counsel of the other applicable parties;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(iv)	provide prompt notification to the others when any material filing or notice referred to in clause (i) is made or given, or any consent, approval, or action relating to such filing or notice is obtained or taken, as applicable;

(v)	provide prompt notification to the others when any material consent, approval or action referred to in clause (ii) is obtained, taken, made or given, as applicable;

(vi)	promptly advise the others of any material communications with any Governmental Authority or other Person regarding any of the Transactions and, unless precluded by Law, provide copies of any such communications that are in writing to the others and their respective outside counsel, provided that information which an applicable party considers highly confidential and sensitive shall only be provided on a “outside counsel only” basis to outside counsel of the other applicable parties; and

(vii)	not knowingly take or cause to be taken any action which would be expected to prevent or delay the obtaining of any consent or approval required hereunder, including entering into any timing or other agreements with any Government Authority without the express written consent of the other parties (which consent will not be unreasonably withheld), for the consummation of the Transactions.

(b) Without limiting the generality of the above Section 11.2(a), as between each of the Sherritt Parties, on one hand, and Coal Acquiror and Coal Parent, on the other hand:

(i)	as soon as reasonably practicable after the date of this Agreement, and in any event not later than January 10, 2014, the Coal Acquiror shall file with the Commissioner a submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act, which submission may, if considered necessary or advisable by the Sherritt Parties or the Coal Acquiror (referred to hereinafter as “Coal Filing Parties”), in each case acting reasonably, be made together with Royalty Acquiror as part of a single application relating to both the Competition Act Clearance—Royalty Transaction and the Competition Act Clearance—Coal Transaction;

(ii)	only if considered necessary or advisable by the Coal Filing Parties, in each case acting reasonably, as soon as reasonably practicable thereafter the Coal Filing Parties shall file, or cause to be filed, with the Commissioner those notices and information required under subsection 114(1) of the Competition Act; and

(iii)	as soon as reasonably practicable after the date of this Agreement, and in any event not later than January 10, 2014, the Coal Acquiror shall file with the Director of Investments an application for review under section 17 of the Investment Canada Act.

(c) Without limiting the generality of the above Section 11.2(a), in connection with the Competition Act Clearance—Coal Transaction and Investment Canada Act Approval, each Coal Filing Party shall consult and cooperate with the other Coal Filing Parties in connection with all notices, filings, applications, analyses, appearances, presentations,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any one or more of them in connection with obtaining all consents and approvals from any Governmental Authorities necessary to consummate the Transactions. No Coal Filing Party will make any notification, filing, application or other submission in relation to the Transactions contemplated hereby without first providing the other Coal Filing Parties with a copy of such notification, filing, application or other submission in draft form (subject to redactions or limiting the sharing of such draft, or parts thereof, to an outside-counsel-only basis where appropriate) and giving the other Coal Filing Parties a reasonable opportunity to consider its content before it is filed with the relevant Governmental Authority, and each Coal Filing Party shall consider and take account of all reasonable comments timely made in this respect. Each Coal Filing Party shall promptly notify the other Coal Filing Parties of any substantive communications from or with any Government Authority with respect to the Transactions and will use its reasonable commercial efforts to ensure, to the extent permitted by Law, that the other Coal Filing Parties, or their outside counsel where appropriate, are involved in any substantive communications and invited to attend meetings with, or other appearances before, any Government Authority with respect to the Transaction, provided however that information and communications contemplated in this Section 11.2 which an applicable party considers highly confidential and sensitive shall only be provided on a “outside counsel only” basis to outside counsel of the other applicable parties.

(d) The Coal Filing Parties shall use reasonable commercial efforts to keep the Royalty Acquiror reasonably apprised of the status of all regulatory reviews under this Section 11.2. For greater certainty, this obligation does not include any obligation to disclose a copy or summary of the substance of any application or other communication with any regulatory authority in connection with the Competition Act Clearance - Coal Transaction, where the Coal Filing Parties and Royalty Acquiror do not make a single submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act relating to both the Competition Act Clearance - Coal Transaction and the Competition Act Clearance - Royalty Transaction, or the Investment Canada Act Approval.

(e) Should the Coal Filing Parties and the Royalty Acquiror consider it necessary or advisable to file with the Commissioner a single submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act relating to both the Competition Act Clearance - Coal Transaction and the Competition Act Clearance - Royalty Transaction, each of the Coal Filing Parties shall consult and cooperate with the other Coal Filing Party and Royalty Acquiror in connection with that submission and any related communications with the Commissioner in a manner consistent with their respective obligations in Section 11.2(a)(iii) and Section 11.3(a)(iii).

(f) The Coal Filing Parties hereby agree that the Royalty Acquiror may share any information received by the Royalty Acquiror under this Section 11.2 with Liberty Metals & Mining Holdings, LLC or any Subsidiary thereof (collectively, “Liberty”) and with Liberty’s outside counsel and may involve Liberty or its advisors in any meetings, including with a Governmental Authority, except that any information that has been shared on an outside-counsel-only basis under this Section may be shared only with Liberty’s outside counsel.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 11.3 Royalty Regulatory and Third Party Approvals.

(a) As between each of the Sherritt Parties, on one hand, and Royalty Acquiror and Royalty Parent, on the other hand, each of such parties covenants and agrees that, except as contemplated in this Agreement, it shall, or shall cause its Subsidiaries, to:

(i)	use commercially reasonable efforts to give all notices to, and make all filings and applications with, any Governmental Authorities that are required to be given or made by them to consummate the Transactions, and provide such other information and documents to such Governmental Authorities as may be required to be provided to such Governmental Authorities or as may be reasonably requested by them;

(ii)	use commercially reasonable efforts to obtain all consents and approvals of and take any action in respect of any Person that is reasonably required to consummate the Transaction;

(iii)	provide such necessary information and reasonable cooperation to one another, their Subsidiaries and their outside counsel as may be reasonably requested in connection with the performance of their respective obligations under clause (i) and (ii), provided that information which an applicable party considers highly confidential and sensitive shall only be provided on an “outside counsel only” basis to outside counsel of the other applicable parties;

(iv)	provide prompt notification to the others when any material filing or notice referred to in clause (i) is made or given, or any consent, approval, or action relating to such filing or notice is obtained or taken, as applicable;

(v)	provide prompt notification to the others when any material consent, approval or action referred to in clause (ii) is obtained, taken, made or given, as applicable;

(vi)	promptly advise the others of any material communications with any Governmental Authority or other Person regarding any of the Transactions and, unless precluded by Law, provide copies of any such communications that are in writing to the others and their respective outside counsel, provided that information which an applicable party considers highly confidential and sensitive shall only be provided on a “outside counsel only” basis to outside counsel of the other applicable parties; and

(vii)	not knowingly take or cause to be taken any action which would be expected to prevent or delay the obtaining of any consent or approval required hereunder, including entering into any timing or other agreements with any Government Authority without the express written consent of the other parties (which consent will not be unreasonably withheld), for the consummation of the Transactions.

(b) Without limiting the generality of the above Section 11.3(a), as between each of the Sherritt Parties, on one hand, and Royalty Acquiror and Royalty Parent, on the other hand:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i)	as soon as reasonably practicable and in any event not later than January 10, 2014, the Royalty Acquiror shall file with the Commissioner a submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act, which submission may, if considered necessary or advisable by the Sherritt Parties or the Royalty Acquiror (referred to hereinafter as “Royalty Filing Parties”), in each case acting reasonably, be made together with Coal Acquiror as part of a single application relating to both the Competition Act Clearance - Royalty Transaction and the Competition Act Clearance - Coal Transaction; and

(ii)	only if considered necessary or advisable by the Royalty Filing Parties, in each case acting reasonably, as soon as reasonably practicable thereafter the Royalty Filing Parties shall file, or cause to be filed, with the Commissioner those notices and information required under subsection 114(1) of the Competition Act.

(c) Without limiting the generality of the above Section 11.3(a), in connection with the Competition Act Clearance - Royalty Transaction, each Royalty Filing Party shall consult and cooperate with the other Royalty Filing Party in connection with all notices, filings, applications, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any one or more of them in connection with obtaining all consents and approvals from any Governmental Authorities necessary to consummate the Transactions. No Royalty Filing Party will make any notification, filing, application or other submission in relation to the Transactions without first providing the other Royalty Filing Party with a copy of such notification, filing, application or other submission in draft form (subject to redactions or limiting the sharing of such draft, or parts thereof, to an outside-counsel-only basis where appropriate) and giving the other Royalty Filing Party a reasonable opportunity to consider its content before it is filed with the relevant Governmental Authority, and each Royalty Filing Party shall consider and take account of all reasonable comments timely made in this respect. Each Royalty Filing Party shall promptly notify the other Royalty Filing Party of any substantive communications from or with any Government Authority with respect to the Transactions and will use its reasonable commercial efforts to ensure, to the extent permitted by Law, that the other Royalty Filing Party, or its outside counsel where appropriate, are involved in any substantive communications and invited to attend meetings with, or other appearances before, any Government Authority with respect to the Transactions, provided however that information and communications contemplated in this Section 11.3 which an applicable party considers highly confidential and sensitive shall only be provided on a “outside counsel only” basis to outside counsel of the other applicable parties.

(d) The Royalty Filing Parties shall use reasonable commercial efforts to keep the Coal Acquiror reasonably apprised of the status of all regulatory reviews under this Section 11.3. For greater certainty, this obligation does not include any obligation to disclose a copy or summary of the substance of any application or other communication with any regulatory authority in connection with the Competition Act Clearance - Royalty Transaction, where the Royalty Filing Parties and Coal Acquiror do not make a single submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act relating to both the Competition Act Clearance - Royalty Transaction and the Competition Act Clearance - Coal Transaction.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(e) Should the Royalty Filing Parties and the Coal Acquiror consider it necessary or advisable to file with the Commissioner a single submission in support of a request for an Advance Ruling Certificate under section 102 of the Competition Act relating to both the Competition Act Clearance - Royalty Transaction and the Competition Act Clearance - Coal Transaction, each of the Royalty Filing Parties shall consult and cooperate with the other Royalty Filing Party and Coal Acquiror in connection with that submission and any related communications with the Commissioner in a manner consistent with their respective obligations in Section 11.2(a)(iii) and Section 11.3(a)(iii).

(f) The Coal Filing Parties hereby agree that the Royalty Acquiror may share any information received by the Royalty Acquiror under this Section 11.3 with Liberty and with Liberty’s outside counsel and may involve Liberty or its advisors in any meetings, including with a Governmental Authority, except that any information that has been shared on an outside-counsel-only basis under this Section may be shared only with Liberty’s outside counsel.

Section 11.4 Coal Acquiror Financing.

(a) Until April 30, 2014, Coal Acquiror and Coal Parent shall, and shall cause its Affiliates to, take, or cause to be taken, all commercially reasonable actions, and do, or cause to be done, all things commercially reasonable to: (i) maintain in effect the Financing Commitment Letters; (ii) consummate the financings contemplated by the Financing Commitment Letters on the terms and conditions described therein as promptly as possible following the date hereof, including the negotiation and execution of definitive credit or loan or other agreements and all other documentation with respect to the financings contemplated in the Coal Financing Commitment Letters (correct and complete copies of which shall be delivered to Sherritt promptly upon execution thereof and from time to time upon request of Sherritt); and (iii) cause its financing sources to fund the financing under the Coal Financing Commitment Letters required to consummate the transactions contemplated by this Agreement and the other Transaction Documents on the Closing Date, provided the Closing Date occurs on or before April 30, 2014, including, if necessary, taking enforcement actions to cause such financing sources to provide such financing in accordance with the terms thereof.

(b) Sherritt, Coal Acquiror and Coal Parent agree that Coal Acquiror shall not amend or alter, or agree to amend or alter, any Coal Financing Commitment Letter or any definitive agreement or documentation referred to in this Section 11.4 in any manner that would reasonably be expected to materially impair, delay or prevent the consummation of the Transactions, in each case without the prior written consent of Sherritt. Sherritt and Coal Acquiror agree that Coal Acquiror shall keep Sherritt informed with respect to all material activity concerning the status of the financings under the Coal Financing Commitment Letters and shall promptly (and in any event within one (1) Business Day) notify Sherritt of: (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the Coal Financing Commitment Letters; or (ii) any refusal of any financing source to provide, or any stated intent by such financing sources to refuse to provide, the full financing contemplated by the Financing Commitment Letters, in each case, notwithstanding the efforts of Coal Acquiror to satisfy its obligations under this Section 11.4, and Sherritt and Coal Acquiror agree that Coal Acquiror shall use its commercially reasonable efforts to promptly arrange for alternative financing (which shall be in an amount sufficient to pay, when added with the other financing under the Coal Financing Commitment Letters, the Coal Purchase Price and all necessary fees,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

expenses and other amounts for which it is responsible) to replace the financing contemplated by such expired or terminated commitments or arrangements or for which such financing source has refused to provide such financing. Sherritt and Coal Acquiror agree that Coal Acquiror shall deliver correct and complete copies of any modified or replacement Coal Financing Commitment Letters to Sherritt as promptly as practicable following the execution thereof.

(c) Sherritt, Coal Acquiror and Coal Parent agree that prior to May 1, 2014, Coal Acquiror’s obtaining financing is not a condition to any of its obligations hereunder, regardless of the reasons why financing is not obtained or whether such reasons are within or beyond the control of Coal Acquiror. For the avoidance of doubt, if any financing referred to in this Section 11.4 is not obtained prior to May 1, 2014, Coal Acquiror shall continue to be obligated to consummate the transactions contemplated by this Agreement and the other Transaction Documents, subject to and on the terms contemplated by this Agreement provided the Closing Date occurs on or before April 30, 2014.

(d) From and after May 1, 2014, Coal Parent and Coal Acquiror shall and shall cause their Affiliates to use commercially reasonable best efforts to obtain the requisite third party debt or equity financing needed to consummate the Coal Transaction.

(e) Coal Acquiror and Coal Parent agree that none of the Sherritt Parties, Royalty Acquiror or their respective Affiliates and Representatives shall have any responsibility for any financing that Coal Acquiror may raise in connection with the Transactions.

(f) Notwithstanding any provision of this Agreement, Sherritt agrees on its behalf and on behalf of its respective subsidiaries that none of the lenders, agents or arrangers under the financing contemplated by the Coal Financing Commitment Letters nor their respective Affiliates, successors or assigns nor any other financing sources (collectively, the “Coal Financing Sources Related Parties”) shall have any liability or obligation to Sherritt or its subsidiaries relating to this Agreement or any of the transactions contemplated herein (including the financing contemplated by the Coal Financing Commitment Letters). This clause (e) is intended to benefit and may be enforced by the Coal Financing Sources Related Parties and shall be binding on all successors and assigns of Sherritt and each of its subsidiaries.

Section 11.5 Royalty Acquiror Financing.

(a) Royalty Acquiror shall, and shall cause its Affiliates to, take, or cause to be taken, all commercially reasonable actions, and do, or cause to be done, all things commercially reasonable to: (i) maintain in effect the Financing Commitment Letters; and (ii) consummate the financings contemplated by the Financing Commitment Letters on the terms and conditions described therein on or prior to the Closing Date, including the negotiation and execution of definitive credit or loan or other agreements and all other documentation with respect to the financings contemplated in the Financing Commitment Letters (correct and complete copies of which shall be delivered to Sherritt promptly upon execution thereof and from time to time upon request of Sherritt).

(b) Royalty Acquiror shall not amend or alter, or agree to amend or alter, any Financing Commitment Letter or any definitive agreement or documentation referred to in this Section 11.5 in any manner that would reasonably be expected to materially impair, delay or

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

prevent the consummation of the Transactions, in each case without the prior written consent of Sherritt. Royalty Acquiror shall keep Sherritt reasonably informed with respect to all material activity concerning the status of the financings under the Financing Commitment Letters and shall promptly notify Sherritt of: (i) the expiration or termination of the Financing Commitment Letters; or (ii) any refusal of any financing source to provide, or any stated intent by such financing sources to refuse to provide, the full financing contemplated by the Financing Commitment Letters, in each case, notwithstanding the efforts of Royalty Acquiror to satisfy its obligations under this Section 11.5, and Royalty Acquiror shall use commercially reasonable efforts to promptly arrange for alternative financing (which shall be in an amount sufficient to pay, when added with the other financing under the Financing Commitment Letters, the Royalty Purchase Price and all necessary fees, expenses and other amounts of Royalty Acquiror in connection with the consummation of the Transactions) to replace the financing contemplated by such expired or terminated commitments or arrangements or for which such financing source has refused to provide such financing. Royalty Acquiror shall deliver correct and complete copies of any modified or replacement Financing Commitment Letters to Sherritt as promptly as practicable following the execution thereof.

(c) Sherritt, Royalty Acquiror and Royalty Parent agree that Royalty Acquiror’s obtaining financing is not a condition to any of its obligations hereunder, regardless of the reasons why financing is not obtained or whether such reasons are within or beyond the control of Royalty Acquiror. For the avoidance of doubt, if any financing referred to in this Section 11.4 is not obtained, Royalty Acquiror shall continue to be obligated to consummate the Transactions, subject to and on the terms contemplated by the Transaction Documents.

(d) Royalty Acquiror and Royalty Parent agree that none of the Sherritt Parties, Coal Acquiror or their respective Affiliates and Representatives shall have any responsibility for any financing that Royalty Acquiror may raise in connection with the Transactions.

(e) Notwithstanding any provision of this Agreement, Sherritt agrees on its behalf and on behalf of its Subsidiaries that none of the lenders, agents or arrangers under the financing contemplated by the Financing Commitment Letters nor their respective Affiliates, successors or assigns nor any other financing sources (collectively, the “Royalty Financing Sources Related Parties”) shall have any liability or obligation to Sherritt or its Subsidiaries relating to this Agreement or any of the Transactions (including the financing contemplated by the Financing Commitment Letters). This Section 11.5(e) is intended to benefit and may be enforced by the Royalty Financing Sources Related Parties and shall be binding on all successors and assigns of Sherritt and each of its Subsidiaries.

Section 11.6 Coal Acquiror Fulfillment of Conditions.

As between each of the Sherritt Parties, on one hand, and Coal Acquiror and Coal Parent, on the other hand, Coal Acquiror and Coal Parent shall, except as otherwise set forth herein:

(a) where within their power to control, use best efforts to take; and

(b) where not within their power or control, use commercially reasonable efforts to take, or cause to be taken,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

all actions, to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of each condition to the obligations of Sherritt, the Coal Entities and the Vendor contained in Article 14 as such conditions relate to the Coal Transaction, provided, however, and for greater certainty, this Section 11.6 shall not impose upon Coal Acquiror any additional obligations in relation to its efforts to obtain the Competition Act Clearance – Coal Transaction and Investment Canada Act Approval, all of which are set out comprehensively in Section 11.2.

Section 11.7 Royalty Acquiror Fulfillment of Conditions.

As between each of the Sherritt Parties, on one hand, and Royalty Acquiror and Royalty Parent on the other hand, except as otherwise set forth herein, Royalty Acquiror and Royalty Parent shall:

(a) where within their power to control, use best efforts to take; and

(b) where not within their power or control, use commercially reasonable efforts to take, or cause to be taken,

all actions, to do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including the satisfaction of each condition to the obligations of Sherritt, the Coal Entities and the Vendor contained in Article 14 as such conditions relate to the Royalty Transaction, provided, however, and for greater certainty, this Section 11.7 shall not impose upon Royalty Acquiror any additional obligations in relation to its efforts to obtain the Competition Act Clearance - Royalty Transaction, all of which are set out comprehensively in Section 11.3.

Section 11.8 Preservation of Books and Records.

(a) Coal Acquiror shall, and shall cause the Coal Entities and their respective Subsidiaries to, preserve and keep the records held by them relating to the businesses of the Coal Entities and their respective Subsidiaries, in each case, for periods prior to Closing for a period of seven (7) years from the Closing Date (or longer if required by applicable Law) and shall make such records and personnel available to Sherritt (including the right to make copies thereof), at Sherritt’s own cost and expense and to the extent not unreasonably burdensome to the Coal Entities and their respective Subsidiaries, as may be reasonably required by Sherritt in connection with any insurance claims by, Legal Proceedings or Tax audits against or investigations by any Governmental Authority of Sherritt, the Vendor or any of their Affiliates with respect to their ownership of the Coal Entities and their respective Subsidiaries or the Transactions, provided however, that Sherritt shall first be required to execute and deliver to Coal Acquiror and its Affiliates, a confidentiality agreement in form and substance satisfactory to them acting reasonably.

(b) Royalty Acquiror shall, and shall cause the Royalty Partnerships to, preserve and keep the PMRL Books and Records and the CDP Books and Records delivered to Royalty Acquiror or the Royalty Partnerships relating to the Royalty Assets and the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

CDP Business, in each case, for periods prior to Closing, for a period of seven (7) years from the Closing Date (or longer if required by applicable Law), and during such period, the PMRL Books and Records and CDP Books and Records shall be available to Sherritt (including the right to make copies thereof) during normal business hours and upon reasonable notice, at Sherritt’s own cost and expense and to the extent not unreasonably burdensome to the Royalty Partnerships or Royalty Acquiror, as may be reasonably required by Sherritt in connection with any insurance claims by, Legal Proceedings or Tax audits against or investigations by any Governmental Authority of Sherritt, the Vendor or any of their Affiliates with respect to their ownership of the Royalty Business or the Transactions, provided however, that Sherritt shall first be required to execute and deliver to Royalty Acquiror and its Affiliates, a confidentiality agreement in form and substance satisfactory to them acting reasonably.

Section 11.9 Tax Matters.

(a) Except as required by Law, without the prior written consent of Sherritt, none of the Coal Acquiror, the Coal Entities or any of their respective Subsidiaries shall take any position on (including making or changing any Tax election), amend, re-file or otherwise modify (or grant any extension of any applicable statute of limitation with respect to) any Tax Return (including any amendment thereto) filed by the Coal Entities or any of their Subsidiaries in respect of a taxation year ending on or prior to the acquisition of control of the Coal Entities and their Subsidiaries by the Coal Acquiror, or agree to any settlement in respect of a taxation year in the Vendor’s Tax Period.

(b) Except as required by Law, without the prior written consent of Sherritt, none of the Royalty Acquiror, the Royalty Entities or any of their respective Subsidiaries shall take any position on (including making or changing any Tax election), amend, re-file or otherwise modify (or grant any extension of any applicable statute of limitation with respect to) any Tax Return (including any amendment thereto) filed by the Royalty Entities or any of their Subsidiaries in respect of a taxation year ending on or prior to or on the acquisition of control of the Royalty Subcos, CDP Holdco and the Royalty Partnerships by the Royalty Acquiror, or agree to any settlement relating to, any such taxation year.

(c) Coal Acquiror shall prepare, or cause to be prepared, all Tax Returns and Financial Statements required to be filed by the Coal Entities and any of their Subsidiaries, except for any Royalty Party, for a taxation year or fiscal period ending on or after the acquisition of control of the Coal Entities by Coal Acquiror, except to the extent that such returns and statements are required to be filed by the Royalty Acquiror. Royalty Acquiror shall prepare, or cause to be prepared, all Tax Returns and Financial Statements required to be filed by the Royalty Subcos, CDP Holdco and the Royalty Partnerships for the taxation years or fiscal periods ending on the acquisition of control of the Royalty Subcos, CDP Holdco and the Royalty Partnerships by Coal Acquiror and for the taxation years or fiscal periods ending on the acquisition of control of the Royalty Subcos, CDP Holdco and Royalty Partnerships by Royalty Acquiror, and such returns shall be prepared in draft to the satisfaction of Sherritt and Royalty Acquiror prior to the Closing Date and filed by the Royalty Acquiror so soon after the Closing Date as is practicable. Sherritt shall prepare, or cause to be prepared, all Tax Returns and Financial Statements required to be filed by the Royalty Subcos, CDP Holdco and the Royalty Partnerships in respect of a taxation year or fiscal period ending prior to the fiscal period or taxation year ending on the acquisition of control of the Royalty Subcos, CDP Holdco and the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Royalty Partnerships by the Coal Acquiror. Notwithstanding the generality of the foregoing, Sherritt shall be responsible for the preparation and filing of all Tax elections or designations required in connection with the Pre-Closing Reorganization and the Plan (saving for the designation under paragraph 88(1)(d) to be made by New PMRL ULC, which shall be the responsibility of Coal Acquiror). Royalty Acquiror and Coal Acquiror shall cause all Tax elections or designations prepared by Sherritt in connection with the Pre-Closing Reorganization and the Plan to be executed by the Coal Entities or the Royalty Entities on the Closing Date. The parties agree to file an election under subsection 256(9) of the Tax Act for each Royalty Subco for such Royalty Subco’s year-end for tax purposes to occur immediately before any acquisition of control.

(d) Coal Acquiror, Royalty Acquiror, and Sherritt (and its Subsidiaries, as applicable) shall for all Canadian and non-U.S. Tax purposes report the Transactions in accordance with their legal form as set out herein (and none of them shall make any available Tax elections inconsistent therewith) provided, however, that, notwithstanding any other provision of this agreement, Coal Parent, Coal Acquiror and Vendor agree to report the purchase of all of the issued and outstanding shares of PMRL as a purchase of the assets of PMRL, subject to the liabilities of PMRL, for U.S. federal income tax purposes (and applicable U.S. state and local tax purposes); provided further that Coal Acquiror shall be entitled to make (and Vendor and Sherritt shall cooperate in connection with) one or more elections pursuant to Section 338 of the Code with respect to the Transactions.

(e) Sherritt shall be given the opportunity to review any Tax Returns required to be filed by any of the Coal Entities or their respective Subsidiaries after the Closing Date which include any Vendor’s Tax Period and any amendments to such Tax Returns or any Tax Returns filed by either of the Coal Entities or their respective Subsidiaries prior to the Closing (and the working papers of the Coal Entities or their respective Subsidiaries and their accountants used in the preparation thereof), in each case, prior to the filing thereof (but in no event less than forty-five (45) days prior to such filing). Coal Acquiror shall, and shall cause the Coal Entities and each of their respective Subsidiaries to, fully cooperate with and assist Sherritt including allowing access by Sherritt and its Representatives to the Coal Company Books and Records during normal business hours and upon reasonable notice and allowing Sherritt (and its Representatives) to make copies thereof in connection with the review by Sherritt of any such Tax Returns or amendments), and, although Sherritt’s review shall be at Sherritt’s own cost and expense, Sherritt (and its Representatives) shall not be charged with any cost or expense for the assistance rendered by the Coal Acquiror and their respective Subsidiaries in connection therewith.

(f) In the event that Sherritt does not agree with Coal Acquiror’s preparation of such Tax Returns or amendments, Sherritt shall provide Coal Acquiror with written notice thereof within twenty (20) days of it receiving access to such Tax Returns or amendments, and the parties shall act in good faith to resolve such dispute. If the parties cannot resolve such dispute within fifteen (15) days of notice thereof, Sherritt’s views shall prevail and shall be reflected in the Tax Returns in respect of the Vendor’s Tax Period and in respect of the Vendor Directed Transactions and Coal Acquiror’s views shall prevail and shall be reflected in the tax returns in other respects.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(g) If a refund of Taxes (to the extent not reflected in the Closing Date Statement) (the “Refund”) is received by or credited after the Closing Date to the account of any of the Coal Entities or any of their respective Subsidiaries in respect of any Vendor’s Tax Period, Coal Acquiror shall cause the Coal Entities or any of their respective Subsidiaries, as applicable, to pay, within thirty (30) days of receipt, the amount of the Refund to the Vendor.

(h) For Tax purposes, any income, gain, deduction, loss or credit of CDP for a Straddle Period shall be allocated to each partner of CDP (which, for greater certainty, includes a partner in the taxation year of CDP in which the Closing Date occurs, but which does not include any entity that is not controlled, directly or indirectly, by Sherritt or the Royalty Acquiror) on the basis that the Straddle Period consisted of two taxable periods, one that ended at the close of business on the day immediately before the Closing Date and the other that began on the Closing Date, and such income, gain, deduction, loss or credit shall be allocated between two such periods on a “closing of the books” basis; provided, however, that: (i) in the case of a Tax imposed in respect of property or other similar Taxes imposed on a periodic basis and that applies ratably to the Straddle Period, the amount of Tax allocable to a portion of the Straddle Period shall be the total amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in such portion of the Straddle Period and the denominator of which is the total number of days in such Straddle Period; and (ii) in the case of sales, value-added, withholding and similar transaction-based Taxes and employment Taxes, such Taxes shall be allocated to the portion of the Straddle Period in which the relevant transaction occurred.

Section 11.10 No Post-Closing Ownership of Coal Acquiror or Royalty Acquiror

(a) Sherritt, its Affiliates and Subsidiaries shall not acquire any shares or debts of Royalty Parent, its Affiliates and Subsidiaries, and any entity holding an interest in the Royalty Parties, nor shall it acquire any interest in a derivative instrument, mutual fund trust unit, etc., that derives more than 10% of its value from property that is the shares or debt of Royalty Parent, its Affiliates and Subsidiaries, or from property that was property of the Royalty Partnerships.

(b) Sherritt, its Affiliates and Subsidiaries shall not acquire shares or debts of Coal Parent or any Subsidiary. Sherritt shall not acquire from Coal Parent or any Subsidiary thereof any property that was owned by PMRL at the time it was acquired by Coal Acquiror, and shall not acquire any interest in a derivative instrument, mutual fund trust unit, etc., that derives more than 10% of its value from the shares, debts or property of Coal Parent or any Subsidiary thereof.

(c) Royalty Parent and its Affiliates and Subsidiaries shall not acquire any shares or debts of Coal Parent or any Subsidiary thereof.

(d) The restrictions in this Section 11.10 shall remain in effect until the day that is six months after the day on which the normal reassessment period ends in respect of the taxation year which included the amalgamation of PMRL and the sale of the shares of the Royalty Subcos.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 11.11 Replacement or Provision of Security

Coal Acquiror shall arrange for substitute security for any bonds or other security required by Governmental Authorities in connection with the ownership, operation, maintenance, improvement, use, permitting, reclamation or closure of the Coal Mines after the Closing and to permit the release of the Reclamation Bonds. The Sherritt Parties will cooperate with Coal Acquiror in the arrangement of such substitute security.

Section 11.12 Replacement or Provision of CDP Security

Royalty Acquiror shall arrange for substitute security or any bonds or other security required by Governmental Authorities in connection with the reclamation of certain CDP Properties after the Closing and to permit the release of the CDP Reclamation Bonds. The Sherritt Parties will cooperate with Royalty Acquiror in the arrangement of such substitute security.

Section 11.13 CDP Working Capital.

As of the Closing Date, the CDP Working Capital shall be equal to $0 and CDP shall have no indebtedness whatsoever and be cash free.

ARTICLE 12

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COAL ACQUIROR

As between the Sherritt Parties, on one hand, and Coal Acquiror on the other hand, the obligation of Coal Acquiror to consummate the Arrangement shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Coal Acquiror, of each of the following conditions:

Section 12.1 Representations and Warranties.

(a) Except for any breaches of representations and warranties of Sherritt and the Vendor set forth in this Agreement (other than the Sherritt Coal Fundamental Reps or the Coal Fundamental Reps), that individually or in the aggregate would not have a Coal Material Adverse Effect, each of the representations and warranties of Sherritt and the Vendor set forth in this Agreement (other than representations and warranties in Article 3 and Article 5, the Sherritt Coal Fundamental Reps or the Coal Fundamental Reps), were true and correct as of the date of this Agreement and are true and correct as of the Closing Time (in each case after having given effect to the Vendor Directed Transactions and disregarding any limitations as to “material”, “materiality” or “Coal Material Adverse Effect” therein) (and provided that such representations and warranties made as of an earlier specific date shall be true and correct only as of such specific date).

(b) The Sherritt Coal Fundamental Reps and the Coal Fundamental Reps were true and correct as of the date of this Agreement and are true and correct as of the Closing Time.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 12.2 Performance of Covenants.

The Sherritt Parties shall have performed and complied with in all material respects all of their covenants and agreements contained in the Transaction Documents, to be performed on or prior to the Closing Date.

Section 12.3 Orders and Laws; No Legal Action.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions; including without limitation matters relating to the Cuban Operations that would cause Coal Acquiror to violate or be in conflict with any Laws.

Section 12.4 Consents, Approvals and Notices.

(a) The Interim Court Order and the Final Court Order have been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to Coal Acquiror on appeal or otherwise.

(b) The Coal Closing Date Authorizations and Consents shall have been duly obtained (or in lieu thereof waivers) and shall be in full force and effect.

Section 12.5 Articles of Arrangement.

The Articles of Arrangement to be sent to the Registrar under the ABCA in accordance with this Agreement shall be in a form and content satisfactory to Coal Acquiror, acting reasonably.

Section 12.6 Completion of Pre-Closing Reorganization.

The Pre-Closing Reorganization (including as such may be amended in accordance with Section 2.10) shall have been completed in accordance with the terms of this Agreement.

Section 12.7 Officer’s Certificate.

Sherritt and the Vendor shall have delivered to Coal Acquiror certificates dated as of the Closing Date and executed by a duly authorized officer of Sherritt and of each Sherritt and the Vendor, as applicable, in a form reasonably acceptable to Coal Acquiror, confirming the matters applicable to Sherritt and to Sherritt and the Vendor in Section 12.1(a) and Section 12.2.

Section 12.8 Financing

If the Closing Date occurs after April 30, 2014, Coal Acquiror and Coal Parent shall have or have obtained all requisite funds required to consummate the Coal Transaction. For greater certainty, this condition shall not apply if the Closing Date occurs on or prior to April 30, 2014.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 12.9 Closing Deliverables.

At the Closing, Sherritt and the Vendor shall deliver to Coal Acquiror:

(i)	share certificates representing the Purchased Coal Shares, in each case, duly endorsed in blank for transfer or accompanied by duly signed powers of attorney for transfer in blank;

(ii)	certified copies of: (i) the articles and by-laws of Sherritt and the Vendor; (ii) all resolutions of the shareholders and the board of directors of Sherritt and the Vendor, as applicable, approving the entering into of this Agreement and the completion of the transactions contemplated by this Agreement; and (iii) a list of directors and officers of Sherritt and the Vendor authorized to sign agreements together with their specimen signatures;

(iii)	duly executed resignation letters, effective as of the Closing, of the Coal Resigning Directors and Officers in customary form as agreed by the Parties, acting reasonably;

(iv)	duly executed releases by each Coal Resigning Director and Officer in customary form as agreed by the Parties, acting reasonably;

(v)	duly executed releases by Sherritt substantially in customary form as agreed by the Parties, acting reasonably;

(vi)	the Payoff Letter;

(vii)	a certificate of status, compliance, good standing or like certificate with respect to each of the Coal Entities and their Subsidiaries issued by appropriate governmental officials of their respective jurisdiction of incorporation or existence;

(viii)	the executed Royalty Interest Transfer Agreement and Coal Ancillary Agreements;

(ix)	the Cooperation Agreement;

(x)	all other documents considered necessary or reasonably required, on advice of counsel acting reasonably, to complete the Transactions.

ARTICLE 13

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ROYALTY ACQUIROR

As between the Sherritt Parties, on one hand, and Royalty Acquiror on the other hand, the obligation of Royalty Acquiror to consummate the Arrangement shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Royalty Acquiror, of each of the following conditions:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 13.1 Representations and Warranties.

(a) Except for any breaches of representations and warranties of Sherritt and the Vendor set forth in this Agreement (other than the Sherritt Royalty Fundamental Reps, the Royalty Fundamental Reps or the CDP Fundamental Reps), that individually or in the aggregate would not have a Royalty Material Adverse Effect, each of the representations and warranties of Sherritt and the Vendor set forth in this Agreement (other than representations and warranties in Article 4 and Article 6, the Sherritt Royalty Fundamental Reps, the Royalty Fundamental Reps or the CDP Fundamental Reps), were true and correct as of the date of this Agreement and are true and correct as of the Closing Time (in each case after having given effect to the Vendor Directed Transactions and disregarding any limitations as to “material”, “materiality” or “Royalty Material Adverse Effect” therein) (and provided that such representations and warranties made as of an earlier specific date shall be true and correct only as of such specific date).

(b) The Sherritt Royalty Fundamental Reps, the Royalty Fundamental Reps and the CDP Fundamental Reps were true and correct as of the date of this Agreement and are true and correct as of the Closing Time.

Section 13.2 Performance of Covenants.

(a) The Sherritt Parties shall have performed and complied with in all material respects all of their covenants and agreements contained in the Transaction Documents, to be performed on or prior to the Closing Date.

Section 13.3 Orders and Laws; No Legal Action.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions.

Section 13.4 Consents, Approvals and Notices.

(a) The Interim Court Order and the Final Court Order have been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to Royalty Acquiror, acting reasonably, on appeal or otherwise.

(b) The Royalty Closing Date Authorizations and Consents shall have been duly obtained (or in lieu thereof waivers) and shall be in full force and effect.

Section 13.5 Articles of Arrangement.

The Articles of Arrangement to be sent to the Registrar under the ABCA in accordance with this Agreement shall be in a form and content satisfactory to Royalty Acquiror, acting reasonably.

Section 13.6 Completion of Pre-Closing Reorganization.

The Pre-Closing Reorganization (including as such may be amended in accordance with Section 2.10) shall have been completed in accordance with the terms of this Agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 13.7 No Royalty Material Adverse Effect

There shall not have been or occurred a Royalty Material Adverse Effect.

Section 13.8 Officer’s Certificate.

Sherritt and the Vendor shall have delivered to Royalty Acquiror certificates dated as of the Closing Date and executed by a duly authorized officer of Sherritt and of each Sherritt and the Vendor, as applicable, in a form reasonably acceptable to Royalty Acquiror, confirming the matters applicable to Sherritt and to Sherritt and the Vendor in Section 13.1 and Section 13.2.

Section 13.9 Closing Deliverables.

At the Closing, Sherritt and the Vendor shall deliver to Royalty Acquiror:

(i)	share certificates representing the Purchased Royalty Shares and all of the outstanding CDP Holdco shares, in each case, duly endorsed in blank for transfer or accompanied by duly signed powers of attorney for transfer in blank;

(ii)	certified copies of: (i) the articles and by-laws of each Sherritt Party and each Royalty Party; (ii) all resolutions of the shareholders and the board of directors of each Sherritt Party and each Royalty Party, as applicable, approving the entering into of any Transaction Document to which it is a party and the completion of such Persons of the Transactions; and (iii) a list of directors and officers of each Sherritt Party and each Royalty Party authorized to sign agreements together with their specimen signatures;

(iii)	written evidence, to the satisfaction of Royalty Acquiror, acting reasonably, confirming that the CDP Partner has exercised its tag-along rights pursuant to the CDP Partnership Agreement;

(iv)	the Payoff Letters;

(v)	written evidence, to the satisfaction of Royalty Acquiror, acting reasonably, confirming that Genesee Partner has waived its rights under the Genesee ROFR, or that Genesee Partner has exercised the Genesee ROFR in accordance with the Genesee Agreement;

(vi)	duly executed resignation letters, effective as of the Closing, of the Royalty Resigning Directors and Officers in customary form as agreed by the Parties, acting reasonably;

(vii)	duly executed releases by each of the Royalty Resigning Directors and Officers in customary form as agreed by the Parties, acting reasonably;

(viii)	duly executed releases by Sherritt substantially in customary form as agreed by the Parties, acting reasonably;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(ix)	a certificate of status, compliance, good standing or like certificate with respect to each Sherritt Party, each Royalty Party and CDP issued by appropriate governmental officials of its jurisdiction of incorporation or existence;

(x)	each Transaction Document to which a Royalty Entity, Royalty Parent or Royalty Acquiror is a party, or that otherwise relates to such party, duly executed by each party thereto other than Royalty Parent or Royalty Acquiror;

(xi)	certified copy of the CDP Partnership Agreement and CDP Administration Agreement; and

(xii)	necessary deeds, conveyances, assurances, transfers and assignments and any other instruments and documents necessary or reasonably required on advice of counsel to (i) transfer the Purchased Royalty Assets to the Royalty Partnerships, (ii) transfer the CDP Interest to CDP Holdco pursuant to the Transactions and (iii) deliver possession of the Purchased Royalty Shares and all outstanding shares of CDP Holdco as provided herein.

ARTICLE 14

CONDITIONS PRECEDENT OF COAL ACQUIROR TO OBLIGATIONS OF THE

SHERRITT PARTIES

The obligations of Sherritt, the Vendor and the Coal Entities to consummate the Closing shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Sherritt, on behalf of itself, the Vendor and the Coal Entities, of each of the following conditions:

Section 14.1 Representations and Warranties.

Except for any breaches of representations and warranties of the Coal Acquiror set out in this Agreement or any Coal Ancillary Agreement and of the Royalty Acquiror set out in this Agreement, respectively, and that, in each case, individually or in the aggregate, would not materially impede the completion of the Arrangement, each of the representations and warranties of the Coal Acquiror set out in this Agreement or any Coal Ancillary Agreement and of the Royalty Acquiror set out in this Agreement, shall be true and correct in all material respects as of the Closing Date, (disregarding in each case any limitations as to “material” or “materiality” therein) (and provided that such representations and warranties which are made as of an earlier specific date shall be true and correct only as of such date).

Section 14.2 Performance of Covenants.

Each of Coal Acquiror and Royalty Acquiror shall have performed and complied with in all material respects all of its covenants and agreements contained in this Agreement and, in the case of the Coal Acquiror, the Coal Ancillary Agreements, and, in the case of the Royalty Acquiror, the Royalty Ancillary Agreements, to be performed on or prior to the Closing Date.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 14.3 Orders and Laws.

There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions.

Section 14.4 Authorizations and Consents

The Coal Closing Date Authorizations and Consents and Royalty Closing Date Authorizations and Consents shall have been duly obtained, made or given (or in lieu thereof waivers) and shall be in full force and effect.

Section 14.5 Officer’s Certificate.

(a) Coal Acquiror shall have delivered to the Vendor and Sherritt a certificate dated as of the Closing Date and executed by a duly authorized officer of Coal Acquiror in a form reasonably acceptable to Sherritt confirming the applicable matters in Section 14.1 and Section 14.2.

(b) Royalty Acquiror shall have delivered to the Vendor and Sherritt a certificate dated as of the Closing Date and executed by a duly authorized officer of Royalty Acquiror in a form reasonably acceptable to Sherritt confirming the applicable matters in Section 14.1 and Section 14.2.

Section 14.6 Closing Deliverables.

(a) At the Closing, Coal Parent shall, and shall cause Coal Acquiror to, deliver:

(i)	to the Vendor, the Coal Purchase Price in accordance with the steps set out in the Plan;

(ii)	to the Vendor, duly executed releases by the Coal Entities and their Subsidiaries in customary form as agreed by the Parties, acting reasonably releasing each Person listed in Schedule 14.6(a)(ii), being certain individuals who have served as a director or officer of any of the Coal Entities or their respective Subsidiaries, as applicable (collectively, the “Coal Resigning Directors and Officers”) from all claims and potential claims for the period prior to the Closing;

(iii)	to the Sherritt Parties and Royalty Acquiror, duly executed director resolutions of Coal Acquiror approving the Transactions;

(iv)	the Royalty Interest Transfer Agreement and Coal Ancillary Agreements;

(v)	Coal Acquiror shall arrange for substitute security for any bonds or other security required by Governmental Authorities in connection with the ownership, operation, maintenance, improvement, use, permitting, reclamation or closure of the Coal Mines after the Closing and to permit the release of the Reclamation Bonds; and

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(vi)	all other documents considered necessary or reasonably required, on advice of counsel acting reasonably, to complete the Transactions.

(b) At the Closing, Royalty Acquiror shall, and Royalty Parent shall cause Royalty Acquiror to, deliver:

(i)	to the Vendor, the Royalty Purchase Price, subject to adjustment in accordance with Section 2.8 in accordance with the steps set out in the Plan;

(ii)	to the Sherritt Parties and to the Coal Entities, duly executed releases by the Royalty Acquiror and the Royalty Entities in customary form as agreed by the parties, acting reasonably, releasing each Person listed on Schedule 14.6(b)(ii), being certain individuals who have served as a director or officer of any of the Royalty Entities or their Subsidiaries, as applicable (collectively, the “Royalty Resigning Directors and Officers”) from all claims and potential claims for the period prior to the Closing;

(iii)	to the Vendor, the CDP Purchase Price, subject to adjustment in accordance with Section 2.7, in accordance with the steps set out in the Plan; and

(iv)	to the Sherritt Parties and Coal Acquiror, duly executed director and/or shareholder resolutions of Royalty Acquiror, as applicable, approving the Transactions;

(v)	the Royalty Interest Transfer Agreement and Royalty Ancillary Agreements;

(vi)	Royalty Acquiror shall arrange for substitute security or any bonds or other security required by Governmental Authorities in connection with the reclamation of certain CDP Properties after the Closing and to permit the release of the CDP Reclamation Bonds; and

(vii)	all other documents considered necessary or reasonably required, on advice of counsel acting reasonably, to complete the Transactions.

Section 14.7 Completion of Genesee ROFR

If the Genesee ROFR has been exercised by the Genesee Partner, the Genesee ROFR Assets will have been conveyed to Genesee Partner by New PMRL in accordance with the terms of the Genesee ROFR.

ARTICLE 15

SURVIVAL; INDEMNIFICATION

Section 15.1 Survival of Representations, Warranties, Covenants and Agreements.

The representations and warranties, covenants and agreements of the Parties hereto contained in or made pursuant to the Transaction Documents, with the exception of the RITA or except as explicitly provided therein, or in any other certificate executed and delivered by any

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Party to another Party in connection with this Agreement, shall survive in full force and effect until the date that is eighteen (18) months after the Closing Date (the “Limitations Date”), at which time they shall terminate, except:

(i)	the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing shall survive until fully performed, including without limitation Section 2.12, Section 11.1, Section 11.8 and Section 11.9;

(ii)	the covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing shall survive the Closing solely for purposes of Section 15.2 and terminate on the close of business on the Limitations Date;

(iii)	the representations and warranties contained in:

(A)	Section 1 (Organization and Qualification) and Section 2 (Board Approval and Authority) to Schedule 3 to this Agreement, (collectively, the “Sherritt Coal Fundamental Reps”);

(B)	Section 1 (Organization and Qualification) and Section 2 (Board Approval and Authority) to Schedule 4 to this Agreement (collectively, the “Sherritt Royalty Fundamental Reps”);

(C)	Section 1 (Organization and Qualification), Section 2 (Board Approval and Authority) and Section 3 (Capitalization; Voting Control and Subsidiaries) to Schedule 5 to this Agreement (collectively, the “Coal Fundamental Reps”);

(D)	Section 1 (Organization and Qualification), Section 2 (Board Approval and Authority), Section 3 (Capitalization; Voting Control and Subsidiaries) to Schedule 6 to this Agreement (collectively, the “Royalty Fundamental Reps”);

(E)	Section 21 (CDP Organization and Qualification) and Section 22 (CDP Capitalization; Voting Control and Subsidiaries) to Schedule 6 to this Agreement (collectively, the “CDP Fundamental Reps”);

(F)	Section 1 (Organization and Qualification of Coal Acquiror) and Section 2 (Board Approval and Authority of Coal Parent and Coal Acquiror Relative to this Agreement) to Schedule 8 to this Agreement (collectively, the “Coal Acquiror Fundamental Reps”); and

(G)	Section 1 (Organization and Qualification of Royalty Acquiror) and Section 2 (Board Approval and Authority of Royalty Acquiror Relative to this Agreement) to Schedule 9 to this Agreement (collectively, the “Royalty Acquiror Fundamental Reps”), shall survive the Closing and continue in full force and effect without limitation of time;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(iv)	the representations and warranties contained in Section 15 (Taxes) of Schedule 5 and the covenants contained in Section (e) of Schedule 10.2 shall survive until the date that is six (6) months after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive);

(v)	the representations and warranties contained in Section 6 (Environmental Matters) of Schedule 5 and Section 17 (Absence of Environmental Liabilities) and Section 33 (CDP Absence of Environmental Liabilities) of Schedule 6 shall survive for five (5) years from the Closing Date;

(vi)	claims for indemnification pursuant to Section 15.4 (Indemnification by the Vendor for Tax Treatment) shall survive in accordance with the survival period set out in Section 15.4;

(vii)	claims for indemnification pursuant to Section 15.2(b) shall survive until the date that is three (3) years following Closing;

(viii)	the representations and warranties contained in Section 1(f) (Cuban Operations) of Schedule 7 shall survive until the date that is twelve (12) months following the Closing;

(ix)	the representations and warranties contained in Section 6(d), Section 7(a)(ii), Section 7(b)(ii) and Section 10 of Schedule 6 shall survive until the date that is seven (7) years following the Closing;

(x)	claims for indemnification pursuant to Section 15.2(a)(iii), Section 15.2(a)(iv), and Section 15.3(a)(i), inclusive, shall survive the Closing and continue in full force and effect without limitation as to time; and

(xi)	there is no limitation as to time for claims involving fraud or fraudulent misrepresentation.

Section 15.2 Indemnification by Sherritt and the Vendor to Coal Acquiror.

(a) Subject to the provisions of this Article 15, from and after Closing, Sherritt and the Vendor shall jointly and severally indemnify and hold Coal Acquiror and its shareholders, Representatives and Affiliates (the “Coal Acquiror Indemnified Parties”) harmless from and against any damages, liabilities, losses and expenses (including, but not limited to, reasonable experts’ fees, costs of investigation, reasonable attorney’s fees incurred in defending any claim by a third Person, and amounts paid in settlement of any claim or suit), other than monitoring, reclamation and remediation costs and expenses which are defined as “Actual Costs” in the Cooperation Agreement, fines, penalties and interest (collectively, the “Loss” or “Losses”) which are sustained, suffered by, imposed upon or asserted against any of, the Coal Acquiror Indemnified Parties to the extent caused by, arising from, connected with or pursuant to:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i)	a breach or inaccuracy of any representation or warranty made by any Sherritt Party contained in any Transaction Document or any certificate executed and delivered by Sherritt or the Vendor to Coal Acquiror;

(ii)	any failure to perform any covenant or agreement made by any Sherritt Party in any Transaction Document that is to be performed or fulfilled by any Sherritt Party;

(iii)	any transaction or series of transactions to effect, related to or completed in connection with, the Pre-Closing Reorganization, the Plan or the transactions contemplated by the Royalty Interest Transfer Agreement in a manner that is inconsistent with the transaction or series of transactions set out in the Pre-Closing Reorganization Schedule, the Plan and the Royalty Interest Transfer Agreement, as applicable, without the prior written consent of Coal Acquiror;

(iv)	the Obed Mine Release;

(v)	a breach or inaccuracy of any representation or warranty made by Sherritt and the Vendor to Royalty Acquiror in Article 6 or in the bring down certificate delivered to Royalty Acquiror under Section 12.1 of this Agreement

(b) Subject to the provisions of this Article 15, from and after Closing, Sherritt and the Vendor shall jointly and severally indemnify and hold the Coal Acquiror Indemnified Parties harmless from and against any third party claims, fines, penalties and interest and reasonable attorneys’ fees related thereto, to the extent caused by, arising from, connected with or pursuant to the Coal Valley Exceedances. The limitations to the indemnification obligations of Sherritt and the Vendor in Section 15.5 and Section 15.12, shall not apply to the obligations under this Section 15.2(b) to indemnify the Coal Acquiror Indemnified Parties for any fines, penalties and interest and reasonable attorneys’ fees related thereto, to the extent caused by, arising from, connected with or pursuant to the Coal Valley Exceedances, except to the extent that Loss arises as a result of any gross negligence or willful misconduct of the Coal Acquiror or its Affiliates or Representatives.

(c) The right to indemnification under Section 15.2(a)(ii) (in respect of covenants or agreements that by their terms apply or are to be performed in whole or in part after the Closing) and under Section 15.2(a)(iii) and Section 15.2(a)(iv), exist notwithstanding Section 15.1 and notwithstanding any representation or warranty in Article 3 or Schedule 3 or Article 5 or Schedule 5.

(d) For purposes of calculating the amount of any Losses that are the subject matter of a claim for indemnification any reference to “materiality”, “Coal Material Adverse Effect”, or other similar qualification or limitation that is contained in or is otherwise applicable to such representation or warranty or claim for indemnification will be disregarded.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(e) The rights, obligations, agreements, undertakings and other matters set forth in the Cooperation Agreement in no way limit the indemnification obligations of Sherritt and the Vendor hereunder with respect to the Obed Mine Release and such obligations shall survive any termination, amendment or modification of the Cooperation Agreement, but provided, for greater certainty, there shall be no indemnification for amounts otherwise paid for Actual Costs, as defined in the Cooperation Agreement. For the avoidance of doubt, the limitations to the indemnification obligations of Sherritt and the Vendor in Section 15.5 and Section 15.12 hereof, shall not apply to the obligations under Section 15.2(a)(iv) hereof and Sherritt and the Vendor shall jointly and severally fully indemnify Coal Acquiror Indemnified Parties without limitation as to timing of claims or amount of Losses.

Section 15.3 Indemnification by Sherritt and the Vendor to Royalty Acquiror.

(a) Subject to the provisions of this Article 15, from and after Closing, Sherritt and the Vendor shall jointly and severally indemnify and hold Royalty Acquiror and its shareholders, Representatives and Affiliates (the “Royalty Acquiror Indemnified Parties”) harmless from and against any Loss or Losses which are sustained, suffered by, imposed upon or asserted against any of, the Royalty Acquiror Indemnified Parties to the extent caused by, arising from, connected with or pursuant to:

(i)	a breach or inaccuracy of any representation or warranty made by any Sherritt Party contained in any Transaction Document or any certificate executed and delivered by any Sherritt Party to Royalty Acquiror except for the CDP Representations;

(ii)	any failure to perform any covenant or agreement made by any Sherritt Party in any Transaction Document that is to be performed or fulfilled by any Sherritt Party; and

(iii)	any transaction or series of transactions to effect, related to or completed in connection with, the Pre-Closing Reorganization, the Plan or the Transactions in a manner that is inconsistent with the transaction or series of transactions set out in the Pre-Closing Reorganization Schedule, the Plan or the Royalty Interest Transfer Agreement, without the prior written consent of Royalty Acquiror;

(b) The right to indemnification under Section 15.3(a)(ii) (in respect of covenants or agreements that by their terms apply or are to be performed in whole or in part after the Closing) and under Section 15.3(a)(iii), exist notwithstanding Section 15.1 and notwithstanding any representation or warranty in Article 4 or Schedule 4 or Article 6 or Schedule 6.

(c) For purposes of calculating the amount of any Losses that are the subject matter of a claim for indemnification, any reference to “materiality”, “Royalty Material Adverse Effect”, or other similar qualification or limitation that is contained in or is otherwise applicable to such representation or warranty or claim for indemnification will be disregarded.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(d) Subject to the provisions of this Article 15, from and after Closing, Sherritt and the Vendor shall jointly and severally indemnify and hold the Royalty Acquiror Indemnified Parties harmless from and against any Loss or Losses which are sustained, suffered by, imposed upon or asserted against any of, the Royalty Acquiror Indemnified Parties to the extent caused by, arising from, connected with or pursuant to a breach or inaccuracy of any representation or warranty made by Sherritt or the Vendor contained in Sections 21 - 37 of Schedule 6 (the “CDP Representations”) or any certificate executed and delivered by any Sherritt Party in connection with the CDP Representations.

Section 15.4 Indemnification of Coal Acquiror by Sherritt and the Vendor for Tax Treatment.

(a) Subject to the provisions of this Article 15, from and after Closing, Sherritt and the Vendor shall jointly and severally indemnify and hold the Coal Acquiror Indemnified Parties harmless from and against any Taxes and Losses which are sustained or suffered by a Coal Acquiror Indemnified Party to the extent caused by or arising from any Taxes required to be paid by Coal Acquiror or by New PMRL, directly or indirectly, as a result of, arising out of or relating to any Vendor Directed Transactions (the “Indemnified Taxes”). The indemnity in this Section 15.4(a) shall, in respect of a particular taxation year, survive the Closing and remain in full force and effect until the date that is six (6) months following the expiration of the period, if any, during which an assessment, reassessment, notice of determination of losses or other form of recognized document assessing liability for Tax under applicable Law may be issued (a “Tax Indemnification Event”) in respect of that taxation year (the “Tax Limitation Period”). For greater certainty, where a claim pursuant to this indemnity is made within the survival period of the indemnity, the indemnity shall survive in respect of such claim until the final determination thereof.

(b) Notwithstanding the foregoing Section 15.4(a), the obligation of Sherritt and the Vendor to indemnify the Coal Acquiror Indemnified Parties for any Indemnified Taxes arising in connection with any Vendor Directed Transaction shall arise if, and only if, the Coal Acquiror Indemnified Parties, within the relevant statutory periods without delay or extension, all relevant income tax returns, designations or elections as set forth in the Felesky Flynn LLP memo dated December 22, 2013. The failure to file such income tax returns or make any such designations or elections, or the failure to file such income tax return or make any such designation with the relevant statutory periods without delay or extension, shall absolve the Vendor of any obligation to indemnify the Coal Acquiror Indemnified Parties for the Indemnified Taxes arising from the failure of the Coal Acquiror Indemnified Parties to file such returns, designations or elections.

(c) Sherritt and the Vendor shall also jointly and severally indemnify and hold harmless the Coal Acquiror Indemnified Parties for any reductions in the amount of New PMRL’s non-capital losses (as defined in subsection 111(8) of the Tax Act), Canadian oil and gas property expenses (as defined in subsection 66.4(5) of the Tax Act), Canadian development expenses (as defined in subsection 66.2(5) of the Tax Act) and undepreciated capital cost (as defined in subsection 13(21) of the Tax Act) available for deduction in the first taxation year of New PMRL that are caused by any assessment or reassessment relating to a taxation year ending on or prior to the Closing Date. For greater certainty, it is understood by Sherritt, the Vendor and the Coal Acquiror Indemnified Parties that, for the purposes of this indemnity, the amount of

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

New PMRL’s indemnified non-capital losses shall be limited to $64,600,000, the amount of New PMRL’s indemnified Canadian oil and gas property expenses shall be limited to $3,778,000, the amount of New PMRL’s indemnified Canadian development expenses shall by limited to $9,700,000, and the amount of PMRL’s indemnified undepreciated capital cost (which, for greater certainty, includes the undepreciated capital cost of both PMRL and Poplar River Coal Mining Partnership) shall be limited to $141,800,000. In the event that the Coal Acquiror Indemnified Parties suffer such a reduction to New PMRL’s indemnified non-capital losses, indemnified Canadian oil and gas property expenses, indemnified Canadian development expenses or indemnified undepreciated capital cost, the parties agree that the amount to be paid to the Coal Acquiror Indemnified Parties by Sherritt or the Vendor shall equal the amount, if any, by which the product obtained when such reductions are multiplied by 22.22% exceeds the product obtained when any corresponding increase to the non-capital losses, Canadian oil and gas property expenses, Canadian development expenses and undepreciated capital cost available for deduction in the first taxation year of New PMRL is multiplied by 22.22%. In no case shall the amount payable to the Coal Acquiror Indemnified Parties exceed $17,348,931.

(d) If, Coal Parent, Coal Acquiror or New PMRL receives any audit inquiry, information request, examination, objection, proposal, assessment, reassessment, appeal or similar proceeding with respect to Taxes from or by any Governmental Authority for any Indemnified Taxes or an amount referred to in Section 15.4(c), (each, a “Tax Notice”), Coal Acquiror Indemnified Parties shall promptly notify Sherritt and the Vendor in writing of such Tax Notice within fifteen (15) days following receipt and provide a copy of same together with all correspondence relating to and any other documents received in respect of such Tax Notice. The failure to give notice shall not relieve Sherritt or the Vendor of the indemnification obligations provided hereunder; provided, however, that if any failure to give notice prejudices Sherritt’s ability to dispute any Tax Notice, the failure to give notice shall relieve Sherritt and the Vendor of their indemnification obligations hereunder to the extent of the tax payable under that Tax Notice.

(e) Where a Tax Notice relates solely to Indemnified Taxes or an amount referred to in Section 15.4(c), provided that Sherritt and/or the Vendor has acknowledged in writing their joint and several obligation to indemnify a Coal Acquiror Indemnified Party in respect of such Indemnified Taxes or Section 15.4(c) amount and has sufficient assets to satisfy such obligation (taking into account any insurance or other assurance of available funds), Sherritt and/or the Vendor shall have the exclusive authority to control, at their own expense, any submissions in respect of such Tax Notice and any objection or appeal in respect of such Tax Notice (each a “Tax Contest”) and may make all decisions in connection with such Tax Contest, provided however, that a Coal Acquiror Indemnified Party shall be given an opportunity to review, comment on and participate in any submissions, objections or appeals at its own expense. Without limiting the foregoing, Sherritt and/or the Vendor may, in its sole discretion, pursue or forego any and all administrative appeals, proceedings and conferences with any Governmental Authority with respect thereto, and may, in their sole discretion, contest the Tax Contest in any permissible manner, provided that neither Sherritt nor the Vendor nor Coal Acquiror shall settle any Tax Contest that relates to Indemnified Taxes without the prior written consent of the others, which consent shall not be unreasonably withheld, conditioned or delayed. Sherritt, the Vendor and Coal Acquiror agree to cooperate and jointly control and participate in all proceedings taken in connection with Tax Contests. Notwithstanding this Section 15.4 or any other provision in this Agreement, no Coal Acquiror Indemnified Party shall be required to take any position or make any statement or filing that it reasonably determines is inconsistent with applicable Law.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(f) In the case of a Tax Notice that is a notice of assessment or reassessment, a notice of confirmation of an assessment or reassessment, a notice that no Tax is payable or a determination of loss or a similar document (a “Tax Assessment Notice”) for any Indemnified Taxes, Sherritt shall reimburse any Coal Acquiror Indemnified Party for an amount equal to the minimum payment required to be made of such Indemnified Taxes within fifteen (15) days of the payment becoming due in accordance with tax Laws. The Coal Acquiror Indemnified Parties shall remit such required minimum amounts forthwith upon receipt to the relevant Governmental Authority on account of the relevant Indemnified Taxes, and shall as soon as practicable thereafter deliver to Sherritt and the Vendor a copy of any receipt or other similar documentation provided to Coal Acquiror evidencing the receipt of such minimum required amount by such Government Entity.

(g) Upon the occurrence of a Tax Indemnification Event, to the extent that the total of the amounts paid by Sherritt and the Vendor hereunder in respect of such Tax liability and Losses exceeds the amount so determined to be the amount of such Tax liability by a Governmental Authority or associated Losses, the Coal Acquiror Indemnified Parties shall forthwith upon receipt or confirmation of any refund or credit of such Tax liability and Losses (and, in any event, within thirty (30) days of the receipt or confirmation of such refund or credit) pay to the Vendor the amount of such refund or credit (including any interest received or credited thereon by the Coal Acquiror Indemnified Parties and after taking into account any Taxes payable by Coal Acquiror Indemnified Parties in respect of such refund, credit or interest).

(h) Each of Sherritt and Coal Acquiror Indemnified Parties shall provide reasonable cooperation to the other applicable party and their counsel in respect of all claims for Indemnified Taxes or amounts referred to in Section 15.4(c), including: (i) providing the other party and its counsel with draft copies of all filings, motions, applications, correspondence and other documents the party defending the claim intends to file with or deliver to any Governmental Authority in connection with a Tax Contest at least ten (10) Business Days prior to the date on which such documents are filed or delivered and considering in good faith the comments of the other party and their counsel regarding such filings, motions, applications, correspondence and other documents; (ii) promptly notifying the other party of any communication the party defending the claim receives from any Governmental Authority regarding such Tax Contest and providing the other party with copies of all correspondence, filings or communications between such party defending the claim, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in each case to the extent relating to any such Tax Contest; provided that Coal Acquiror Indemnified Parties shall in all cases, at the sole cost of Coal Acquiror, have the right to attend any meetings or participate in other discussions (or have their counsel attend or participate) with the staff of any Governmental Authority or such Governmental Authority’s counsel; and (iii) keeping the other party and its counsel advised on a timely and ongoing basis of the status of such Tax Contest and any material changes or developments with respect thereto and promptly and fully responding to all requests for information, questions and comments of the other party and their counsel from time to time.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(i) For the avoidance of doubt the limitations to the indemnification obligations of Sherritt and the Vendor in Section 15.5 and Section 15.12, shall not apply to the obligations under this Section 15.4, except to the extent that Loss arises as a result of any gross negligence or willful misconduct of the Coal Acquiror or its Affiliates or Representatives.

Section 15.5 Limitations on Amount of Indemnification by Sherritt and Vendor to Coal Acquiror.

Notwithstanding anything provided in this Agreement to the contrary, the indemnification obligations of Sherritt and the Vendor pursuant to Section 15.2 shall be limited as follows:

(a) no indemnification shall be payable by Sherritt and/or the Vendor pursuant to Section 15.2 with respect to any claim asserted by Coal Acquiror after the expiration of the survival period, if any, prescribed for such representation, warranty, covenant or agreement in Section 15.1;

(b) no indemnification shall be payable by Sherritt and/or the Vendor under Section 15.2(a)(i) for any single Loss that is less than $250,000 (“Coal De Minimis Loss”), however, any single Coal De Minimis Loss is taken into account in determining whether or not the total of all Losses meets the threshold amount under Section 15.5(c); provided that such limitation shall not apply with respect to (i) a breach of any of the Coal Fundamental Reps or the Sherritt Coal Fundamental Reps, (ii) any breach or inaccuracy of any Sherritt Party’s representations and warranties of which a Sherritt Party had knowledge at any time prior to the date on which such representation and warranty was made; (iii) any claim involving fraud or fraudulent misrepresentation; or (iv) any intentional breach by any Sherritt Party of any of its covenants or obligations under the Transaction Documents;

(c) no indemnification shall be payable by Sherritt and/or the Vendor to any Coal Acquiror Indemnified Party under Section 15.2(a) until the total amount of recoverable claims for indemnification against the Vendor shall exceed 2% of the Coal Purchase Price (the “Coal Deductible”), in which event Coal Acquiror shall then only be entitled to recover the amount of such recoverable claims in excess of the Coal Deductible; provided that such Coal Deductible shall not apply with respect to (i) a breach of any of Sherritt Coal Fundamental Reps or the Coal Fundamental Reps, (ii) any breach or inaccuracy of any of Sherritt’s or Sherritt’s and the Vendor’s representations and warranties of which Sherritt and/or the Vendor had knowledge at any time prior to the date on which such representation and warranty was made, (iii) any claim involving fraud or fraudulent misrepresentation; or (iv) any intentional breach by any Sherritt Party of any of its covenants or obligations under the Transaction Documents;

(d) in no event shall the aggregate liability of Sherritt and the Vendor, for indemnification payable to Coal Acquiror pursuant to Section 15.2(a)(i) exceed an amount equal to the Coal Purchase Price (the “Coal Cap”).

(e) Sherritt and the Vendor shall not be liable under this Agreement (including this Article 15 with the exception of Section 15.4) with respect to any Losses arising out of matters disclosed, allowed, provided, accrued or reserved for in the Financial Statements, or otherwise disclosed by Sherritt or the Vendor in the Coal Disclosure Letter.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 15.6 Limitations on Amount of Indemnification by Sherritt and Vendor to Royalty Acquiror.

Notwithstanding anything provided in this Agreement to the contrary, the indemnification obligations of Sherritt and the Vendor to Royalty Acquiror pursuant to Section 15.3 shall be limited as follows:

(a) no indemnification shall be payable by Sherritt and/or the Vendor pursuant to Section 15.3 with respect to any claim asserted by Royalty Acquiror after the expiration of the survival period, if any, prescribed for such representation, warranty, covenant or agreement in Section 15.1;

(b) no indemnification shall be payable by Sherritt and/or the Vendor under Section 15.3 for any single Loss that is less than $250,000 (“Royalty De Minimis Loss”), however, any single Royalty De Minimis Loss is taken into account in determining whether or not the total of all Losses meets the threshold amount under Section 15.6(c); provided, that such limitation shall not apply with respect to (i) a breach of any of the Royalty Fundamental Reps, the Sherritt Royalty Fundamental Reps or the CDP Fundamental Reps; (ii) any breach or inaccuracy of any of Sherritt’s or Sherritt’s and the Vendor’s representations and warranties of which Sherritt and/or the Vendor had knowledge at any time prior to the date on which such representation and warranty was made; (iii) any claim involving fraud or fraudulent misrepresentation by any Sherritt Party; or (iv) any intentional breach by any Sherritt Party of any of its covenants or obligations under the Transaction Documents;

(c) no indemnification shall be payable by Sherritt and/or the Vendor to any Royalty Acquiror Indemnified Party under Section 15.3 until the total amount of recoverable claims for indemnification against the Vendor shall exceed $2 million (the “Royalty Deductible”), in which event Royalty Acquiror shall then only be entitled to recover the amount of such recoverable claims in excess of the Royalty Deductible; provided, that such Royalty Deductible shall not apply with respect to any claim relating to (i) a breach of any of Sherritt Royalty Fundamental Reps, the Royalty Fundamental Reps or the CDP Fundamental Reps; (ii) any breach or inaccuracy of any of representations and warranties of any Sherritt Party of which Sherritt or the Vendor had knowledge at any time prior to the date on which such representation and warranty was made; (iii) any claim involving fraud or fraudulent misrepresentation by any Sherritt Party; or (iv) any intentional breach by any Sherritt Party of any of its covenants or obligations under the Transaction Documents;

(d) in no event shall the aggregate liability of Sherritt and the Vendor, for indemnification payable to Royalty Acquiror pursuant to Section 15.3(a) exceed an amount equal to the Royalty Purchase Price (the “Royalty Cap”);

(e) in no event shall the aggregate liability of Sherritt and the Vendor, for indemnification payable to Royalty Acquiror pursuant to Section 15.3(d) exceed an amount equal to two times the CDP Purchase Price.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 15.7 Indemnification by Coal Acquiror.

Subject to the provisions of this Section 15.7, from and after Closing, Coal Acquiror and Coal Parent agree to indemnify and hold Sherritt, the Vendor, their respective Representatives and Affiliates (the “Vendor Indemnified Parties”) harmless from and against, any Losses sustained or suffered by the Vendor Indemnified Parties to the extent caused by or arising from a breach of any representation or warranty made by Coal Acquiror herein or a failure to perform any covenant or agreement made by Coal Acquiror herein.

Section 15.8 Limitations on Amount of Indemnification by Coal Acquiror.

Notwithstanding anything provided in this Agreement to the contrary, no indemnification shall be payable by Coal Acquiror pursuant to Section 15.7 with respect to any claim asserted by a Vendor Indemnified Party after the expiration of the survival period, if any, prescribed for such representation, warranty or covenant in Section 15.1. In no event shall the aggregate liability of Coal Acquiror for indemnification payable under Section 15.7 exceed an amount equal to the Coal Purchase Price. Except as provided in Section 15.4(b) Coal Acquiror shall not be liable under this Agreement (including this Article 15) with respect to any Losses arising out of matters related to or in connection with the Vendor Directed Transactions, the Obed Mine Release or the Coal Valley Exceedances, except to the extent that Loss arises as a result of any gross negligence or willful misconduct of the Coal Acquiror or its Affiliates or Representatives.

Section 15.9 Indemnification by Royalty Acquiror.

Subject to the provisions of this Section 15.9, from and after Closing, Royalty Acquiror and Royalty Parent agree to indemnify and hold the Vendor Indemnified Parties harmless from and against, any Losses sustained or suffered by the Vendor Indemnified Parties to the extent caused by or arising from a breach of any representation or warranty made by Royalty Acquiror or a failure to perform any covenant or agreement made by Royalty Acquiror herein.

Section 15.10 Limitations on Amount of Indemnification by Royalty Acquiror.

Notwithstanding anything provided in this Agreement to the contrary, no indemnification shall be payable by Royalty Acquiror pursuant to Section 15.9 with respect to any claim asserted by a Vendor Indemnified Party after the expiration of the survival period, if any, prescribed for such representation, warranty or covenant in Section 15.1. In no event shall the aggregate liability of Royalty Acquiror for indemnification payable under Section 15.9 exceed an amount equal to, subject to any adjustment under Section 2.8, the Royalty Cap.

Section 15.11 Notice and Defense of Claims.

(a) With the exception of the indemnification obligations in Section 15.4, in the event that a claim is instituted or asserted by a third party (including a Governmental Authority) against a Person in respect of Losses for which indemnification may be sought by such Person pursuant to the provisions of this Section 15.11(a) (including any Losses to which either the Coal Deductible or Royalty Deductible is applicable) (a “Third Party Claim”), the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Person seeking to be indemnified hereunder (the “Indemnified Party”) shall assert a claim for indemnification by written notice to the Person from whom indemnification is sought (the “Indemnifying Party”) stating with reasonable specificity the nature and basis of such claim (including the breach, inaccuracy, non-performance or provision of this Agreement to which such claim relates), a reasonable estimate of the amount of such claim and including copies of all relevant pleadings and other demands (a “Notice”). In the case of Losses arising by reason of any Third Party Claim, the Notice shall be given within fifteen (15) days of the filing or other written assertion of any such Third Party Claim against the Indemnified Party and in all other cases with reasonable promptness, but the failure of the Indemnified Party to give the Notice within such time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party except to the extent that the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure.

(b) Subject to the terms of this Section, upon receiving notice of a Third Party Claim, the Indemnifying Party may participate in the investigation and defence of the Third Party Claim and may also elect to assume the investigation and defence of the Third Party Claim. In this regard, the Indemnifying Party shall have thirty (30) days from the receipt of the Notice (the “Notice Period”) to notify the Indemnified Party whether or not the Indemnifying Party desires to defend against such Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) prior to and during the Notice Period (but not after the Indemnifying Party assumes such defense) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests if failure to so file would materially prejudice the Indemnified Party’s rights.

(c) If the Indemnifying Party is entitled to and does assume the investigation and defence of the Third Party Claim, the Indemnifying Party shall have the right to: (i) conduct and control any proceedings or negotiations with such third party; (ii) perform and control or direct the performance of any required activities, including remedial or other activities under Environmental Laws; (iii) take all other steps to settle or defend any such claim (provided that the Indemnifying Party shall not settle any such Third Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); and (iv) employ counsel to contest any such claim or liability. Notwithstanding the above, with respect to claims relating to the Obed Mine Release, any investigation and defence of Third Party Claims shall be conducted pursuant to the Cooperation Agreement, so long as the Cooperation Agreement, as it may be amended from time to time, is in effect.

(d) The Indemnified Party shall be entitled to withhold its consent to a proposed settlement of any Third Party Claim, and such withholding of consent by the Indemnified Party shall be considered reasonable for all purposes, if the proposed settlement of such Third Party Claim does not satisfy each of the following:

(i)	the terms of the compromise and settlement require only the payment of money for which the Indemnified Party is entitled to full indemnification under this Agreement;

(ii)	the Indemnified Party is not required to admit any wrongdoing, take or refrain from taking any action, acknowledge any rights of the Person making the Third Party Claim or waive any rights that the Indemnified Party may have against the Person making the third party claim; and

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(iii)	the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional release from any and all obligations or liabilities it may have with respect to the Third Party Claim.

(e) In the event the Indemnifying Party elects to conduct and control any proceedings itself, the Indemnified Party shall be entitled to fully participate at its own cost and expense and by its own separate counsel in any proceedings relating to any Third Party Claim, except that the Indemnifying Party shall pay the costs and expenses of such separate counsel if: (i) in the Indemnified Party’s good faith judgment, it is advisable, based on the advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party; or (ii) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on the advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party.

(f) If the Indemnifying Party (i) is not entitled to assume the investigation and defence of a Third Party Claim, (ii) declines to assume the investigation and defense of any such Third Party Claim, (iii) fails to notify the Indemnified Party within the Notice Period of the Indemnifying Party’s election to defend such Third Party Claim, or (iv) assumes the investigation and defence of a Third Party Claim but fails to diligently pursue such investigation and defence, the Indemnified Party has the right, but not the obligation, to undertake the investigation and defence of any Third Party Claim. In the case where the Indemnifying Party fails to diligently pursue the defence of the Third Party Claim, the Indemnified Party may not assume the investigation and defence of the Third Party Claim unless the Indemnified Party gives the Indemnifying Party written demand to diligently pursue the defence and the Indemnifying Party fails to do so within ten (10) days after receipt of the demand, or such shorter period as may be required to respond to any deadline imposed by a court, arbitrator or other tribunal. If the Indemnified Party undertakes the investigation and defense of a Third Party Claim, the Indemnified Party may compromise and settle such claim but the Indemnifying Party shall not be bound by any compromise or settlement of such claim effected without its consent (which consent may not be unreasonably withheld or delayed).

(g) The Indemnifying Party shall pay for all costs and expenses of the investigation and defence of the Third Party Claim except that the Indemnifying Party shall not, so long as it diligently conducts such defence, be liable to the Indemnified Party for any fees of other counsel or any other expenses with respect to the defence of the Third Party Claim, incurred by the Indemnified Party after the date the Indemnifying Party validly exercised its right to assume the investigation and defence of the Third Party Claim. Notwithstanding the above, with respect to claims relating to the Obed Mine Release, and any investigation and defence of Third Party Claims shall be conducted pursuant to the Cooperation Agreement, so long as the Cooperation Agreement, as it may be amended from time to time, remains in effect. Regardless of whether the Indemnified Party or the Indemnifying Party shall assume the defense of the Third Party Claim, the Indemnified Party and the Indemnifying Party agree to cooperate fully with one another in connection therewith and to keep each other reasonably informed of the status of the claim and any related proceeding.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(h) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to any claim under this Article 15, in the case of Third Party Claims, or fails to notify the Indemnified Party within the Notice Period, the Losses arising from any such Third Party Claim shall, subject to the provisions of Section 15.5 Section 15.6, Section 15.8, Section 15.10 and Section 15.12, be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall, subject to the provisions of Section 15.5, Section 15.6, Section 15.8, Section 15.10 and Section 15.12, pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has disputed its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations, either party may seek a resolution of such dispute by litigation in a court of competent jurisdiction.

Section 15.12 Further Limitations and Qualifications on Indemnification.

(a) The Indemnified Party shall have no right to indemnification with respect to any (i) consequential, indirect, incidental, special or similar damages or lost profits (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity, provided that, notwithstanding the foregoing and for greater certainty, the Indemnified Parties shall have the right to indemnification with respect to loss of royalty revenue generated by the Purchased Royalty Assets that results from a breach of the Royalty Fundamental Reps or the representations in Sections 6 - 10 inclusive of Schedule 6), or (ii) punitive or exemplary damages.

(b) If the amount of any Loss incurred by an Indemnified Party at any time subsequent to the making of an Indemnity Payment is reduced by (i) any final net cash Tax benefit to the Indemnified Party, at such time and as and to the extent that such net cash Tax benefit is actually received by the Indemnified Party, or (ii) final cash recovery under or pursuant to any insurance coverage, the amount of such reduction (less any costs, expenses (including Taxes) or premiums incurred by the Indemnified Party in connection therewith) shall promptly be repaid by the Indemnified Party to the Indemnifying Party.

(c) Subject to the respective rights of Sherritt, the Vendor, Coal Acquiror, and Royalty Acquiror pursuant to Section 2.6, Section 2.12, Section 11.1, Section 17.1 and Section 17.7, as applicable, and as otherwise provided in this Section 15.12(c), from and after Closing, the sole recourse and exclusive remedy of the Coal Acquiror Indemnified Parties, Royalty Acquiror Indemnified Parties, Sherritt, and the Vendor Indemnified Parties arising out of this Agreement, the other Transaction Documents or the Transactions, whether based on tort, contract, statutory or common law remedy or equitable remedy or otherwise, including any misrepresentation, breach of warranty, non-fulfillment or failure to perform and covenant or agreement or otherwise, shall be to assert a claim for indemnification under the indemnification provisions of this Article 15. Sherritt, the Vendor, Coal Acquiror (as between it and the Sherritt Parties) and Royalty Acquiror each covenant that it (and the Indemnified Parties) will not seek to obtain any remedy except as provided in this Article 15. The parties may exercise their rights of termination in Section 16.1.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(d) Nothing in this Agreement, including this Article 15, limits or restricts in any way any remedies available, or Losses payable, for claims involving fraud or fraudulent misrepresentation.

(e) The indemnification obligations of the Indemnifying Party pursuant to this Agreement with respect to a specific claim for which indemnification is provided under this Agreement shall extend beyond the time period for indemnification set forth herein with respect to such specific claim until it has been fully discharged or resolved or settled; provided, however, a Notice shall have been given to the Indemnifying Party on or prior to the end of such time period.

(f) No Indemnifying Party shall be liable under this Article 15 in respect of any Loss which is contingent unless and until such contingent Loss becomes an actual liability and is due and payable; provided that an Indemnified Party shall be entitled to deliver a Notice in respect of such contingent Loss prior to the expiry of the applicable Limitations Date.

Section 15.13 Indemnification Adjustment to Purchase Price.

To the fullest extent permitted under applicable Law, any amounts payable under this Article 15 shall constitute an adjustment in the Coal Purchase Price, Royalty Purchase Price or CDP Purchase Price, as the case may be, adjusted to the extent applicable, pursuant to Section 2.8 and pursuant to Section 6 of the Indemnification Acknowledgement Agreement (described in Section 17.9). Without limiting the generality of the foregoing, any amounts payable under this Article 15 in respect of the Obed Mine Release shall constitute a facilitation fee payable by Sherritt to CVRI after closing.

ARTICLE 16

TERMINATION OF AGREEMENT

Section 16.1 Termination.

At any time prior to the Closing, this Agreement may be terminated:

(i)	by the mutual written agreement of Coal Acquiror, Royalty Acquiror and Sherritt;

(ii)	in respect of the Coal Transaction, by Sherritt, if neither Sherritt nor the Vendor nor any other Sherritt Party is in material breach of this Agreement or any Coal Ancillary Agreement and Coal Acquiror shall have breached any of its representations, warranties, or failed to perform its covenants or agreements set forth in this Agreement or in a Coal Ancillary Agreement, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Article 14 to be satisfied; and (B) remains uncured to the satisfaction Sherritt, acting reasonably, on the earlier of (1) the date which is thirty (30) days following Coal Acquiror’s receipt of written notice thereof from Sherritt and (2) the Outside Date;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(iii)	in respect of the Royalty Transaction, by Sherritt, if none of the Sherritt Parties are in material breach of this Agreement and (A) Royalty Acquiror shall have breached any of its representations, warranties or failed to perform its covenants or agreements set forth in this Agreement, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Article 14 to be satisfied; and (B) remains uncured to the satisfaction of Sherritt, acting reasonably, on the earlier of (1) the date which is thirty (30) days following Royalty Acquiror’s receipt of written notice thereof from Sherritt and (2) the Outside Date;

(iv)	by Coal Acquiror, if Coal Acquiror is not in material breach of this Agreement or any Coal Ancillary Agreement and any of the Sherritt Parties shall have breached any of its representations, warranties or failed to perform its covenants or agreements set forth in this Agreement, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Article 12 to be satisfied; and (B) remains uncured to the satisfaction of Coal Acquiror, acting reasonably, on the earlier of (1) the date which is thirty (30) days following Sherritt’s receipt of written notice thereof from Coal Acquiror and (2) the Outside Date;

(v)	by Royalty Acquiror, if Royalty Acquiror is not in material breach of this Agreement and any Sherritt Party shall have breached any of their respective representations, warranties or failed to perform their respective covenants or agreements set forth in the Transaction Documents, which breach or failure to perform: (A) would give rise to the failure of a condition set forth in Article 13 to be satisfied; and (B) remains uncured to the satisfaction of Royalty Acquiror, acting reasonably, on the earlier of (1) the date which is thirty (30) days following Sherritt’s receipt of written notice thereof from Royalty Acquiror and (2) the Outside Date;

(vi)	subject to Section 16.2, by Coal Acquiror, Royalty Acquiror or Sherritt in the event that any Order or Law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions, and such Order or Law has become final and/or non-appealable; or

(vii)	subject to Section 16.2, by Coal Acquiror, Royalty Acquiror or Sherritt if the Closing has not occurred before the close of business on the Outside Date unless a breach of this Agreement by the terminating party results in the failure of the Closing to occur by such date.

Section 16.2 Effect of Termination by Coal Acquiror or Royalty Acquiror

Notwithstanding the above termination provisions, if either one of Coal Acquiror or Royalty Acquiror terminates this Agreement for any reason or if Sherritt terminates the transaction in respect of either the Coal Acquiror under Section 16.1(ii) or the Royalty Acquiror under Section 16.1(iii) and the other purchaser (the “Remaining Purchaser”) is not in a position to terminate this Agreement pursuant to Section 16.1(iv), in the case of Coal Acquiror, or Section 16.1(v), in the case of Royalty Acquiror, then Sherritt and the Remaining Purchaser shall undertake to enter into an agreement to effect the transfer of PMRL and CVRI, in the case of

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Coal Acquiror or the Royalty Business and CDP Interest, in the case of Royalty Acquiror, on terms and conditions consistent with the terms and conditions of this Agreement with the necessary modifications set forth in the applicable Side Letter.

Section 16.3 Notice of Termination.

In the event of termination by any party pursuant to Section 16.1, written notice setting forth the reasons therefor shall be given by the terminating party to the other parties and termination of this Agreement shall be effective upon receipt of such notice.

Section 16.4 Effect of Termination.

If this Agreement shall be validly terminated pursuant to this Article 16, this Agreement shall forthwith become null and void and all obligations of the parties hereunder shall terminate without liability of any party to the other (or any of their respective Representatives or Affiliates), other than Section 11.1 (Confidentiality), Section 16.4 (Effect of Termination) and Article 17 (Miscellaneous); provided, however, that notwithstanding anything to the contrary in this Article 16 pursuant to Section 16.1, upon termination of this Agreement, each party shall remain liable to the other applicable parties for any liability for any breach by it of this Agreement, any other Transaction Document or, as applicable a Coal Ancillary Agreement or a Royalty Ancillary Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants and agreements made under such Transaction Document, Coal Ancillary Agreement or Royalty Ancillary Agreement, as applicable, existing at the time of such termination, and each party may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are available at Law or in equity.

ARTICLE 17

MISCELLANEOUS

Section 17.1 Expenses.

(a) Except as otherwise provided in this Agreement (including Section 10.3 and Section 17.1(b)), whether or not the Transactions are consummated, each party shall pay its own costs and expenses, including the fees and expenses of its accountants, advisors and legal counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions.

(b) Coal Acquiror and Royalty Acquiror shall each be responsible for one-half of all filing and application fees that are payable in connection with any notices, filings and applications required by applicable Law or pursuant to this Agreement to be made by Coal Acquiror and Royalty Acquiror, the Sherritt Parties or their respective Subsidiaries in connection with the consummation of the transactions contemplated herein or under the other Transaction Documents, including, to the extent applicable, in respect of any notice, filing or application required under the Competition Act, Investment Canada Act and any other applicable antitrust, competition, foreign investment or similar Laws. Royalty Acquiror and Sherritt shall each be solely responsible for one-half of all Transfer Taxes (excluding any Transfer Taxes arising out of or related to the Vendor Directed Transaction) incurred in connection with the consummation of the transactions contemplated hereunder or under the other Transaction Documents.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 17.2 Exclusive Dealing

(a) During the period from and including the date of this Agreement to and including the Outside Date, the Vendor and Sherritt shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, consider the merits of any inquiries or proposals from, or enter into any agreements with any Person (other than the Coal Acquiror and the Royalty Acquiror) relating to any transaction involving the sale of any of the Purchased Coal Shares or any asset relating to the Coal Business.

(b) During the period from and including the date of this Agreement to and including the Outside Date, the Vendor and Sherritt shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, consider the merits of any inquiries or proposals from, or enter into any agreements with any Person (other than Royalty Acquiror and Coal Acquiror) relating to any transaction involving the sale of any of the Purchased Royalty Shares, the CDP Holdco shares, any asset relating to the Royalty Business or any asset relating to the CDP Business.

Section 17.3 Notices.

Any notice or other communication required or permitted to be given to any Person hereunder shall be in writing and shall be given to such Person at such Person’s address set forth below, or such other address as such party may hereafter specify by notice in writing to the other Person. Any such notice or other communication shall be addressed as aforesaid and given by: (i) certified mail (registered mail), return receipt requested, with first class postage prepaid; (ii) hand delivery; (iii) reputable overnight courier; or (iv) facsimile transmission. Any notice or other communication will be deemed to have been duly given: (A) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed by certified mail (registered mail), return receipt requested, with first class postage prepaid, (B) on the date of service if served personally, (C) on the Business Day after delivery to an overnight courier service, provided receipt of delivery has been confirmed, or (D) on the date of transmission if sent via facsimile transmission, provided confirmation of receipt is obtained promptly after completion of transmission.

If to the Coal Entities, the Vendor or Sherritt, to:

Sherritt International Corporation

1133 Yonge Street

Toronto, Ontario M4T 2Y7

Attention: Ward Sellers, Senior Vice President,

                 General Counsel & Corporate Secretary

Fax:          416-935-2284

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

With a copy (which shall not constitute notice) to:

Torys LLP 79

Wellington Street West

TD Centre, Suite 3000

Toronto, ON M5K 1N2

Attention:  Michael Pickersgill

Fax:           416-865-7380

If to Coal Acquiror, to:

9540 South Maroon Circle, Suite 200

Englewood, CO 80112

Attention: Jennifer S. Grafton

                 General Counsel and Secretary

With a copy (which shall not constitute notice) to:

Holland & Hart LLP

6380 South Fiddlers Green Circle, Suite 500

Greenwood Village, CO 80111

Attention: Amy L. Bowler, P.C.

Fax:          303-713-6305

If to Royalty Acquiror, to:

66 Kenmount Road

Suite 202, Kenmount Business Center,

St John’s, NL

A1B 3V7

Attention: Brian Dalton

Fax:          709-576-3441

With a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Elizabeth Breen

Fax:          416-947-0866

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 17.4 Amendments and Waivers.

(a) Except as otherwise permitted by Section 2.10(a) and Section 2.2(c), no amendment to this Agreement may be made unless agreed to by all parties hereto in writing. The parties hereto may, by an instrument in writing signed on behalf of such party, waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(b) Notwithstanding the above Section 17.4(a): (i) the form and content of the Pre-Closing Reorganization may be amended in accordance with Section 2.10; and (ii) the Plan may be amended in accordance with Section 2.2(c).

Section 17.5 Disclosure Letters, Schedules and Exhibits.

(a) The Schedules and Exhibits shall be deemed to be attached hereto and made a part hereof and all references herein to this Agreement shall include the Schedules and Exhibits.

(b) In connection with its representations, warranties covenants and agreements herein, Sherritt and the Vendor have contemporaneously with the execution of this Agreement delivered to Coal Acquiror the Coal Disclosure Letter and to Royalty Acquiror the Royalty Disclosure Letter arranged in sections and subsections corresponding with sections and subsections of this Agreement.

(c) In connection with its representations, warranties, covenants and agreements herein, Royalty Parent and Royalty Acquiror have contemporaneously with the execution of this Agreement delivered to Sherritt and the Vendor the Royalty Acquiror Disclosure Letter arranged in sections and subsections corresponding with sections and subsections of this Agreement.

(d) Nothing in the Coal Disclosure Letter is intended to broaden the scope of any representation or warranty contained in this Agreement. The Coal Disclosure Letter and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties, covenants and agreements of Sherritt and the Vendor, as the case may be, contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or agreements.

(e) Nothing in the Royalty Acquiror Disclosure Letter is intended to broaden the scope of any representation or warranty contained in this Agreement. The Royalty Acquiror Disclosure Letter and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties, covenants and agreements of Royalty Acquiror contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or agreements.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(f) Inclusion of an item in any section of the Coal Disclosure Letter is deemed to be disclosure for all purposes for which disclosure is required under this Agreement provided that the relevance of the information so disclosed for any other section of this Agreement, and the Section of the Coal Disclosure Letter on its face, would reasonably pertain in light of the form and substance of the disclosure made.

(g) Inclusion of an item in any section of the Royal Acquiror Disclosure Letter is deemed to be disclosure for all purposes for which disclosure is required under this Agreement provided that the relevance of the information so disclosed for any other section of this Agreement, and the Section of the Royalty Disclosure Letter on its face, would reasonably pertain in light of the form and substance of the disclosure made.

(h) No reference to or disclosure of any item or other matter in any Schedule (or any section thereof), the Coal Disclosure Letter, the Royalty Disclosure Letter or the Royalty Acquiror Disclosure Letter shall be construed as an admission or indication that such item is required to be referred to or disclosed in any other Schedule (or any section thereof), the Coal Disclosure Letter, the Royalty Disclosure Letter, or the Royalty Acquiror Disclosure Letter, as applicable. Inclusion of any item in a Schedule (or any section thereof), the Coal Disclosure Letter, the Royalty Disclosure Letter or the Royalty Acquiror Disclosure Letter does not constitute a determination by the representing party that such item is material and shall not be deemed to establish a standard of materiality. No disclosure in a Schedule (or any section thereof), the Coal Disclosure Letter, the Royalty Disclosure Letter or the Royalty Acquiror Disclosure Letter relating to any possible breach or violation of any Contract, Law or any potential adverse contingency shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that such adverse contingency will actually occur.

Section 17.6 Disclaimer of Other Representations; Projections.

Each of Coal Acquiror and Royalty Acquiror acknowledges and agrees that, except for the representations and warranties made by the Sherritt Parties herein and, in the case of the Coal Acquiror, the Coal Ancillary Agreements, none of the Sherritt Parties or any of their respective Affiliates or Representatives has made, and shall not be construed as having made, to Coal Acquiror and Royalty Acquiror or any of their respective Affiliates or Representatives, any representation or warranty of any kind, express or implied, written or oral, at law or in equity, in respect of Sherritt, the Vendor or any of their respective Subsidiaries, the Purchased Coal Shares, the CDP Holdco shares or the Purchased Royalty Shares or any of the assets, properties, liabilities, business, operations or affairs of Sherritt, the Vendor, the Coal Entities or any of their respective Subsidiaries, including with respect to: (i) merchantability or fitness for any particular purpose; (ii) the operation of the Coal Entities and their Subsidiaries by Coal Acquiror after the Closing; or (iii) the probable success or profitability of the Coal Entities and their respective Subsidiaries after the Closing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties, covenants or agreements made by Sherritt or the Vendor herein, each of Coal Acquiror and Royalty Acquiror agrees that (A) none of Sherritt, the Vendor, the Coal Entities nor any of their respective Affiliates or Representatives makes or has made any representation or warranty to either of Coal Acquiror and Royalty Acquiror or any of their respective Affiliates or Representatives with respect to, and (B) other than the indemnification obligations set forth in Article 15, none of Sherritt, the

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Vendor, the Coal Entities or any of their respective Affiliates or Representatives shall have or be subject to any liability or indemnification obligation to either of Coal Acquiror or Royalty Acquiror or to any other Person resulting from the distribution to either Coal Acquiror or Royalty Acquiror or their respective Affiliates or Representatives of, or that Coal Acquiror’s or Royalty Acquiror’s use of:

(a) any projections, financial models, estimates, forecasts relating to the business of any of the Coal Entities or any of their respective Subsidiaries otherwise heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to Coal Acquiror or Royalty Acquiror or their Representatives or Affiliates; and

(b) any other information, statement or documents heretofore or hereafter delivered to, presented to (including, for greater certainty, in any management presentation) or made available to Coal Acquiror or Royalty Acquiror and/or their Representatives or Affiliates, whether orally or in writing (including in any information memorandum, functional “break-out” discussions, responses to questions submitted on behalf of Coal Acquiror, Royalty Acquiror or otherwise), with respect to the Sherritt Parties or any of their respective Subsidiaries, the Royalty Assets, the Purchased Coal Shares, the Purchased Royalty Shares, the CDP Holdco shares or any of the assets, properties, liabilities, business, operations or affairs of the Sherritt Parties or any of their respective Subsidiaries, except in each of the foregoing cases as it relates to, directly or indirectly, matters covered by a representation and warranty contained in this Agreement or the Coal Ancillary Agreements.

Section 17.7 Enforcement of Agreement.

The parties agree that irreparable damage to the Sherritt Parties, Coal Acquiror or Royalty Acquiror, as applicable (for which monetary damages, even if available, would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement (including the failure by any party to take such actions as are required of it hereunder to consummate the Transactions) was not performed in accordance with its specified terms or was otherwise breached.

It is accordingly agreed that the Sherritt Parties, Coal Acquiror and Royalty Acquiror shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which the Sherritt Parties, Coal Acquiror or Royalty Acquiror, as applicable, are entitled at Law or in equity, and any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.

Section 17.8 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, however, if

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

such severability will negate in any material respect the monetary and other fundamental terms of this Agreement, then the parties shall negotiate in good faith to amend the invalid terms in a manner so that such terms shall not be invalid and will not modify in any material respect the monetary and other fundamental terms of this Agreement unless otherwise agreed to by the parties. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

Section 17.9 Entire Understanding.

This Agreement, including the Schedules and Exhibits hereto and the other Transaction Documents (which as between Royalty Acquiror, Royalty Parent, Sheritt and the Vendor, includes the Indemnity Acknowledgement Agreement between Liberty Metals & Mining Holding, LLC, Liberty Metals & Mining Canadian Royalties Ltd., Liberty Metals & Mining Canadian Genesee Royalties Ltd., Liberty Metals & Mining Canadian Coal Royalties Ltd., Royalty Parent, Royalty Acquiror, Sherritt, the Vendor and 1836774, dated the date hereof) collectively sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, letters of intent or agreements in principle between them, including the Coal Confidentiality Agreement and the Royalty Confidentiality Agreement.

Section 17.10 Binding Effect; No Third Party Beneficiaries.

Except for the provisions of Article 15 relating to the Vendor Indemnified Parties, Coal Acquiror Indemnified Parties and Royalty Acquiror Indemnified Parties, Section 11.4(f) in respect of Coal Financing Sources Related Parties, and Section 11.5(e) in respect of Royalty Financing Sources Related Parties, this Agreement shall be binding upon and shall inure to the exclusive benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns and nothing herein, express or implied, is intended to, nor shall it, confer in any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The parties agree that, for the purpose of giving enforceable rights under this Agreement: (i) to the Vendor Indemnified Parties who are not party to this Agreement, each of the Sherritt Parties is contracting as the agent of such Persons and will hold the rights of such Persons in trust for them; and (ii) to the Coal Acquiror Indemnified Parties and the Royalty Acquiror Indemnified Parties who are not party to this Agreement, Coal Acquiror is contracting as the agent of the Coal Acquiror Indemnified Parties and Royalty Acquiror is contracting as the agent of the Royalty Acquiror Indemnified Parties and each will hold the rights of such Persons in trust for them.

Section 17.11 Governing Law.

This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the Province of Alberta and the laws of Canada applicable therein and shall in all respects be governed, construed, applied and enforced in accordance with said laws, without reference to applicable conflict of laws rules or principles.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 17.12 Choice of Forum and Consent to Jurisdiction.

Any action arising out of or under this Agreement, any other Transaction Document, or the Transactions, shall be brought only in a federal or provincial court having jurisdiction and venue in Alberta, Canada, and each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts and agrees that venue in Alberta is proper. To the extent permitted by applicable Law, final judgment against such party (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of such party hereunder) in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment or similar proceeding. Each of the parties hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any legal action or proceeding, any defense or any claim that it is not personally subject to the jurisdiction of the above-named Alberta courts for any reason, including claims that such party may be immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), or that such proceeding is brought in an inconvenient or otherwise improper forum or that any Transaction Document, or the subject matter thereof, may not be enforced in or by such courts, or that the same are governed by the laws of a jurisdiction other than Alberta.

Section 17.13 Waiver of Trial by Jury.

EACH PARTY HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, SUIT, LITIGATION, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PROVISION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT SUCH PROCEEDING WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED BY A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. A PREVAILING PARTY IN ANY SUCH PROCEEDING SHALL BE ENTITLED TO LEGAL AND EXPERT FEES AND EXPENSES WITHOUT REDUCTION FOR TARIFF RATES OR SIMILAR REDUCTIONS.

Section 17.14 Assignability.

(a) Except as set forth below, no party hereto shall, directly or indirectly, sell, pledge, assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other parties and any attempt to do so shall be void.

(b) Each of Coal Acquiror and Royalty Acquiror may assign and transfer its rights and benefits under this Agreement to (i) any of its current or future wholly-owned Subsidiaries, if such Subsidiary delivers to Sherritt an instrument in writing that it is bound by and shall perform the obligations of Coal Acquiror or Royalty Acquiror, as applicable, under this Agreement as if it were an original signatory hereto or (ii) to any Person that will become a joint party with Royalty Acquiror in the purchase of the Purchased Royalty Assets and/or the CDP

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Interest; provided that no such sale, assignment or transfer shall release Coal Acquiror or Royalty Acquiror, as applicable, from any of its obligations hereunder. In the event of an assignment contemplated by this Section 17.14(b), any reference in this Agreement to Coal Acquiror or Royalty Acquiror shall be deemed to include its Subsidiary or other transferee, as applicable.

(c) Each of Coal Acquiror or Royalty Acquiror may assign the benefits of this Agreement, in whole or in part and any right to payment or monies under this Agreement free of any present or future rights of deduction, counterclaim or set-off of any kind, to a lender or lenders as continuing collateral security for obligations owed to it or them without consent of the other parties. Upon receipt of an appropriate notice, parties (other than the Coal Acquiror) shall make payment of amounts due to the Coal Acquiror to any assignee or as any assignee may direct.

Section 17.15 Counterparts; Delivery by Electronic Transmission.

This Agreement may be executed in counterparts (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form), all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 17.16 Public Announcements.

No public announcements or other publicity (including any communication to utility customers, joint venture partners, major customers or suppliers, third party sales agents, export terminals or railroads of the Coal Entities or any of its Subsidiaries outside of the ordinary course of business) regarding the Transactions shall be made by Coal Acquiror or Royalty Acquiror, or their respective Affiliates, the Vendor, Sherritt, the Coal Entities or any of their respective Subsidiaries at any time prior to the Closing without the prior written consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed) as to form, content, timing and manner of distribution or publication, except: (i) for in connection with a registration statement, prospectus, offering memorandum or private placement memorandum, in connection with the financing of the Coal Purchase Price; (ii) to the extent otherwise required by Law; and (iii) each party may disclose to its current and prospective banks, shareholders, partners, investors and advisors the name of the other party, the date of the transaction, the price and the key terms under this Agreement. The parties shall also obtain the other parties’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) of any press release to be issued immediately following the signing of this Agreement or announcing the consummation of the Transactions.

Section 17.17 Mutual Drafting.

The parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement and therefore waive their effects.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 17.18 Legal Representation.

Coal Acquiror, Royalty Acquiror and the Sherritt Parties hereby agree, on their own behalf and on behalf of their directors, shareholders, members, partners, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that: (i) Torys LLP may represent any of Sherritt, the Vendor and each of their Affiliates, other than the Coal Entities, Royalty Partnerships, Royalty GPs, Royalty Subcos and their respective Subsidiaries (individually and collectively, the “Vendor Group”), on the one hand, and the Coal Entities, Royalty Partnerships, Royalty GPs, the Royalty Subcos and their respective Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the Transactions (such representation, the “Current Representation”); and (ii) Torys LLP (or any successor) may represent the Vendor Group or any member of the Vendor Group or any director, shareholder, member, partner, officer, employee or Affiliate of the Vendor Group or any member of the Vendor Group, other than the Coal Entities, Royalty Partnerships, Royalty GPs, the Royalty Subcos and their respective Subsidiaries, in each case in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to the Transaction Documents and the consummation of the Transactions (any such representation, the “Post-Closing Representation”) notwithstanding such representation (or any continued representation) of the Coal Entities or their respective Subsidiaries, and each of Coal Acquiror, Royalty Acquiror and the Coal Entities on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. Each of Coal Acquiror, Royalty Acquiror and the Coal Entities, for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications between the Vendor Group and their counsel, including Torys LLP, made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or proceeding arising out of or relating to, any Transaction Documents and the consummation of the Transactions, or any matter relating to any of the foregoing, are privileged communications between the Vendor Group and such counsel and none of Coal Acquiror, Royalty Acquiror, the Coal Entities, Royalty Partnerships, Royalty GPs, Royalty Subcos, or any Person purporting to act on behalf of or through Coal Acquiror, Royalty Acquiror or the Coal Entities, Royalty Partnerships, Royalty GPs and the Royalty Subcos or any of the Waiving Parties, will seek to obtain the same by any process. From and after the Closing, each of Coal Acquiror, Royalty Acquiror, the Coal Entities, Royalty Partnerships, Royalty GPs, and the Royalty Subcos, on behalf of itself and the Waiving Parties, waives and will not assert any attorney-client privilege with respect to any communication between Torys LLP and the Coal Entities, Royalty Partnerships, Royalty GPs and Royalty Subcos or any Person in the Vendor Group occurring during the Current Representation in connection with any Post-Closing Representation. Notwithstanding anything to the contrary in this Section 17.18, neither the Vendor nor Sherritt may assert (or cause to be asserted on their behalf) the attorney-client privilege with respect to any communication that reflects any fraud with respect to the Transactions. Further, in the event that a dispute arises between Coal Acquiror, Royalty Acquiror, the Coal Entities, Royalty Partnerships, Royalty GPs, the Royalty Subcos or any of their respective Subsidiaries and a third party other than a party to this Agreement after the Closing, the Coal Entities, the Royalty Subcos and their respective Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by Torys LLP (or any successors), Sherritt or the Vendor to such third party; provided, however, that the Coal Entities, Royalty Partnerships, Royalty GPs, the Royalty Subcos and their respective Subsidiaries may not waive such privilege without the prior written consent of Sherritt (which consent shall not be unreasonably withheld, conditioned or delayed).

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 17.19 Further Assurances.

Notwithstanding that the transactions and events set out in the Plan shall occur and shall be deemed to occur in the order set out in the Plan without any further act or formality, each of the parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out in the Plan.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed by its duly authorized officer as of the date first written above.

WESTMORELAND COAL COMPANY

By:	/s/ Jennnifer Grafton
Name: Jennifer Grafton
Title: Secretary

WESTMORELAND CANADA HOLDINGS INC.

By:	/s/ Jennifer Grafton
Name: Jennifer Grafton
Title: Secretary

ALTIUS MINERALS CORPORATION

By:	/s/ Been Lewis
Name: Ben Lewis
Title: Director

ALTIUS PRAIRIE ROYALTIES CORP.

By:	/s/ Been Lewis
Name: Ben Lewis
Title: Director

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

SHERRITT INTERNATIONAL CORPORATION

By:	/s/ David Pathe
Name: David Pathe
Title: President and Chief Executive Officer

1683740 ALBERTA LTD.

By:	/s/ Dean Chambers
Name: Dean Chambers
Title: Chief Financial Officer

1836774 ONTARIO LIMITED

By:	/s/ Dean Chambers
Name: Dean Chambers
Title: Chief Financial Officer

PRAIRIE MINES & ROYALTY LTD.

By:	/s/ Dean Chambers
Name: Dean Chambers
Title: Chief Financial Officer

By:	/s/ Sean McCaughhan
Name: Sean McCaughhan
Title: SEMA Vice President, Coal

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

COAL VALLEY RESOURCES INC.

By:	/s/ Dean Chambers
Name: Dean Chambers
Title: Chief Financial Officer

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 3

Representations and Warranties of Sherritt to Coal Acquiror and Coal Parent

Section 1. Organization and Qualification.

(a) Sherritt is a corporation duly incorporated and existing under the laws of its jurisdiction of incorporation and has the power and authority to own, lease and operate its property and assets, carry on its business as now owned and conducted and to enter into and perform its obligations under the Transaction Documents to which it is a party. Sherritt is duly qualified, licensed or registered to carry on business as presently conducted in all jurisdictions where the failure to be so registered, licensed or qualified could, either individually or in the aggregate, result in a Coal Material Adverse Effect.

(b) Sherritt is not insolvent nor has it commenced any proceeding with respect to, nor, to the knowledge of Sherritt, has any other proceeding been commenced for its winding-up, bankruptcy, liquidation, dissolution, administration or reorganization under insolvency legislation or for the appointment of a receiver, administrator, trustee or similar officer of it or any of its assets, in any jurisdiction.

(c) As of the date hereof, the Vendor is a wholly owned subsidiary of Sherritt and Sherritt beneficially owns, directly or indirectly, all of the issued and outstanding securities of, and all voting rights in respect of, the Vendor, 1836774, the Coal Entities and their Subsidiaries with good and marketable title thereto, free and clear of any encumbrances, except as disclosed in Section 1(c) of Schedule 3 to the Coal Disclosure Letter.

(d) Except as disclosed in Section 1(d) of Schedule 3 to the Coal Disclosure Letter, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for (i) the purchase or other acquisition from Sherritt, directly or indirectly, of any of the outstanding securities of, and voting rights in respect of, the Vendor, 1836774, the Coal Entities or any of their Subsidiaries, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other convertible, exchangeable or other securities of the Vendor, 1836774, the Coal Entities or any of their Subsidiaries.

Section 2. Board Approval and Authority.

The execution and delivery by Sherritt of this Agreement and all other Transaction Documents to which Sherritt is a party and the consummation by Sherritt of the Transactions have been duly authorized by the Sherritt Board and no other corporate proceedings on the part of Sherritt are necessary to authorize the execution and delivery of such Transaction Documents or the consummation by Sherritt of the Transactions. This Agreement and all other Transaction Documents to which Sherritt is a party have been duly executed and delivered by Sherritt and each such Transaction Document constitutes a valid and binding obligation of Sherritt, enforceable against Sherritt in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 3. No Conflict.

The execution, delivery and performance by Sherritt of the Transaction Documents and the completion of the Transactions do not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other Person to exercise any rights or liens under, any of the terms or provisions of the constating documents, by-laws, or resolutions of the Sherritt Board (or any committee thereof) or securityholders of Sherritt as of the date hereof, or any Material Contract, or any judgment, decree, order or award of any Governmental Authority having jurisdiction over Sherritt, except, in each case, such breaches, violations, conflicts, defaults or rights which could not reasonably be expected to, either individually or in the aggregate, prevent or materially impede the completion of the Arrangement and the Transactions, and do not and will not result in the violation of any Law.

Section 4. Litigation.

There is no action, suit, investigation or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of Sherritt, threatened against or affecting any Person which, individually or in the aggregate, if determined adversely to the interest of Sherritt, would or would reasonably be expected to, prevent or materially impede the completion of the Arrangement and the Transactions or impair the ability of Sherritt to perform its obligations hereunder.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 5

Representations and Warranties of Sherritt and the Vendor to Coal Acquiror and Coal

Parent as to the Coal Entities

Section 1. Organization and Qualification.

(a) Each of the Vendor and the Coal Entities is a corporation duly incorporated or created and existing under the laws of its jurisdiction of incorporation or creation and has the power and authority to own, lease and operate its property and assets, carry on its business and to enter into and perform its obligations under the Transaction Documents to which it is a party. Each of the Vendor and the Coal Entities is duly qualified, licensed or registered to carry on business in all jurisdictions where the failure to be so registered, licensed or qualified could, either individually or in the aggregate, result in a Coal Material Adverse Effect. True, correct and complete copies of the constating documents of the Coal Entities have been delivered or made available to the Coal Acquiror, and subject to the Pre-Closing Reorganization, the Vendor and the Coal Entities have not taken any action to amend or supersede such documents.

(b) None of the Vendor or the Coal Entities is insolvent nor have any of the Vendor or the Coal Entities commenced any proceeding with respect to, nor, to the knowledge of the Vendor, has any other proceeding been commenced for their winding-up, bankruptcy, liquidation, dissolution, administration or reorganization under insolvency legislation, or for the appointment of a receiver, administrator, trustee or similar officer of any of them or any of their assets, in any jurisdiction.

Section 2. Board Approval and Authority.

The Vendor has the requisite corporate power, authority and capacity to enter into the Transaction Documents to which it is a party and (subject to the Final Court Order) to perform its obligations thereunder and to complete the transactions contemplated thereby. The execution and delivery of the Transaction Documents by the Vendor and the consummation by the Vendor of the transactions contemplated by the Transaction Documents have been duly authorized by the board of directors of the Vendor and no other corporate proceedings or approvals on the part of the Vendor are necessary to authorize the execution and delivery by it of the Transaction Documents or, subject to obtaining the Final Court Order, the completion by the Vendor of the transactions contemplated thereby. The Transaction Documents have been duly executed and delivered by the Vendor and constitute legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

Section 3. Capitalization; Voting Control and Subsidiaries.

(a) The authorized capital of the Coal Entities is set forth in Section 3(a) of Schedule 5 to the Coal Disclosure Letter. Except as set forth in Section 3(a) of Schedule 5 to the Coal Disclosure Letter, the Vendor beneficially owns, directly or indirectly, all of the issued and outstanding securities of the Coal Entities and each of their Subsidiaries and there are no options,

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) for the purchase or sale of securities of the Coal Entities. All of the outstanding shares or other equity securities in the capital of the Coal Entities and each of their Subsidiaries are (i) validly issued, fully paid and non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens of any kind or nature whatsoever (other than Permitted Liens); and (ii) are free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests in each case, except as disclosed in Section 3(a) of Schedule 5 to the Coal Disclosure Letter.

(b) Except as disclosed in this Agreement, the Coal Entities do not, directly or indirectly, hold (and have not entered into any agreements to acquire) any shares, other securities, options or rights to subscribe for shares or other securities of any corporation, partnership or other entity, other than securities of the Subsidiaries and following the transactions contemplated in the Royalty Interest Transfer Agreement, the Royalty Subcos.

(c) Each Subsidiary, with the exception of CDP and Poplar River Coal Mining Partnership, is a corporation duly incorporated or created and existing under the laws of its jurisdiction of incorporation or creation and has the corporate power and corporate authority to own, lease and operate its property and assets, carry on its business and to enter into and perform its obligations under the Transaction Documents to which it is a party. CDP and Poplar River Coal Mining Partnership are partnerships duly formed and existing under the laws of its jurisdiction of formation or creation and has the power and authority to own, lease and operate its property and assets, carry on its business and to enter into and perform its obligations under this Agreement. Except as disclosed in Section 3(c) of Schedule 5 to the Coal Disclosure Letter, each of the Subsidiaries is duly qualified, licensed or registered to carry on business in all jurisdictions where the failure to be so registered, licensed or qualified could, either individually or in the aggregate, result in a Coal Material Adverse Effect. True and complete copies of the constating documents of the Subsidiaries have been delivered or made available to the Coal Acquiror, and the Vendor and the Subsidiaries have not taken any action to amend or supersede such documents.

(d) Except for Coal Acquiror’s rights under this Agreement, as contemplated by the Pre-Closing Reorganization and except as disclosed in Section 3(d) of Schedule 5 to the Coal Disclosure Letter, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for (i) the purchase or other acquisition from the Vendor, directly or indirectly, of any of the outstanding securities of, and voting rights in respect of, the Coal Entities or any of their Subsidiaries, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other convertible, exchangeable or other securities of the Coal Entities or any of their Subsidiaries.

(e) Except as set forth in Section 3(e) of Schedule 5 to the Coal Disclosure Letter, since December 31, 2012, no Coal Entity has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class or any other equity interest, as the case may be, and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or any other equity interest, as the case may be, or agreed to do any of the foregoing.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 4. No Conflict; Required Filings and Consent.

Except as disclosed in Section 4 of Schedule 5 to the Coal Disclosure Letter, the execution, delivery and performance by the Vendor and the Coal Entities of the Transaction Documents to which each is a party, and the completion by the Vendor and the Coal Entities of the Transactions:

(i) do not require any Governmental Authorization except those which have been or will, prior to the Closing Date be, obtained or those which, if not obtained, could not reasonably be expected to have, either individually or in the aggregate, a Coal Material Adverse Effect;

(ii) do not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, require any consent, or allow any other Person to exercise any rights under, any of the terms or provisions of the constating documents, by-laws, Material Contracts, or resolutions of the board of directors (or any committee thereof) or securityholders of any Coal Entity except, in each case, such breaches, violations, conflicts, defaults or rights which could not reasonably be expected to have, either individually or in the aggregate, a Coal Material Adverse Effect;

(iii) do not and will not result in the violation of any applicable Law; and

(iv) do not and will not result in the suspension, revocation, limitation, non-renewal of or alteration of any Governmental Authorization that is necessary or appropriate for any Coal Entity to conduct its Coal Business as currently or previously conducted by it in all material respects.

Section 5. Material Contracts.

(a) Section 5(a) of Schedule 5 to the Coal Disclosure Letter sets out a complete and accurate list of all Material Contracts. A correct and complete copy, in all material respects, of each Material Contract has been delivered or made available to the Coal Acquiror. Each Material Contract is in full force and effect and no such contract has been cancelled, terminated, or otherwise modified, except any such Material Contract which, by its terms, has expired. Each Material Contract constitutes a legal, valid and binding obligation of each of the Coal Entities or their Subsidiaries which is a party to it and is enforceable against the Coal Entities or their Subsidiaries in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. There is no violation, default, breach or event which, with notice or lapse of time or both, would be reasonably expected to constitute a violation, default, breach or an event of default under the Material Contracts on the part of any of the Coal Entities or their Subsidiaries, except for such events of default and other events which have not had or could not reasonably be expected to have a Coal Material Adverse Effect. Except as disclosed in Section 5(a) of Schedule 5 to the Coal Disclosure Letter, none of the Coal Entities or any of their Subsidiaries have received any notice (whether written or oral), that any party to a Material Contract intends to cancel, terminate or otherwise modify or not renew its relationship with the Coal Entities or with any of their Subsidiaries, and, to the knowledge of the Vendor, no such action has been threatened.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(b) Other than the Material Contracts and except as disclosed in Section 5(b) of Schedule 5 to the Coal Disclosure Letter and except for any rights pursuant to the Royalty Transaction disclosed in this Agreement, there are no material earn-in rights, rights of first refusal or other preferred rights, royalty rights or similar provisions in respect of the Coal Assets that exist or that may be triggered as a result of the execution of the Transaction Documents or the consummation of the transactions contemplated thereby.

(c) Other than the Material Contracts and except as disclosed in Section 5(c) of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries are not parties to any material strategic alliance agreement and none of them are a partner, beneficiary, trustee, joint-venturer or otherwise a participant in any partnership, trust, joint venture or similar jointly owned business undertaking that is material to the Coal Business. The Coal Entities and their Subsidiaries have no significant investment interests in any business owned or controlled by any third party.

Section 6. Environmental Matters.

(a) Except for all conditions, circumstances, incidents or matters disclosed in Section 6(a) of Schedule 5 to the Coal Disclosure Letter, and except as could not, individually or in the aggregate, reasonably be expected to have a Coal Material Adverse Effect: (i) each of the Coal Entities possesses all Governmental Authorizations required under applicable Environmental Laws and each is and has for the past two (2) years been conducting its operations in compliance therewith; (ii) each of the Coal Entities is and has for the past two (2) years been conducting its operations in compliance with all applicable Environmental Laws and Governmental Authorizations; (iii) there are no pending or, to the knowledge of the Vendor, threatened Environmental Claims relating to the Coal Business or against any of the Coal Entities; (iv) none of the Coal Entities have used any of the Coal Assets to refine, treat, dispose, produce or process Substances, except in compliance with Environmental Laws and Governmental Authorizations; (v) to the knowledge of the Vendor, there are no facts that would reasonably be expected to give rise to a notice by a Governmental Authority of non-compliance by any Coal Entity with any Environmental Law; (vi) no Coal Entity has caused or permitted the Release of any Substance at, on, under or from any of the Coal Assets, except in compliance with Environmental Laws and Governmental Authorizations; and (vii) no Coal Entity has received written notice that it is potentially responsible for any remedial or other corrective action or any work, repairs, construction or capital expenditures in each case to be made or taken under any Environmental law.

(b) Except the material reports and material documents that are subject to solicitor-client privilege and/or litigation privilege (subject to the obligation to disclose certain information regarding privileged information provided in Section 10.3 of this Agreement), all material reports and material documents relating to the environmental matters affecting any Coal Entity or any of the Coal Assets have been made available to Coal Acquiror.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(c) Except for the representations and warranties set forth in this Section 6, the Coal Entities are not making any other representations or warranties, written or oral, statutory, express or implied, concerning environmental matters, all of which are expressly excluded and disclaimed.

Section 7. Employment Matters; Benefits and Collective Agreements.

(a) Except as set forth in Section 7(a) of Schedule 5 to the Coal Disclosure Letter; (i) the Coal Entities and their Subsidiaries are not a party to or bound by or subject to any Collective Agreement; (ii) to the knowledge of the Vendor, there is no current or threatened attempt to organize, certify or establish any other labour union or employee association with respect to Employees; (iii) no labour union or employee association holds bargaining rights in respect of any Employees; and (iv) to the knowledge of the Vendor, no union has applied to have any of the Coal Entities or their Subsidiaries declared a common or related employer under applicable labour legislation. True, correct and complete copies of all Collective Agreements which impose any obligations upon any of the Coal Entities or their Subsidiaries have been provided to the Coal Acquiror.

(b) Except as set forth in Section 7(b) of Schedule 5 to the Coal Disclosure Letter, to the knowledge of the Vendor; (i) each of the Coal Entities and their Subsidiaries is in material compliance with all Laws respecting employment and employment practices, including terms and conditions of employment, pay equity, wages, hours of work, overtime, human rights and occupational health and safety, and there are no outstanding material claims, complaints, investigations or orders under any such Laws and to the knowledge of the Vendor there is no basis for such claim; (ii) no Coal Entity or Subsidiary is or has engaged in, or received written notice of any, pending or threatened unfair labour practice complaint; (iii) no arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened against any of the Coal Entities or their Subsidiaries; and (iv) no labour strike, slow down or stoppage is pending or threatened by any representative of any union or other representation of Employees against or affecting the Coal Entities or a Subsidiary thereof.

(c) All amounts due or accrued due to Employees for all salary, wages, bonuses, commissions, vacation with pay, sick days and benefits under the Benefits Plans up to November 30, 2013 have either been paid or are accurately reflected in the Coal Company Books and Records.

(d) The Vendor has provided to Coal Acquiror a letter (the “Vendor Employee Letter”) setting out a correct and complete list of each non-unionized Employee of a Coal Entity or a Subsidiary whose aggregate annual base salary and bonus exceeds $200,000 (the “Listed Employees”), whether actively at work or not, showing each Listed Employee’s compensation (including salary, wage rate, commission, bonus arrangement and other forms of compensation), benefits, positions, age, status (full-time or part-time), location of employment, cumulative length of service and whether the Listed Employee is subject to a written employment contract. The Vendor Employee Letter contains each Listed Employee’s annual vacation entitlement in days, their accrued and unused vacation days as of November 30, 2013, any other annual paid time off entitlement in days and each Listed Employee’s accrued and unused days of such other paid time off as of November 30, 2013.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(e) Except as set forth in Section 7(e) of Schedule 5 to the Coal Disclosure Letter, no Employee has any agreement which provides for the acceleration of benefits or for payments upon termination or a change of control, other than such as results by Law from the employment of an employee without such an agreement.

(f) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workers’ compensation legislation and none of the Coal Entities or their Subsidiaries have been assessed or reassessed in any material respect under such legislation during the past two (2) years and, to the knowledge of the Vendor, no audit of any Coal Entity or Subsidiary is currently being performed pursuant to any applicable workers’ compensation legislation. There are no claims or, to the knowledge of the Vendor, potential claims which may materially adversely affect the accident cost experience in respect of the Coal Business.

(g) The Vendor has provided to the Coal Acquiror all orders and inspection reports under applicable occupational health and safety legislation (“OHSA”) during the past two (2) years. There are no charges pending under OHSA and the Coal Entities and their Subsidiaries have complied in all material respects with any orders issued under OHSA during the past two (2) years and to the knowledge of the Vendor, there are no appeals of any orders under OHSA currently outstanding.

(h) Section 7(h) of Schedule 5 to the Coal Disclosure Letter lists and describes all Benefit Plans and identifies which Benefit Plans are not sponsored or administered by the Coal Entities or their Subsidiaries. The Coal Entities or their Subsidiaries have furnished to Coal Acquiror true, correct and complete copies of all the Benefit Plans as amended as of the date hereof, together with all related documentation including, without limitation, funding and investment management agreements, summary plan descriptions, the most recent actuarial reports, letters of credit, financial statements and asset statements. No changes or events have occurred or are expected to occur which would materially affect the information contained in the actuarial reports, financial statements or asset statements required to be provided to Coal Acquiror pursuant to this provision.

(i) All Benefit Plans comply in all material respects with all applicable Laws and such plans have been established, registered, funded, administered, and invested in compliance with the applicable Laws and their terms. No fact or circumstance exists which could adversely affect the registered status of any such Benefit Plan.

(j) All benefits accrued under the Benefit Plans have been properly accrued in the Coal Financial Statements in accordance with IFRS.

(k) No event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Benefit Plans being ordered, or required to be, terminated or wound up in whole or in part, having its registration under applicable Laws refused or revoked, being placed under the administration of any trustee or receiver or Governmental Authority or being required to pay any material taxes, penalties, payments or levies under applicable Laws.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(l) The Coal Entities or their Subsidiaries have made all required contributions and paid all premiums in respect of each Benefit Plan when due in accordance with the terms of each Benefit Plan, the Collective Agreements, and all Laws.

(m) Other than in respect of routine claims for benefits, no Benefit Plan is subject to any pending action, investigation, examination, claim (including claims for income taxes, interest, penalties, fines or excise taxes) or any other proceeding initiated by any Person, and, to the knowledge of the Vendor, there exists no state of facts which could reasonably be expected to give rise to any such action, investigation, examination, claim or other proceeding.

(n) No insurance policy or any other agreement affecting any Benefit Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder. The level of reserves under each Benefit Plan which provides group benefits and contemplates the holding of such reserves is reasonable and sufficient to provide for all incurred but unreported claims.

(o) None of the Benefit Plans (other than pension plans) provide for retiree benefits or for benefits to former employees or to the beneficiaries or dependents of former employees, other than in accordance with Laws.

(p) All employee data necessary to administer each Benefit Plan in accordance with its terms and conditions and all Laws is in possession of the Coal Entities or their Subsidiaries and such data is complete, correct, and in a form which is sufficient for the proper administration of each Benefit Plan.

(q) Except as set forth in Section 7(q) of Schedule 5 to the Coal Disclosure Letter, the execution and delivery of, and performance by the Vendor of, the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not: (i) accelerate the time of payment or vesting under any Benefit Plan; (ii) result in an obligation to fund (through a trust or otherwise) any compensation or benefits under any Benefit Plan; (iii) increase any amount payable under any Benefit Plan; or (iv) result in the acceleration of any other material obligation pursuant to any Benefit Plan.

(r) Except for the representations and warranties set forth in this Section 7, the Coal Entities are not making any other representations or warranties, written or oral, statutory, express or implied concerning health and safety matters, all of which are expressly excluded and disclaimed.

Section 8. Compliance with Laws.

Except as set forth in Section 6, Section 7 and Section 8 of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries have carried out their affairs and operated the Coal Business in compliance with applicable Laws except for such violations or defaults which, individually or in the aggregate, have not had or could not be reasonably expected to have a Coal Material Adverse Effect and neither of the Coal Entities or their Subsidiaries have received any notice of any alleged violation of any such applicable Laws other than where such notice would not reasonably be expected to have a Coal Material Adverse Effect.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 9. Restrictions on Business Activities.

Except as disclosed in Section 9 of Schedule 5 to the Coal Disclosure Letter or as set forth in any of the Material Contracts, none of the Coal Entities or their Subsidiaries are a party to or bound or affected by any commitment, agreement or document containing any covenant expressly limiting its freedom to compete in any line of business, other than restrictive covenants, which individually and in the aggregate, have not had or could not reasonably be expected to have a Coal Material Adverse Effect.

Section 10. Absence of Certain Changes or Events.

Except as set forth in, or permitted by, this Agreement, as disclosed in the Coal Disclosure Letter and except for the Obed Mine Release, since September 30, 2013: (a) the Coal Business has been conducted in all material respects in the ordinary course of business without any material interruption or material alteration in its nature, scope or manner; and (b) there has not occurred a Coal Material Adverse Effect.

Section 11. Absence of Other Liabilities and Obligations.

Except for liabilities and obligations that are: (i) reflected, accrued or reserved against in the Coal Financial Statements (including the notes thereto); (ii) incurred in the ordinary course of business since September 30, 2013; (iii) incurred under the Credit Facility (iv) incurred as expressly permitted or specifically contemplated by this Agreement (including those relating to transaction expenses); or (iv) addressed in Section 3, Section 5, Section 6, Section 7, Section 15, Section 20 and Section 21 of this Schedule 5 and the related disclosures set out in the Coal Disclosure Letter; none of the Coal Entities or any of their Subsidiaries have any liabilities of a nature required by IFRS to be reflected in the Coal Financial Statements.

Section 12. Litigation.

Except as disclosed in Section 6, Section 7 and Section 12 of Schedule 5 to the Coal Disclosure Letter, there is no action, suit, investigation or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of the Vendor, threatened against or affecting any of the Coal Entities, their Subsidiaries or any of their respective properties, rights or assets which, individually or in the aggregate, if determined adversely to the interest of any of the Coal Entities or their Subsidiaries, could reasonably be expected to have a Coal Material Adverse Effect.

Section 13. Coal Financial Statements.

The Vendor has delivered to Coal Acquiror, prior to the date hereof, copies of the Coal Financial Statements. The Coal Financial Statements have been prepared in accordance with IFRS applied on a basis consistent with those of previous fiscal years and each fairly presents the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial position of the Coal Entities and their consolidated Subsidiaries as at the dates thereof and the results of operations for the respective periods covered thereby, in each case, in accordance with IFRS, subject to, in the case of the unaudited Coal Financial Statements, the absence of notes and usual year-end adjustments.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 14. Insurance.

(a) Each of the Coal Entities and their Subsidiaries is insured under insurance policies appropriate to its business and assets in such amounts and against such risks as are customarily carried and insured against by owners or operators of comparable businesses and assets. To the knowledge of the Vendor, each policy of insurance under which each of the Coal Entities and their Subsidiaries is insured is in full force and effect, and no written notice of termination or cancellation of any such policy has been received by any of the Coal Entities. None of the Coal Entities or any of their Subsidiaries are in default, as to the payment of premiums or otherwise, under the terms of any such insurance policies and, except as set forth in Section 14(a) of Schedule 5 to the Coal Disclosure Letter, there is no material claim pending under any such insurance policies as to which coverage has been questioned, denied or disputed.

(b) Section 14(b) of Schedule 5 to the Coal Disclosure Letter contains a correct and complete list of insurance policies which are maintained solely by the Coal Entities and their Subsidiaries setting out, in respect of each policy, the type of policy, the name of insurer, the coverage allowance, the expiration date, the annual premium and any pending claims. Copies of all insurance policies of the Coal Entities and their Subsidiaries and the most recent inspection reports received from insurance underwriters have been delivered to Coal Acquiror.

(c) Section 14(c) of Schedule 5 to the Coal Disclosure Letter contains a correct and complete list of any and all claims, with reasonable particulars, made under any policies of insurance maintained by or for the benefit of the Coal Entities and their Subsidiaries over the past three (3) calendar years prior to the date hereof.

Section 15. Taxes.

(a) The Coal Entities and their Subsidiaries have paid all Taxes which are due and payable within the time required by applicable Law, and have paid all assessments and reassessments received in respect of Taxes. Except as set forth in Section 15(a) of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries have made full and adequate provision in the Coal Company Books and Records and the unaudited Coal Financial Statements for all material Taxes which are not yet due and payable but which relate to periods ending on or before the Closing Date. Coal Entities and their Subsidiaries have not received any material refund of Taxes to which they are not entitled.

(b) The liability for Taxes of the Coal Entities and their Subsidiaries have been assessed by all relevant Governmental Authorities for all taxation years ending before September 30, 2013. The only taxation years of the Coal Entities and their Subsidiaries that remain open for the assessment or reassessment of additional income taxes are those set out in Section 15(b) of Schedule 5 to the Coal Disclosure Letter. There are no outstanding agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return by, or any payment of Taxes by, the Coal Entities. The Coal Entities and their Subsidiaries have not received a ruling from any Governmental Authority in respect of Taxes and, without limiting the generality of the foregoing, the Coal Entities and their Subsidiaries are not a party to or bound by any obligation under any Tax sharing or allocation agreement or similar contract or arrangement (whether or not written) nor do the Coal Entities and their Subsidiaries owe any amount under any such agreement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(c) Except as set forth in Section 15(c) of Schedule 5 of the Coal Disclosure Letter, there are no claims, actions, suits, audits, proceedings, investigations or other action pending or threatened in writing against the Coal Entities and their Subsidiaries in respect of Taxes and, to the knowledge of the Vendor, there is no reason to expect that any such claim, action, suit, audit, proceeding, investigation or other action may be asserted against the Coal Entities and their Subsidiaries by a Governmental Authority for any period ending on or prior to the Closing Date. The Coal Entities and their Subsidiaries are not negotiating any final or draft assessment or reassessment in respect of Taxes with any Governmental Authority and the Coal Entities and their Subsidiaries have not received any indication from any Governmental Authority that an assessment or reassessment is proposed or may be proposed in respect of any Taxes for any period ending on or prior to the Closing Date. There are no facts of which the Coal Entities and their Subsidiaries or the Vendor are aware which would constitute grounds for the assessment or reassessment of Taxes payable or the redetermination of tax attributes (including non-capital loss carry forwards) by the Coal Entities and their Subsidiaries for any period ending on or prior to the Closing Date, except in respect of Taxes that are provided for in the Coal Company Books and Records and the unaudited Coal Financial Statements. The Vendor is not aware of any contingent liabilities of the Coal Entities and their Subsidiaries for Taxes or any grounds for an assessment or reassessment of Taxes including, without limitation, the treatment of income, expenses, credits or other claims for deduction under any Tax Return.

(d) The Coal Entities and their Subsidiaries have withheld and collected all amounts required by applicable Law to be withheld or collected by it on account of Taxes and have remitted all such amounts to the appropriate Governmental Authority within the time prescribed under any applicable Law.

(e) The Coal Entities and their Subsidiaries have filed or caused to be filed with the appropriate Governmental Authority, within the times and in the manner prescribed by applicable Law, all federal, provincial, local and foreign Tax Returns which are required to be filed by or with respect to such entities. To the knowledge of the Vendor, the information contained in such Tax Returns is correct and complete and such Tax Returns reflect accurately all liability for Taxes of the Coal Entities and their Subsidiaries, in all material respects, for the periods covered thereby.

(f) Except as set forth in Section 15(f) of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries are not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for income tax purposes in any jurisdiction.

(g) To the knowledge of the Vendor, no claim for more than $10,000 has ever been made by a Governmental Authority in respect of Taxes in a jurisdiction where the Coal Entities and their Subsidiaries do not file Tax Returns that the Coal Entities and their Subsidiaries are or may be subject to Tax by that jurisdiction.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(h) Each Royalty Partnership and Landco has been, since the date of its formation, an unlimited liability company or limited partnership organized under the laws of Canada and has never made an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

Section 16. Corporate Records.

The corporate records and minute books of the Coal Entities and their Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects. The financial books, records and accounts of the Coal Entities and their Subsidiaries have in all material respects been maintained in accordance with good business practices and in accordance with generally accepted accounting principles and with the accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years.

Section 17. Interest in Properties and Mineral Rights.

(a) Except as set forth in Section 17(a) of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries have good and marketable, in the case of real property, and valid, in the case of personal property, title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property (including Mineral Rights) that are used or held by the Coal Entities and their Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that: (i) do not materially interfere with the use made and proposed to be made of such property by the Coal Entities and their Subsidiaries; (ii) could not, individually or in the aggregate, have a Coal Material Adverse Effect; or (iii) have been granted in connection with indebtedness reflected on the Coal Financial Statements. The Coal Entities and their Subsidiaries are not the owner or lessee of, or subject to any agreement or option to own or lease, any real property or any interest in any real property which is used or to be used in the Coal Business, other than the Coal Properties. Except as set forth in Section 17(a) of Schedule 5 to the Coal Disclosure Letter, all of the material Buildings and Fixtures on the Coal Owned Real Properties were constructed in accordance with all material applicable Laws for the operation of the Coal Business in the ordinary course of business. No condemnation or expropriation proceeding is pending or, to the knowledge of the Vendor, threatened which would preclude or impair the use of any of the Coal Owned Real Properties for the purposes for which they are currently used. Except in respect of the Obed Mine Release, there are no outstanding material work orders relating to the Coal Owned Real Properties from or required by any municipality, police department, fire department, sanitation, health or safety authorities and there are no matters under discussion with or by the Coal Entities relating to any such work orders.

(b) Except as set forth in Section 17(b) of Schedule 5 to the Coal Disclosure Letter, the Coal Entities and their Subsidiaries are not a party to, or under any agreement to become a party to, any lease with respect to any real property other than the Coal Real Property Leases. The Coal Real Property Leases are in good standing, create a good and valid leasehold interest and are in full force and effect without amendment. Except as set forth in Section 17(b) of Schedule 5 to the Coal Disclosure Letter, with respect to the Coal Real Property Leases, (i) all material rents and additional rents have been paid, (ii) no waiver, indulgence or postponement of

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

the lessee’s material obligations has been granted by the lessor, (iii) the tenants thereunder are not, and are not alleged to be, in material default, breach or violation thereof and have not received any notices with respect to any such default, breach or violation or any notice of termination, and (iv) to the knowledge of the Vendor, all of the covenants to be performed by the landlords under the Coal Real Property Leases have been fully performed.

(c) Except as set forth in Section 17(c) of Schedule 5 to the Coal Disclosure Letter, no Coal Entity nor any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any of the leases comprising the Mineral Rights which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would be material or has received notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the leases comprising the Mineral Rights.

(d) (i) The Coal Entities and their Subsidiaries are not in material default under any leases comprising the Mineral Rights; and (ii) the Coal Entities and their Subsidiaries have complied with, performed, observed or satisfied, in all material respects, any term, condition, obligation or liability which has arisen under the provisions of any leases comprising the Mineral Rights.

(e) Except as disclosed in Section 17(e) of Schedule 5 to the Coal Disclosure Letter, each of the Coal Entities and their Subsidiaries has obtained and is in compliance with all material Governmental Authorizations issued by, and have made all material declarations and filings with, the appropriate Governmental Authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses and operations. Except as disclosed in Section 17(e) of Schedule 5 to the Coal Disclosure Letter, there are no actions, investigations or other proceedings in progress, pending, or to the knowledge of the Vendor, threatened against the Coal Entities or any of their Subsidiaries that could reasonably be expected to result in the suspension, loss or revocation of such Governmental Authorizations. The Transactions will not adversely affect any such Governmental Authorization or the availability of any such Governmental Authorization for the Coal Entities or any of their Subsidiaries.

(f) The Coal Entities and their Subsidiaries have obtained and are in compliance with all mining licenses, claims, mineral or exploration concessions, extraction and other mineral property rights, and leases, subleases, or surface use agreements for real property and mining interests necessary to conduct current mining operations at the Coal Mines, except those mining licenses, claims, mineral or exploration concessions, extraction and other mineral property rights, and leases, subleases, or surface use agreements for real property and mining interests for which a failure to obtain or comply would not, either individually or in the aggregate, result in a Coal Material Adverse Effect.

Section 18. Mineral Reserves and Resources.

The proven and probable mineral reserves and mineral resources in which the Coal Entities or their Subsidiaries hold an interest and which have been disclosed to the Coal Acquiror, were prepared in all material respects and presented in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices, and in accordance with all

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

applicable Laws as at the date of filing, including the requirements of NI 43-101. Other than due to mining activities in the ordinary course of business, there has been no material reduction in the aggregate amount of estimated mineral reserves, estimated mineral resources or mineralized material of the Coal Entities and their Subsidiaries taken as a whole, from the amounts set forth in the Sherritt AIF. To the knowledge of the Vendor, none of the material assumptions underlying the resource and reserve estimates, as applicable, in the 43-101 Reports were unreasonable or inaccurate as at the date of such reports.

Section 19. Operational Matters.

(a) Except as would not, individually or in the aggregate, be or reasonably be expected to be material and except for those matters set forth in Section 19(a) of Schedule 5 to the Coal Disclosure Letter:

(i) all material rentals, royalties, overriding royalty interests, production payments, net profits, interest burdens, contract commitments, payments and obligations due and payable, or performable, as the case may be, on or prior to the date hereof under, with respect to, or on account of, any direct or indirect assets of the Coal Entities and their Subsidiaries, have been: (A) duly paid; (B) duly performed; or (C) provided for prior for the date hereof; and

(ii) all material costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any Contracts to which the Coal Entities or any of their Subsidiaries are directly or indirectly bound have been properly and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course of business of the Coal Business.

(b) To the knowledge of the Vendor, from December 31, 2011 to present, all formerly owned or leased property, used or otherwise controlled substantially by the Coal Entities or their Subsidiaries, including the Coal Assets and the Royalty Assets, have been reclaimed and/or abandoned by the Coal Entities or their Subsidiaries in accordance with good mining practices, reclamation or closure plans filed with any Governmental Authority, and in material compliance with all applicable Laws and Governmental Authorizations, and all future abandonment, remediation and reclamation obligations known to the Vendor or any Coal Entity have been accurately, as of the date hereof, set forth in the Sherritt AIF or Section 19(b) of Schedule 5 to the Coal Disclosure Letter.

(c) As of the Closing Date, the Coal Entities will have posted all Reclamation Bonds required to be posted in connection with their operations. Section 19(c) of Schedule 5 to the Coal Disclosure Letter contains an accurate listing of all such Reclamation Bonds. The Coal Entities are up to date in respect of and in compliance with all of their reclamation bonding requirements, except as disclosed in Section 19(c) of Schedule 5 to the Coal Disclosure Letter.

Section 20. Matters Relating to Personal Property.

The Coal Entities and their Subsidiaries own all of the personal properties and assets (whether personal or mixed and whether tangible or intangible but excluding Buildings and Fixtures) that they purport to own, and have a valid leasehold interest in all leased assets leased by such entities, including all the properties and assets reflected as being owned or leased by such entities in the Coal Company Books and Records and in the Coal Financial Statements, free and clear of all Liens, except for Permitted Liens.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 21. First Nations, Métis and Native Matters.

(a) Except as disclosed in Section 21 of Schedule 5 to the Coal Disclosure Letter, to the knowledge of the Vendor, none of the Coal Entities or any of their Subsidiaries: (i) are a party to any material arrangement or material understanding with First Nations, Métis, tribal or native authorities or communities in relation to the environment, the provision of impact benefits or the development of communities in the vicinity of the Coal Assets; (ii) are currently engaged or involved in any material disputes, discussions or negotiations with First Nations, Métis, tribal or native authorities or communities; or (iii) have received written notice of any existing and material claim with respect to the Coal Assets for which the Coal Entities or any of their Subsidiaries have been served, either from any First Nation, Métis, tribal or native authority or any Governmental Authority, alleging that any of the Coal Assets infringe upon or has an adverse effect on aboriginal rights, aboriginal treaty rights or aboriginal interests.

(b) Except as disclosed in Section 21 of Schedule 5 to the Coal Disclosure Letter, to the knowledge of the Vendor, no specific requirements related to cultural or archaeological sites or reserve or traditional lands of any First Nation, Métis, tribal or native authority or community located within the properties comprising the Coal Properties are currently having any material impact on the mining, development or exploration activities or plans of the Coal Entities or any of their Subsidiaries.

Section 22. Related Party Transactions.

Neither the Coal Entities nor any of their Subsidiaries are indebted to any director, officer, employee or agent of, or independent contractor to, the Coal Entities or any of their Subsidiaries or any of their respective Affiliates (except for amounts due in the ordinary course of business as salaries, bonuses, director’s fees, amounts owing under any contracting agreement with any such independent contractor or the reimbursement of expenses in the ordinary course of business). There are no contracts (other than employment arrangements or independent contractor arrangements) with, or advances, loans, guarantees, liabilities or other obligations to, on behalf or for the benefit of, any shareholder, officer or director of the Coal Entities or any of their Subsidiaries, or any of their respective affiliates or associates.

Section 23. Anti-Corruption.

Neither the Coal Entities nor any of their Subsidiaries, nor to the knowledge of the Vendor, any of its or their respective directors, executives, officers, representatives, agents or employees have, during the past two (2) years: (i) used or is using any corporate funds for any illegal contributions, gifts, entertainment or other expenses relating to political activity that would be illegal; (ii) used or is using any corporate funds for any direct or indirect illegal payments to any foreign or domestic governmental officials or employees; (iii) violated or is violating any provision of the United States Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada) or any applicable Law of similar effect; (iv) has

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

established or maintained, or is maintaining, any illegal fund of corporate monies or other properties; or (v) made any bribe, illegal rebate, illegal payoff, influence payment, kickback or other illegal payment of any nature.

Section 24. Withholding of Information

None of the Coal Entities have withheld any information (including financial information) concerning the Coal Entities or any of their Subsidiaries or their respective assets or liabilities for which the failure to disclose could, either individually or in the aggregate, result in a Coal Material Adverse Effect.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 7

Representations and Warranties of Sherritt to Coal Parent

Section 1. Cuban Operations

(a) Sherritt carries on three principal business operations in Cuba or related to Cuba: nickel mining and processing, oil and gas production, and power generation (collectively, the “Cuban Operations”). The nickel mining and processing operations are conducted through three joint venture companies in which Sherritt indirectly holds a 50% interest: The Cobalt Refinery Company Inc. (“COREFCO”), a company organized under the laws of Alberta; International Cobalt Company Inc. (“ICCI”), a company organized under the laws of the Bahamas; and Moa Nickel S.A. (“Moa”), a company organized under the laws of Cuba. The oil and gas production operations are conducted through a wholly-owned Affiliate of Sherritt: Sherritt International (Cuba) Oil and Gas Limited (“SICOG”), a company organized under the laws of the Bahamas; and the power generation business is conducted by a joint venture company in which Sherritt indirectly holds a 33.33% interest: Energas S.A. (“Energas”), a company organized under the laws of Cuba (collectively, each of COREFCO, ICCI, Moa, SICOG and Energas are hereinafter referred to as the “Cuban Companies”).

(b) Except as disclosed in Section 1(b) of Schedule 7 to the Coal Disclosure Letter, since January 1, 2008, the Cuban Operations have been conducted exclusively by the Cuban Companies and have required no working capital, investment capital or other financial support, including financings, loans or credit guarantees, from (x) any Sherritt business unit or Affiliate other than the Cuban Companies or (y) any outside sources, except as such outside financing may have been obtained and secured entirely by the Cuban Companies without contributions, pledges or guarantees from or other financial support by Sherritt or any Sherritt Affiliates other than the Cuban Companies.

(c) Except as disclosed in Section 1(b) of Schedule 7 to the Coal Disclosure Letter, to Sherritt’s knowledge, neither the Cuban Companies nor the Cuban Operations currently need, and Sherritt does not expect to provide any, additional financing from Sherritt or its Affiliates, other than the Cuban Companies.

(d) The Cuban Companies have not, since January 1, 2008, contributed any financing, loan, guarantee, capital or any other financial or material contribution to the Vendor or the Coal Entities.

(e) To Sherritt’s knowledge, since January 1, 2008, none of Sherritt, its Affiliates or their respective officers, directors, employees, agents or other representatives have received any notice, inquiry or communication from the U.S. Office of Foreign Assets Control of the U.S. Department of Treasury or any other governmental authority with respect to compliance or non-compliance with U.S. economic sanctions.

(f) Neither Sherritt nor its Affiliates will use, directly or indirectly, the proceeds received in connection with the consummation of the transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Person (i) to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

fund or facilitate any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. State Department (“Sanctions”), or (ii) in any other manner that would result in a violation of Sanctions by any Person (including without limitation, any party hereto or such party’s directors, officers, employees, advisors, lenders or investors).

Section 2. Unreviewed Documents

As of the date hereof, Sherritt’s summary of the Unreviewed Documents listed in Section 2 of Schedule 7 to the Coal Disclosure Letter is accurate and complete.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 8

Representations and Warranties of Coal Acquiror and Coal Parent

Section 1. Organization and Qualification of Coal Acquiror.

(a) Each of Coal Parent and Coal Acquiror is a corporation duly incorporated or created and existing under the laws of its jurisdiction of incorporation or creation and has the power and authority to own, lease and operate its property and assets, carry on its business and to enter into and perform its obligations under the Transaction Documents to which each is a party. True, correct and complete copies of the constating documents of Coal Acquiror have been delivered or made available to the Vendor and Coal Acquiror has not taken any action to amend or supersede such documents.

(b) Each of Coal Parent and Coal Acquiror is not insolvent nor has it commenced any proceeding with respect to, nor, to the knowledge of Coal Acquiror, has any other proceeding been commenced for its winding-up, bankruptcy, liquidation, dissolution, administration or reorganization under insolvency legislation or for the appointment of a receiver, administrator, trustee or similar officer of it or any of its assets, in any jurisdiction.

Section 2. Board Approval and Authority of Coal Parent and Coal Acquiror Relative to this Agreement.

The execution and delivery of the Transaction Documents by Coal Acquiror and Coal Parent and the consummation by Coal Parent and Coal Acquiror of the transactions contemplated by the Transaction Documents have been duly authorized by the board of directors of Coal Parent or Coal Acquiror and no other corporate proceedings on the part of Coal Parent or Coal Acquiror are necessary to authorize the Transaction Documents. The Transaction Documents have been duly executed and delivered by Coal Parent or Coal Acquiror and constitute valid and binding obligations of Coal Parent or Coal Acquiror, enforceable against Coal Parent or Coal Acquiror in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

Section 3. Government Approvals, Notices and Filings.

Except for the Interim Court Order, Final Court Order, Competition Act Clearance – Coal Transaction and Investment Canada Act Approval, no consent or approval of, giving of notice to, making filings with, or taking of any action in respect of or by, any Governmental Authority is required with respect to the execution, delivery or performance by Coal Acquiror or Coal Parent of this Agreement or any of the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or under the other Transaction Documents.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 4. Third Party Consents, Approvals and Notices.

No consent or approval of, or notice to, any Person (other than any Governmental Authority) is required to be obtained or given by Coal Acquiror or Coal Parent with respect to the execution, delivery or performance by Coal Acquiror or Coal Parent of this Agreement or any of the other Transaction Documents to which it is a party or the consummation of the transactions hereunder, except for any such consents or approvals which would not materially impair or delay the ability of Coal Acquiror or Coal Parent to perform its obligations hereunder or consummate the Transactions or under the other Transaction Documents.

Section 5. Absence of Breach; Non-Contravention.

The execution, delivery and performance by Coal Acquiror of the Transaction Documents to which it is a party and the completion by Coal Acquiror of the transactions contemplated thereby do not and will not with the passage of time or the giving of notice or both:

(i) result in a breach of or constitute a default by Coal Acquiror or result in any right of termination or acceleration under any Contract to which Coal Acquiror is a party or by which the property of Coal Acquiror is bound or affected, except for any such breach or default which would not materially impair or delay the ability of Coal Acquiror to perform its obligations hereunder or consummate the Transactions or under the other Transaction Documents;

(ii) subject to obtaining the Interim Court Order, Final Court Order, Competition Act Clearance – Coal Transaction and Investment Canada Act Approval, result in a violation of or default under any Law or Order now in effect having applicability to Coal Acquiror or Coal Parent, except for any such violation or default which would not materially impair or delay the ability of Coal Acquiror to perform its obligations hereunder or consummate the Transactions or under the other Transaction Documents, or adversely affect the legality, validity or enforceability of this Agreement or prohibit, make illegal, enjoin or restrict in any manner the Transactions or under the other Transaction Documents; or

(iii) violate any provisions of any charter document or by-law restriction of Coal Parent or Coal Acquiror.

Section 6. Litigation.

There is no action, suit, investigation or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of Coal Acquiror, threatened against or affecting any of Coal Parent, Coal Acquiror, its Affiliates or any of their respective properties, rights or assets which, individually or in the aggregate, if determined adversely to the interest of any of Coal Parent, Coal Acquiror, or its Subsidiaries would or would reasonably be expected to prevent or materially impair the ability of Coal Acquiror or Coal Parent to perform its obligations hereunder or consummate the Transactions or under the other Transaction Documents.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Section 7. Purchaser Brokers.

Except for Persons whose fees, commissions and expenses are the sole responsibility of Coal Acquiror, Coal Acquiror and Coal Parent have not dealt with any broker or finder in connection with the transactions contemplated herein or under the other Transaction Documents who would be entitled to a fee or commission in connection with the transactions contemplated herein or under the other Transaction Documents.

Section 8. Financing.

Coal Acquiror has on the date hereof, and shall have at Closing, provided Closing occurs on or before April 30, 2014, sufficient available funds and/or Financing Commitment Letters, true, correct and complete copies of which, if applicable, have been delivered to Sherritt and the Vendor prior to the date hereof, to pay the Coal Purchase Price and all other necessary fees, expenses and other amounts in connection with the consummation of the transactions contemplated by the Transaction Documents. Such Financing Commitment Letters are and will remain up to and including the Closing, provided Closing occurs on or before April 30, 2014, in full force and effect and have not been modified, amended, restated or replaced. None of the respective commitments contained in the Financing Commitment Letters have been withdrawn, terminated or rescinded in whole or in part. Coal Acquiror has fully paid any and all commitment fees or other fees required by the Financing Commitment Letters to be paid on or before the date of this Agreement. There are no conditions precedent or other contingencies related to the funding of the full amount of the financing provided for in the Financing Commitment Letters other than as specified in the Financing Commitment Letters and Coal Acquiror has no reason to believe that the conditions set forth in the Financing Commitment Letters will not be satisfied, that such available cash will not be available at the Closing or that the Financing Commitment Letters will not be funded at the Closing, provided Closing occurs on or before April 30, 2014.

Section 9. Partnership Arrangements.

No non-Affiliated Person is acting jointly or in concert with Coal Parent and Coal Acquiror in connection with the acquisition of the Purchased Coal Shares pursuant to this Agreement.

Section 10. Independent Investigation.

Coal Acquiror and Coal Parent acknowledge that they have conducted an independent investigation of the business, operations, assets, liabilities and financial condition of the Coal Entities. In connection with the Coal Acquiror’s and Coal Parent’s investigation of the Coal Entities, the Coal Acquiror and Coal Parent have, among other things, had access to and have otherwise been provided with all documentation requested, other than the Unreviewed Documents.

Section 11. Purchase for Investment.

Coal Acquiror is acquiring the Purchased Coal Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including securities Laws. Coal Acquiror agrees that Purchased Coal Shares may not be sold, transferred, offered for sale, pledged, hypothecated or

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

otherwise disposed of without registration or qualification under applicable securities Laws, except pursuant to an exemption from such registration or qualification under applicable securities Laws. Coal Acquiror is an “Accredited Investor” (as such term is defined in NI 45-106, and Rule 501, as applicable).

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

Schedule 10.1

Covenants of Sherritt and the Vendor to Coal Acquiror re Conduct of Coal Business

Except: (i) as otherwise expressly contemplated or permitted by this Agreement which includes, without limiting the generality of the foregoing, those changes provided for in the Pre-Closing Reorganization, the Plan and the Royalty Interest Transfer Agreement; or (ii) as otherwise required by applicable Law or any Governmental Authority, Sherritt and the Vendor jointly and severally covenant and agree that prior to the earlier of the Closing Date or such time as this Agreement is terminated in accordance with its terms:

(a) except as provided for in the Coal Budget, under the Vendor Directed Transactions, or as it relates to the Obed Mine Release, Sherritt and the Vendor shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain their respective facilities in, the ordinary course of business consistent with past practice in accordance with industry practice and Laws, and to use commercially reasonable efforts to preserve intact its and their present business organization and goodwill, to preserve intact the Coal Entities and each of their Subsidiaries, leases and ownership of their respective properties, and to maintain satisfactory relationships consistent with past practice with customers, suppliers, distributors, Governmental Authorities, joint venture partners, terminals or railroads and others having business relationships with them;

(b) without limiting the generality of Section (a), Sherritt and the Vendor shall not, directly or indirectly, and shall cause each of its Subsidiaries not to:

(i)	authorize, issue, sell or otherwise dispose of any securities of the Coal Entities or their Subsidiaries;

(ii)	except (A) as disclosed in the Coal Financial Statements, (B) for sales of Coal in the ordinary course of business, (C) sales or dispositions of assets in the ordinary course of business or (D) any encumbrances, pledges or mortgages required pursuant to any Permitted Lien, sell, pledge, lease, dispose of, mortgage, licence, encumber or agree to sell, pledge, dispose of, mortgage, licence, encumber or otherwise transfer any assets of the Vendor or any of its Subsidiaries or any interest in any assets of the Vendor and its Subsidiaries having a value greater than $1,000,000 in the aggregate;

(iii)	deliver, pledge or otherwise encumber, or authorize the delivery, pledge or other encumbrance of any shares of capital stock, securities, any options, warrants or similar rights exercisable or exchangeable for or convertible into such capital stock of the Coal Entities or any of their Subsidiaries;

(iv)	amend or propose to amend the articles, by-laws or other constating documents or the terms of any securities of the Coal Entities or any of their Subsidiaries;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(v)	amalgamate or merge the Coal Entities or any of their Subsidiaries with any other Person;

(vi)	acquire or agree to acquire (by merger, amalgamation, acquisition of shares or assets or otherwise) any Person, or make any investment either by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), or property transfer that has a value greater than $1,000,000 in the aggregate;

(vii)	except as required for maintenance and/or repairs of capital equipment in the ordinary course of business, purchase of any property or assets of any other Person that has a value greater than $5,000,000 in the aggregate;

(viii)	except for (A) the financing of the Obed Mine Release, (B) the borrowing of working capital in the ordinary course of business consistent with past practice or (C) any liabilities or obligations incurred as a result of or required by applicable Law or by any Governmental Authority, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person or make any loans or advances in excess of $1,000,000 in the aggregate;

(ix)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Coal Entities or any of their Subsidiaries;

(x)	pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, liabilities or obligations for an amount exceeding $2,000,000 in the aggregate;

(xi)	except for (A) agreements which expire in accordance with their terms and (B) agreements, Governmental Authorizations, rights, claims or other documents relating to the Obed Mine Release, waive, release, grant, transfer, exercise, modify, amend or let lapse in any material respect (a) any existing contractual rights in respect of any mineral rights or properties, (b) any material Governmental Authorization, lease, concession, contract or other document, or (c) any other material legal rights or claims except in each case, in the ordinary course of business where such waiver, release, grant, transfer exercise, modification or lapse would not have a Coal Material Adverse Effect;

(xii)	take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of any Sherritt Parties or the Vendor to consummate the transactions contemplated by this Agreement;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(xiii)	except (A) for salary, compensation or benefit increases in the ordinary course and consistent with past practice or required in accordance with a Benefit Plan, employment agreement or independent contractor agreement, or (B) as otherwise disclosed in the Coal Disclosure Letter, (i) increase the compensation or benefits payable or to become payable to, enter into or materially modify any employment, severance, or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, in each case, any director, officer, or current or former Employee (whether from the Coal Entities or any of its Subsidiaries) paid a base salary of at least $200,000 per annum, (ii) enter into or materially amend any Collective Agreements; or (iii) terminate any key employee;

(xiv)	enter into or renew any agreement, contract, lease, licence or other binding obligation of the Coal Entities or their Subsidiaries that is not terminable within thirty (30) days of the Closing Date without payment by Coal Acquiror or its subsidiaries that involves or would reasonably be expected to involve payments in excess of $2,000,000 in the aggregate over the term of the contract;

(xv)	incur any capital expenditures or enter into any agreement that is not terminable within thirty (30) days of the Closing Date without payment by Coal Acquiror or its subsidiaries obligating the Coal Entities or their Subsidiaries to provide for future capital expenditures involving payments in excess of $2,000,000 in the aggregate;

(xvi)	except as permitted by Section 10.1(xiii) above, cause the Coal Entities or any of their Subsidiaries to (i) be indebted to any director, officer, employee or agent of, or independent contractor to, the Coal Entities or any of their Subsidiaries or any of their respective affiliates or associates, or (ii) enter into Contracts (other than employment arrangements or independent contractor arrangements) with, or provide advances, loans, guarantees, liabilities or other obligations to, on behalf or for the benefit of, any shareholder, officer or director of the Coal Entities or any of their Subsidiaries, or any of their respective affiliates or associates;

(xvii)	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments under which the Coal Entities or any of their Subsidiaries are a party thereto;

(xviii)	“except as permitted by (xiii), make any bonus or profit sharing distribution or similar payment of any kind;

(xix)	make any material change in any method of accounting or accounting policies or procedures except as may be required by reason of a concurrent change in IFRS;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(xx)	amend, modify, terminate, cancel or let lapse any material insurance (or re-insurance) policy in effect on the date of this Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums are in full force and effect;

(xxi)	except as provided in the Royalty Interest Transfer Agreement, enter into any new mining license, concessions or other similar arrangement of a material nature, excluding renewals of existing mining licenses, concessions or other similar arrangements of a material nature, which would obligate any of the Coal Entities to pay rents, royalties or other similar ongoing payments;

(xxii)	take any action, or refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or which would reasonably be expected to materially impede the completion of the Transactions or would render, or that could reasonably be expected to render, any representation or warranty made by Sherritt or the Vendor in this Agreement untrue or inaccurate in any material respect at any time prior to the Closing if then made, or which would or could have a Coal Material Adverse Effect;

(c)	the Vendor and each of its Subsidiaries shall:

(i)	duly and timely file all material Tax Returns required to be filed by them on or after the date hereof but before the Closing Date and all such Tax Returns will be true, correct and complete in all material respects;

(ii)	timely withhold, collect, remit and pay all material Taxes which are to be withheld, collected, remitted or paid by them to the extent due and payable on or before the Closing Date;

(iii)	except for the elections made in respect of the Transactions, not make or rescind any material express or deemed election relating to Taxes;

(iv)	not make a request for a Tax ruling or enter into any agreement with any taxing authorities or consent to any extension or waiver of any limitation period with respect to Taxes;

(v)	not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes in excess of $2,500,000;

(vi)	not amend any Tax Return or change any of their methods of reporting income, deductions or accounting for income tax purposes from those employed in the preparation of their income tax return for the taxation year ended December 31, 2012, except as may be required by applicable Laws;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

(vii)	(i) except for material communications and analyses regarding the Obed Mine Release that are subject to solicitor-client privilege and/or litigation privilege (subject to the obligation to disclose certain information regarding privileged information provided for in Section 10.3(a) of this Agreement), promptly circulate to Coal Acquiror all material communications, reports, notices, and agreements regarding the Obed Mine Release; and (ii) conduct all operations with respect to the Obed Mine Release in a manner consistent with prudent mine operating standards; and

(d) Sherritt shall, at no cost to the Coal Entities or their Subsidiaries, accelerate the vesting of all 2012 and 2013 restricted stock unit (RSU) awards of all Employees under the Sherritt International Corporation Executive Share Unit Plan to vest effective on the Closing Date and Sherritt shall waive all performance criteria that apply to such RSU awards.